 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-258260
PROSPECTUS
$200,000,000
Kimbell Tiger Acquisition Corporation
20,000,000 Units

Kimbell Tiger Acquisition Corporation, which we refer to as our “company” or “TGR” throughout this prospectus, is a newly incorporated blank check company, incorporated as a Delaware corporation, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to our initial business combination. We intend to focus our search for a target business in the energy and natural resources industry in North America. This is an initial public offering of our securities.
Each unit has an offering price of  $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant, as described in more detail in this prospectus. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of  $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the warrants once the warrants become exercisable.
We have also granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 41 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriting Commissions(1)	Proceeds, before expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$200,000,000	$11,000,000	$189,000,000

(1)
Includes $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriter’s over-allotment option is exercised in full) in the aggregate, payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred underwriting commissions will be released only on completion of our initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriter in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $206.0 million, or $236.9 million if the underwriter’s over-allotment option is exercised in full ($10.30 per unit), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay tax obligations of the company or Opco (as defined below), the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith); (2) the redemption of any public shares (other than sponsor shares (as defined below)) properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options, as described herein) or (B) with respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity; and (3) the redemption of our public shares and any Class A Units of Opco (as defined below) (other than those held by TGR) if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price described in this prospectus, payable in cash, subject to the limitations described herein. If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will redeem 100% of the public shares at a per-share price described in this prospectus, payable in cash, subject to applicable law.
Our sponsor, Kimbell Tiger Acquisition Sponsor, LLC, a Delaware limited liability company (which we refer to as our “sponsor” throughout this prospectus), is an indirect subsidiary of Kimbell Royalty Partners, LP, a Delaware limited partnership (which we refer to as “KRP” throughout this prospectus). Our sponsor will commit to purchase an aggregate of 12,750,000 warrants (or 14,100,000 warrants if the underwriter’s over-allotment option is exercised in full) at a price of  $1.00 per warrant ($12,750,000 in the aggregate, or $14,100,000 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder thereof to purchase for $11.50 one share of our Class A common stock, subject to adjustment as described in this prospectus.
As of the date of this prospectus, our sponsor holds 5,750,100 shares of Class B common stock, 5,750,000 Class B Units of our operating subsidiary, Kimbell Tiger Operating Company, LLC (which we refer to as “Opco’’ throughout this prospectus) (up to 750,000 of which shares of Class B common stock and Class B Units of Opco are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised), 100 Class A Units of Opco and 2,500 shares of our Class A common stock. The Class B Units of Opco will automatically convert into Class A Units of Opco in connection with our initial business combination on a one-for-one basis, subject to adjustment as provided herein. We refer to the Class B Units of Opco (or the Class A Units of Opco into which such Class B Units will convert), together with a corresponding number of shares of our non-economic Class B common stock, collectively as the “founder shares” throughout this prospectus. The founder shares will be exchangeable for shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein.
On any vote to approve our initial business combination or on any other matter submitted to a vote of our stockholders prior to our initial business combination, holders of our Class A common stock and holders of our Class B common stock will generally vote together as a single class, except as required by Delaware law or stock exchange rule, with each share of our common stock entitling the holder to one vote. Following our initial business combination, holders of our Class A common stock and holders of our Class B common stock will generally vote together as a single class on all matters presented for a stockholder vote, except as required by Delaware law or stock exchange rule, with each share of our common stock entitling the holder to one vote.
Prior to this offering, there has been no public market for our units, Class A common stock or warrants. Our units have been approved for listing on the New York Stock Exchange (the “NYSE”) under the symbol “TGR.U.” We expect that our units will be listed on the NYSE on or promptly after the date of this prospectus. We expect that the Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day), unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to certain conditions. Once the securities constituting the units begin separate trading, we expect that the Class A common stock and warrants will be listed on the NYSE under the symbols “TGR” and “TGR.WS,” respectively.
The underwriter is offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about February 8, 2022.
Sole Book-Running Manager
UBS Investment Bank
The date of this prospectus is February 3, 2022

We are responsible for the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
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“amended and restated certificate of incorporation” are to our certificate of incorporation to be in effect upon the completion of this offering;

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“common stock” are to our Class A common stock and our Class B common stock;

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“DGCL” are to the General Corporation Law of the State of Delaware;

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“directors” are to our current directors;

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“equity-linked securities” are to any securities of our company or any of our subsidiaries which are convertible into, or exchangeable or exercisable for, equity securities of our company or such subsidiary, including any securities issued by our company or any of our subsidiaries which are pledged to secure any obligation of any holder to purchase equity securities of our company or any of our subsidiaries, and including Opco Units;

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“extension option” are to the option of the sponsor, upon deposit of the extension fee into the trust account, to cause us to extend the available time to consummate our initial business combination by three months; the sponsor may exercise the extension option up to two times, allowing for up to an additional six months (for a total of 21 months) to complete an initial business combination;

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“extension fee” are to an amount equal to $0.10 per public share (a total of  $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full) that the sponsor may deposit into the trust account in order to exercise the extension option;

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“founder shares” are to Class B Units of Opco initially issued to our sponsor in a private placement prior to this offering (or the Class A Units of Opco into which such Class B Units of Opco will convert) and a corresponding number of shares of our non-economic Class B common stock;

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“initial stockholders” are to holders of our founder shares and sponsor shares prior to this offering;

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“KRP” are to Kimbell Royalty Partners, LP (NYSE: KRP);

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“KRP Opco” are to Kimbell Royalty Partners Operating, LLC, a subsidiary of KRP and the managing member of our sponsor;

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“management” or our “management team” are to our officers and directors;

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“Opco” are to our operating subsidiary, Kimbell Tiger Operating Company, LLC;

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“Opco LLC Agreement” are to the limited liability company agreement of Opco;

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“Opco Units” are to the Class A Units and Class B Units of Opco;

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“private placement warrants” are to the warrants to purchase shares of our Class A common stock issued to our sponsor in a private placement simultaneously with the closing of this offering and warrants that may be issued upon conversion of working capital loans (as described herein);

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“public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and, unless otherwise stated herein, the 2,500 shares of our Class A common stock forming part of the sponsor shares;

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“public stockholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

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“public warrants” are to our warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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“related companies” are to KRP, KRP Opco and their respective subsidiaries and certain other entities with an executive management team that may from time to time include one or more members of our management team;

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“sponsor” are to Kimbell Tiger Acquisition Sponsor, LLC, a Delaware limited liability company and a subsidiary of KRP Opco;

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“sponsor shares” are to the 100 Class A Units of Opco and corresponding number of shares of our non-economic Class B common stock (which together will be exchangeable into shares of Class A common stock after our initial business combination on a one-for-one basis) and the 2,500 shares of our Class A common stock purchased by our sponsor in a private placement prior to this offering;

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“warrants” are to the public warrants and the private placement warrants; and

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“we,” “us,” “our,” “company,” “our company,” or “TGR” are to Kimbell Tiger Acquisition Corporation, a Delaware corporation, or, where applicable, members of its management team.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option and the forfeiture by our sponsor of an aggregate of 750,000 founder shares.
General
TGR is a newly organized blank check company, incorporated as a Delaware corporation, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to our initial business combination.
Although we may pursue an initial business combination in any industry, we intend to capitalize on our management team’s core competencies to focus our search in the energy and natural resources industry in North America. Our management team has extensive experience in identifying and executing large, complex transactions in the energy industry, and significant hands-on experience working with private companies in preparing for and executing an initial public offering. Our team has a history of being active owners and directors by working closely with companies to create value in the public markets.
In 2017, as a part of its IPO process, KRP, which is the ultimate parent of our sponsor, negotiated the combination of assets and entities from multiple contributing parties to create the KRP public entity. We believe that this ability to form partnerships with private owners to build an entity of scale that is preferred by the public markets differentiates us as we look at potential business combinations. Our team is knowledgeable and experienced in public and private M&A dynamics across a range of sizes, and adept at using an Up-C structure such as ours to acquire assets and businesses. KRP has a proven track record of value accretive M&A using equity as acquisition currency and of returning capital to shareholders through a variable dividend. KRP has returned ~34% of its IPO unit price via cash dividends in fewer than five years.
We will also benefit from our management team’s extensive market knowledge across the United States. With KRP’s mineral and royalty interests spanning 28 states and in every major onshore basin in the U.S. Lower 48, our team has insight on every corner of the market and expertise in technical evaluation of comparable oil and gas assets. This broad exposure and basin-agnostic approach has allowed our team to focus on value maximization rather than basin concentration. Furthermore, we believe that our

SUMMARY
relationship with our sponsor will provide expanded access to deal flow and potential targets. KRP’s long history in the minerals and royalties space has allowed members of our team to develop extensive relationships with both exploration and production companies and individual land / mineral owners, which will lead to strong support for a yield-oriented consolidation vehicle with value uplift.
We believe that our management team is well positioned to effectuate a successful business combination and provide attractive risk-adjusted returns in the marketplace. Our management believes that its ability to identify and implement value creation initiatives differentiates its acquisition strategy from others in the market.
Kimbell Royalty Partners, LP and our sponsor
Our sponsor is a wholly owned subsidiary of KRP Opco, which is in turn a subsidiary of KRP. KRP is a leading publicly traded oil and gas mineral and royalty company based in Fort Worth, Texas with more than 42 MBoe of proved reserves (43.3% liquids). KRP owns mineral and royalty interests in approximately 9.1 million gross acres and overriding royalty interests in approximately 4.6 million gross acres. KRP’s reach extends across 28 states and in every major onshore basin in the U.S. Lower 48, including ownership in more than 97,000 gross wells. KRP has ~21% of its overall production from conventional assets, including certain Enhanced Oil Recovery (EOR) projects. KRP believes that this conventional production provides a base level of production stability that helps facilitate overall organic production growth as new, unconventional wells come online.
KRP completed its IPO in 2017 by negotiating the combination of assets and entities from multiple parties to create the KRP public entity. Since its IPO, KRP has been a leading consolidator in the U.S. oil and gas mineral and royalty sector, having completed acquisitions totaling approximately $950 million in cash and equity consideration. KRP’s Up-C structure has been helpful in facilitating acquisitions, with owners of target companies generally preferring to receive equity of KRP Opco (which is taxed as a pass-through partnership for federal income tax purposes) rather than shares of KRP itself  (which is taxed as a corporation for federal income tax purposes). Selected acquisitions include:
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Haymaker Minerals & Royalties acquired for approximately $444.0 million in cash and equity (ultimately in the form of equity of KRP Opco);

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Phillips Energy Partners acquired for approximately $171.6 million in equity (in the form of equity of KRP Opco); and

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Springbok Energy acquired for approximately $123.1 million in cash and equity (in a combination of equity of KRP Opco and KRP itself).

Our Management Team and Board of Directors
Our management team and Board of Directors (our “Board”) collectively have over 100 years of experience in sourcing, evaluating and underwriting numerous acquisitions across the U.S. Lower 48. We believe that the track record and industry network of our management team and Board will provide for a robust and privileged set of business combination opportunities. As officers and directors of energy companies, our team has significant experience creating value in the public markets, which we believe will differentiate us, from both an M&A and capital markets perspective, among other potential counterparties when evaluating similar business combinations.
Zachary Lunn—President and Chief Executive Officer:   Zachary Lunn has extensive operating experience in the E&P sector, including conventional and unconventional reservoirs across multiple states and basins. Mr. Lunn began his career with Nexen Petroleum USA, gaining experience in operations, business development, and reservoir engineering while working assets in the Gulf of Mexico. Following the $15.1 billion sale of Nexen to CNOOC, Mr. Lunn pursued a production/operations position with Petro-Hunt LLC, where he supervised the company’s operated production, including all conventional and unconventional reservoirs in Texas, Louisiana, Mississippi, North Dakota, Montana, and Wyoming. Further, Mr. Lunn created a development plan for 500,000 Bakken acres and played an integral role on the divestiture team, resulting in $1.45 billion in M&A activity. In 2014, Mr. Lunn joined Enduro Resource Partners and was responsible for 550 wellsites in North Dakota, Texas, and Louisiana. In July 2018,

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upon learning that Enduro Resource Partners planned to sell their assets, Mr. Lunn partnered with the principals of Cobra Oil & Gas Corporation and acquired the properties. Upon acquisition, Mr. Lunn managed all day-to-day activities of Cobra Oil & Gas Corporation including operations, marketing, business development, and finance. Under Mr. Lunn’s stewardship, Cobra Oil & Gas grew production while maintaining high levels of free cash flow. Mr. Lunn is a member of the Society of Petroleum Engineers, American Association of Drilling Engineers, and Fort Worth Wildcatters. He received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University.
R. Blayne Rhynsburger—Controller:   Blayne Rhynsburger has served as the Controller of the general partner of KRP since February 2017. Mr. Rhynsburger previously served as the Controller of KRP’s predecessor from November 2015 until KRP’s IPO. Prior to that time, Mr. Rhynsburger served as audit manager from July 2014 to November 2015, audit senior from July 2011 to June 2014, and audit staff from September 2009 to June 2011 at Whitley Penn LLP, where he specialized in assurance and advisory services for clients in multiple industries, primarily energy clients in the public and private sectors. Mr. Rhynsburger also has served as an adjunct professor of petroleum accounting in the graduate school of Texas Christian University’s Neeley School of Business since 2015. Mr. Rhynsburger holds a Bachelor of Business Administration degree in Accounting and Finance and a Master of Accounting degree from Texas Christian University. He is also a member of the Texas Society of Certified Public Accountants.
Robert D. Ravnaas—Chairman:   Bob Ravnaas has served as Chief Executive Officer of the general partner of KRP and chairman of its board of directors since November 2015. Mr. R. Ravnaas served as President of Cawley, Gillespie & Associates, Inc., a petroleum engineering firm, from 2011 until February 2017. He also served as President and director of Rivercrest Royalties II, LLC from 2014 until December 2017, and as President and director of Rivercrest Royalties, LLC from 2013 until KRP’s IPO. Prior to joining Cawley, Gillespie & Associates, Inc. in 1983, he worked as a Production Engineer for Amoco Production Company from 1981 to 1983. Mr. R. Ravnaas received a Bachelor of Science degree with special honors in Chemical Engineering from the University of Colorado at Boulder and a Master of Science degree in Petroleum Engineering from the University of Texas at Austin. He is a registered professional engineer in Texas and a member of the Society of Petroleum Engineers, the Society of Petroleum Evaluation Engineers and the American Association of Petroleum Geologists.
R. Davis Ravnaas—Director and Strategic Advisor:   Davis Ravnaas has served as President and Chief Financial Officer of the general partner of KRP since November 2015. Mr. D. Ravnaas co-founded Rivercrest Royalties, LLC, which was the predecessor to KRP, in October 2013, served as its Vice President and Chief Financial Officer from November 2013 to October 2015 and served as its President and Chief Financial Officer from October 2015 until KRP’s IPO. He has also served as Vice President and Chief Financial Officer of Rivercrest Royalties Holdings II, LLC and/or its predecessor, Rivercrest Royalties II, LLC, since August 2014, and he is a partial owner of other companies that have contributed assets to KRP in the past and may do so in the future. From 2010 to 2012, Mr. D. Ravnaas was responsible for sourcing, evaluating and monitoring investments in energy and industrials companies as an associate investment professional with Crestview Partners, a New York based private equity fund. Mr. D. Ravnaas left Crestview Partners in 2012 to attend the Stanford Graduate School of Business, where he earned his Master in Business Administration in 2014. Mr. D. Ravnaas also has an AB in Economics from Princeton University and a MSc in Finance and Economics from the London School of Economics.
Matthew S. Daly—Director and Strategic Advisor:   Matthew S. Daly has served as Chief Operating Officer of the general partner of KRP since May 2017. Mr. Daly previously served as Senior Vice President—Corporate Development of the General Partner of KRP beginning in September 2016 and he served as Senior Vice President—Corporate Development of KRP’s predecessor from August 2016 until KRP’s IPO. Prior to joining Kimbell, Mr. Daly spent 11 years in investment management, most recently at Kleinheinz Capital Partners, Inc. and Hirzel Capital Management, LLC, two Texas-based investment firms, where he helped manage both the public and private energy investments. He was also Chairman of Delta Biofuels, Inc., a portfolio company of Kleinheinz Capital Partners, Inc. Prior to this, Mr. Daly was an investment banker at Wasserstein Perella & Co. in New York City and later Lazard Frères & Co., where he was a Vice President in the Mergers and Acquisitions group. Within this role, he advised on transactions totaling over $10 billion in value including acquisitions, divestitures, corporate restructurings and special committee assignments relating to takeover defense. He began his career at Arthur Andersen LLP in

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Dallas. He has a BBA from the University of Texas at Austin and an MBA from the Booth School at the University of Chicago.
Kimberly DeWoody—Director:   Ms. DeWoody is the Finance Director for the Southwestern Exposition and Livestock Show (Fort Worth Stock Show & Rodeo), where she oversees all aspects of the Show’s accounting and finance functions. Prior to joining the Show in November 2020, Ms. DeWoody spent a total of 13 years at Whitley Penn LLP where she became an audit partner effective January 1, 2017. Throughout her time at Whitley Penn, Ms. DeWoody had extensive experience providing audit and assurance services to a broad range of industries, with a significant focus on the oil and gas sector, and her clients included both publicly traded and privately held companies. Ms. DeWoody has substantial knowledge of U.S. accounting and auditing standards gained through her public accounting career. Additionally, while at Whitley Penn, Ms. DeWoody had international and IFRS experience through her participation in the Nexia International Secondment Program where she worked at Smith & Williamson’s London office. She began in her career in public accounting at Ernst & Young in Houston, Texas. Ms. DeWoody was awarded “Forty Under 40” by Hart Energy’s Oil & Gas Investor. Additionally, Ms. DeWoody was awarded “Forty Under 40” by the Fort Worth Business Press and is a graduate of Leadership Fort Worth. She was awarded the Legacy of Women Award by SafeHaven of Tarrant County. Ms. DeWoody holds Bachelor of Business Administration and Master of Accountancy degrees from Baylor University. She is a certified public accountant, licensed in the state of Texas, and a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants (TXCPA), and Fort Worth Chapter of TXCPA.
Fred N. Reynolds—Director:   Mr. Reynolds is the principal owner of Fred S. Reynolds and Associates, a petroleum engineering consulting firm located in Fort Worth, Texas. Mr. Reynolds graduated in 1979 with a Bachelor of Science in Petroleum Engineering from the University of Oklahoma. Following graduation, Mr. Reynolds worked for Chevron U.S.A. and Equity Oil Company as a drilling and completion engineer and Engineering Manager, before joining his father and forming the petroleum engineering consulting firm of Fred S. Reynolds and Associates in 1983. The consulting business consults in all aspects of petroleum engineering with the emphasis on reservoir evaluations, reserve determinations, and economic projections for the purposes of determining fair market value, loan values, and prospect screening. The firm’s clients are oil and gas companies, individual royalty and working interest owners, estate planning attorneys, and bank trust and energy lending departments.
None of our officers or directors have served as a sponsor, director or officer of any blank check companies or special purpose acquisition companies in the past.
Market Opportunity
Our team’s extensive expertise will allow us to source and evaluate targets in the energy and natural resources sector, a sector that we believe is attractive for numerous reasons.
The target market is expansive, as the sector is populated with many stranded assets across North America, and there is currently no natural consolidator of longer-lived, mature, shallow-decline assets. There is also limited liquidity for existing owners of non-core upstream assets that TGR would target for consolidation, leaving many owners with limited opportunities to either further develop or monetize their assets. We also believe that many operators will continue to seek to divest assets, primarily as a result of limited traditional capital markets access available to them and a general transition to capital discipline rather than growth strategies. Moreover, the bar has been raised for energy investing, creating room only for seasoned management teams with an efficient cost structure.
Further, many assets are not of significant scale and fail to attract strong and well-capitalized buyers. These targets also invite a limited buyer universe, as buyers typically do not focus on out-of-favor basins or out-of-favor assets within popular basins. We believe these targets also present an opportunity for value accretion from consolidation and professional operations brought by seasoned operators. Therefore, even targets that demonstrate shallow declines, predictable production and associated cash flow profile could be overlooked and undercapitalized.
We believe this confluence of overlooked, illiquid and undercapitalized assets presents a unique opportunity for a yield-oriented consolidation vehicle with an experienced management team that can maximize free

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cash flow potential. We believe that substantial synergies are possible when these assets are consolidated, and we believe that our management team is well-equipped to take advantage of these potential synergies due to its extensive experience within the industry.
Our Business Strategy
Although our efforts to identify a prospective target business will not necessarily be limited to a particular industry, sector or region, we intend to capitalize on our relationships, knowledge, experience and expertise in the energy and natural resources industry to identify, acquire and, after our initial business combination, build a company in the energy and natural resources industry in North America that complements the experience of our management team and can benefit from its operational expertise and executive oversight.
Our acquisition will leverage our team’s network of potential proprietary and public transaction sources where we believe a combination of our relationships, knowledge and experience in the energy and natural resources industry could effect a positive transformation or augmentation of existing businesses or properties to improve their overall value proposition. Our goal is to form a focused business with multiple competitive advantages and the potential to generate cash flow in excess of its capital. We would expect to grow the business over time, both organically and through acquisitions, with a focus on consistently achieving attractive returns on capital and maintaining conservative balance sheet metrics. We believe that SPACs that are led by teams with experience in the industry of the target company that they acquire have, following their initial business combinations, outperformed (on a share price basis) other companies that were the subject of SPAC transactions in which the SPAC team did not have experience in the industry of the target company. However, you should not rely on the historical record or performance of other public companies as indicative of the future performance of an investment in us or the returns we will or may generate going forward. See “Risk Factors—Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination—We may seek acquisition opportunities in industries or sectors that may be outside of our management team’s areas of expertise.”
Our management team is deeply familiar with the trends of our target industries and brings an investing approach that offers multiple competitive advantages in sourcing, evaluating and executing on opportunities, including:
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Stockholder Centric:   TGR is intended to be a yield vehicle with the goal of maximizing free cash flow to stockholders. In order to achieve this goal, we will focus on mature, shallow decline assets with low reinvestment rates in order to seek to provide stability in both volumes and cashflows. We will also target assets with potential for value uplift through operational improvements, increasing cash flow potential.

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Consolidation Vehicle within the Upstream Space:   If our team determines to acquire upstream oil and gas businesses or assets, TGR is expected to provide a vehicle by which it could consolidate previously stranded and fragmented working interest assets that have suffered from a lack of liquidity, thereby creating an avenue by which private equity sponsors and private companies could seek to optimize their investments in the upstream space.

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Differentiated Target Sourcing:   Our team plans to consider targets in both traditionally favored basins as well as non-core assets in older basins that suffer from a lack of operational attention. These traditionally non-core assets in older basins are likely to have lower decline rates and opportunities for value uplift from management’s operational abilities. We have a strong industry network that we will utilize in order to effectively and efficiently source these targets, and we intend to focus our search in states with regulatory climates favorable to the energy and natural resources industry.

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Long-Term Strategy:   Our management team intends to be involved in growing and improving the business over time organically and through pursuing accretive and complementary acquisitions.

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Conservative Balance Sheet: We intend to focus on maintaining low net leverage and conservative balance sheet metrics as we seek to consistently achieve attractive returns on capital.

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Advantaged Business Structure:   Our Up-C structure is an advantage with potential sellers due to incentives not offered through a traditional publicly traded corporation. We believe that our Up-C structure provides us with significant advantages as it provides flexibility in structuring a variety of business combinations, including the flexibility to retain an Up-C structure following the business combination or restructure as a result of the business combination, depending on the nature and structure of the target and the efficiency and administrability of retaining our post-offering structure after the business combination. See “—Our Structure.”

Acquisition Criteria
Consistent with our business strategy, we have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet these criteria and guidelines. We plan to acquire upstream assets that possess the following characteristics:
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Mature, Low-decline, Long-lived Assets:   We seek to acquire assets with a stable production history and shallow decline profile. These assets will typically have predictable production profiles and low capital intensity.

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Generation of Stable Free Cash Flow:   We seek to acquire mature, shallow decline assets that generate free cash flow and are conducive to a yield vehicle.

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Benefits from Our Talented and Incentivized Management Team:   We seek to acquire a business or asset whose performance and cash flow generation can be improved by the deep industry expertise of our management and sponsor.

➤
Unrecognized or Underutilized Value:   We seek to acquire a business or asset that exhibits unrecognized or underutilized value that would benefit from management attention and expertise, capital deployment and synergies with future complementary acquisitions.

➤
Subject to an Inefficient Capital Structure:   We seek to acquire a business that has an inefficient capital structure or offers the potential to improve the efficiency of the capital structure.

➤
Benefit from a Public Currency and Access to Public Equity Markets:   We seek to provide sellers access to the public equity markets that will allow the target company to utilize additional forms of capital, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines, as well as other considerations, factors and criteria deemed relevant by our management in effecting our initial business combination consistent with our business objectives. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the Securities and Exchange Commission (the “SEC”).
Our Acquisition Process
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information that will be made available to us.
We will leverage the vast experience of our management team and Board to evaluate the asset’s technical merits and relative risk return profile. Acquisition evaluations will benefit from an extensive expertise in technical evaluation and deep industry connectivity which we believe will result in a robust deal pipeline.

SUMMARY
We have not selected any business combination target we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to out initial business combination.
Certain members of our management team will indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
As described under “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest,” each of our officers and directors has, and any of them in the future may have, additional fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director may be required to present a business combination opportunity to such entities before he or she presents such opportunity to us. Also, none of KRP, our sponsor or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity to which he or she has then-current fiduciary or contractual obligations to present such opportunity to another entity, he or she may only present such opportunity to us if such other entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company; such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and such person has no fiduciary or contractual obligation to present the opportunity to any other person or entity. Additionally, none of KRP, our sponsor or any other entity currently has any obligation or duty to provide us with any potential business combination opportunity.
In addition, KRP will adopt a policy pursuant to which any business combination opportunity that is a corporate opportunity of KRP that may also be a business combination opportunity for our company will first be presented to the conflicts committee of the board of directors of KRP, which is made up solely of independent directors, for consideration as to whether KRP desires to pursue such business combination opportunity as a direct investment or to present such opportunity to our company for consideration. The members of the conflicts committee of the board of directors of KRP will not serve in any fiduciary capacity at our company.
For more information, including a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and the company, see “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest.”
We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors or the KRP policy described above will materially affect our ability to complete our initial business combination.
We may pursue an acquisition opportunity jointly with our sponsor, or one or more affiliates, including KRP or its affiliates, which we refer to as an “Affiliated Joint Acquisition.” Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by selling assets to such parties or issuing to such parties a class of equity or equity-linked securities. Our sponsor and its affiliates have no obligation to make any such investment, and may compete with us for potential business combinations. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing stockholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our founder shares, issuances or deemed issuances of our Class A common stock or equity-linked securities would result in an adjustment to the number of Class A Units of Opco into which the Class B Units of Opco will convert (unless the holders of a majority of the outstanding founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder shares have been exchanged for shares of our Class A common stock, the aggregate number of shares of our Class A common stock received by holders in exchange for founder shares would equal 20% of the sum of the total

SUMMARY
outstanding shares of our Class A common stock upon the completion of this offering (excluding the sponsor shares and any shares issuable upon exercise of any warrants) plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination).
In connection with an Affiliated Joint Acquisition, we may raise additional proceeds to consummate our initial business combination by selling a royalty interest in the underlying assets of the target business to KRP or its affiliates. A royalty interest is an interest that gives an owner the right to a portion of the resources or revenues derived from the underlying working interest assets. We expect that we will consider a sale of royalty interests to KRP or its affiliates if we seek to acquire a company that owns working interest oil and gas assets. However, KRP and its affiliates have no obligation to purchase any such royalty interest or make any other additional investment in us in connection with our initial business combination. Working interest oil and gas companies pay royalties (and other similar fees) to holders of mineral and royalty interests as oil and gas is produced from their properties. As such, if the post-business combination company sold a royalty interest to KRP or its affiliates, the net amount of revenues ultimately received by the post-business combination company would be reduced by the amount of any royalties paid to KRP, its affiliates and any other holders of such interests. Holders of royalty interests do not have to share the burden of any costs of development of the underlying assets, which means that the post-business combination company’s costs of development would not be reduced by the sale of a royalty interest to KRP or its affiliates.
We may elect to offer to sell a royalty interest to KRP or its affiliates to, among other reasons, (i) increase the amount of committed capital available to consummate our initial business combination, including in the event that the market for issuing securities to unaffiliated investors in a private investment in public equity, or PIPE, is challenging or difficult to consummate at the desired issue price, (ii) reduce dilution in connection with raising equity capital for our initial business combination, and (iii) demonstrate synergies among KRP and/or its affiliates and the target business, especially in light of KRP’s knowledge and expertise in the oil and gas sector, its royalty interest ownership and the industry network of KRP’s management team and board of directors. We believe that our relationship with KRP provides us with a competitive advantage compared to other special purpose acquisition companies in the event we seek to consummate our initial business combination with a working interest oil and gas company.
Any decision regarding the sale of a royalty interest to KRP or its affiliates will be subject to our related party transaction policy that will be adopted in connection with this offering and will be subject to review and approval by the audit committee of our board of directors. Please see “Certain relationships and related party transactions—Related party policy.”
You should not rely on the historical record or performance of KRP, Mr. R. Ravnaas or other members of our management team as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. See “Risk Factors—General Risk Factors—Past performance by KRP, Mr. Ravnaas and other members of our management team may not be indicative of future performance of an investment in us.”
Initial Business Combination
The rules of the NYSE require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting discount held in trust ) at the time of our signing a definitive agreement in connection with our initial business combination. Our Board will make the determination as to the fair market value of a target business or businesses. If our Board is not able to independently determine the fair market value of a target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business or there is a significant amount of uncertainty as to the value of the company’s assets or prospects.

SUMMARY
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will, together with Opco, own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, including an Affiliated Joint Acquisition as described above. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that is controlled is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for seeking stockholder approval or for purposes of a tender offer, as applicable. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.
Corporate Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our

SUMMARY
Class A common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Our executive offices are located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 and our telephone number is (817) 945-9700. Upon completion of this offering, our corporate website address will be kimbelltiger.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus forms a part. You should not rely on any such information in making your decision whether to invest in our securities.
Our Structure
This offering is conducted through an “Up-C” structure. Following the offering, investors in this offering will hold a direct economic equity ownership interest in TGR in the form of shares of our Class A common stock, and an indirect ownership interest in Opco through TGR’s ownership of Class A Units of Opco. By contrast, our initial stockholders will own founder shares and sponsor shares, which include direct economic interests in Opco in the form of Class A and Class B Units of Opco and a corresponding non-economic voting equity interest in TGR in the form of shares of our Class B common stock, as well as a direct economic and voting interest in the form of our Class A common stock. Shares of our Class A common stock and Class B common stock are entitled to vote on the same basis. Sponsor shares were purchased for $10.00 each and, in the absence of an initial business combination, will generally participate in liquidation or other payments on a pari passu basis with the shares of our Class A common stock purchased as part of units in this offering. However, given the small number of sponsor shares relative to the other public shares, in many cases the economic, governance or other effects of the sponsor shares are not material to the holders of our Class A common stock or warrants, and for simplicity, portions of this disclosure may not fully describe or reflect these immaterial effects. Following this offering, TGR will own a number of Class A Units of Opco equivalent to the number of shares of our Class A common stock outstanding after this offering, as well as a number of warrants to acquire Class A Units of Opco equivalent to the number of warrants to acquire shares of our Class A common stock outstanding after this offering, and will be the sole managing member of Opco. Opco will hold all of our material assets, including the trust account. The Opco Units are entitled to different economics by virtue of being held directly, rather than through TGR, which is subject to corporate income tax. Please see the risk factor entitled “Our organizational structure confers certain benefits upon our initial stockholders that will not benefit the holders of our Class A common stock to the same extent as it will benefit our initial stockholders” for additional information.
In connection with our initial business combination, the Class B Units of Opco will convert into Class A Units of Opco on a one-for-one basis, subject to adjustment as provided under the caption in the offering summary “Founder shares exchange and anti-dilution.” The Class A Units and Class B Units of Opco are substantially similar other than certain distribution rights. In addition, following our initial business combination, our initial stockholders will have the right, subject to certain limitations and our option to purchase for cash, as further described herein, to exchange Class A Units of Opco (and a corresponding number of shares of our Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to adjustment as provided under the caption in the offering summary “Founder shares exchange and anti-dilution.” The shares of our Class B common stock comprising a portion of the founder shares and sponsor shares cannot be transferred without transferring a corresponding number of Class A Units or Class B Units of Opco, as applicable, and vice versa. Following any exchange of Class A Units of Opco, TGR will retain such Class A Units and cancel the corresponding shares of our Class B common stock. Please read “Certain Relationships and Related Party Transactions—Opco LLC Agreement.” In connection with our initial business combination, we might choose to issue additional Opco Units (and corresponding shares of our Class B common stock) to participants in the business combination, such as sellers of assets or entities or financing sources.
We believe that our Up-C structure provides us with significant advantages as it provides flexibility in structuring a variety of business combinations, including the flexibility to retain an Up-C structure following

SUMMARY
the business combination or restructure as a result of the business combination, depending on the nature and structure of the target and the efficiency and administrability of retaining our post-offering structure after the business combination. In addition, if we retain our Up-C structure, subsequent exchanges of Opco Units for shares of Class A common stock by the initial stockholders, or by owners of the target of a business combination, to the extent they receive Opco Units as consideration, may result in adjustments to the tax basis of the assets held by Opco at the time of the exchange, which adjustments would be allocated to TGR. These adjustments would not have been available to TGR absent such exchanges and may increase (for tax purposes) TGR’s depreciation and amortization deductions and may also decrease TGR’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that TGR would otherwise be required to pay in the future. While our Up-C structure differs from the structure of other special purpose acquisition companies, the terms of this offering are generally consistent with those of other special purpose acquisition companies. Please read “Proposed Business—Comparison of This Offering to Offerings by Other Special Purpose Acquisition Companies.”
The following diagram illustrates our simplified ownership structure after giving effect to this offering and the concurrent private placement of warrants to our sponsor.

The Offering
In making your decision whether to invest in our securities, you should take into account not only the identity of our sponsor and the experience of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.
Securities offered
20,000,000 units (or 23,000,000 units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
➤
one share of Class A common stock; and

➤
one-half of one redeemable warrant to purchase one share of Class A common stock.

NYSE symbols
Units: “TGR.U”
Class A Common Stock: “TGR”
Warrants: “TGR.WS”
Trading commencement and separation of Class A common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day), unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on
Form 8-K
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriter’s over-allotment option is exercised following

The Offering
the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.
Units:
Number outstanding before this
offering
0
Number outstanding after this
offering
20,000,000(1)
Common stock:
Number outstanding before this
offering
2,500 shares of our Class A common stock and 5,750,100 shares of our Class B common stock(2)(3)
Number outstanding after this offering
20,002,500 shares of our Class A common stock and 5,000,100 shares of our Class B common stock(1)(3)
Warrants:
Number of private placement warrants to be sold in a private placement simultaneously with this offering
12,750,000(1)
Number of warrants to be outstanding after this offering and the sale of private placement warrants
22,750,000(1)
Exercisability
Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Upon the exercise of a warrant to purchase one share of our Class A common stock, TGR will exercise a corresponding warrant to acquire one Class A Unit of Opco.
We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

(1)
Assumes no exercise of the underwriter’s over-allotment option and the forfeiture by our sponsor of 750,000 founder shares. The shares of common stock included in the units are shares of our Class A common stock.

(2)
Includes up to 750,000 shares of our founder shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

(3)
The Class B common stock comprise a portion of the founder shares and the sponsor shares. For each share of our Class B common stock there is a corresponding Class A or Class B Unit of Opco. Class B Units of Opco will automatically convert into Class A Units of Opco in connection with our initial business combination on a one-for-one basis, subject to adjustment as provided herein. See “—Founder shares conversion.” The Class A Units of Opco (together with the corresponding shares of our Class B common stock) that comprise the founder shares and sponsor shares will be exchangeable into shares of our Class A common stock after the time of our initial business combination on a one-for-one basis. Each share of our Class B common stock has no economic rights but entitles its holder to one vote.

The Offering
Exercise price
$11.50 per whole share, subject to adjustment as described herein.
In addition, if  (x) we issue additional shares of our Class A common stock or equity-linked securities for capital raising purposes in connection with the consummation of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or KRP or its other subsidiaries, as applicable) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Exercise period
The warrants will become exercisable 30 days after the completion of our initial business combination provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of our Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).
We have agreed that as soon as practicable, but in no event later than 20 business days after the consummation of our initial business combination, we will use our commercially reasonable efforts to file a post-effective amendment to the registration statement for this offering or a new registration statement with the SEC under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement or post-effective amendment to the registration statement for this offering, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions

The Offering
of the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants;
➤
in whole and not in part;

➤
at a price of  $0.01 per warrant;

➤
upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

➤
if, and only if, the last reported sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise

The Offering
their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. See “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.
The “fair market value” of our shares of Class A common stock shall mean the volume weighted average price of our shares of Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings.
Extensions of time to complete business combination
If we anticipate that we may not be able to consummate our initial business combination within 15 months, the sponsor may cause us to extend the available time to consummate our initial business combination by up to two successive three-month periods. In order to exercise each three-month extension option, our sponsor must deposit into the trust account $0.10 per public share (a total of  $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline. The sponsor may exercise the extension option up to two times, allowing for up to an additional six months (for a total of 21 months) to complete an initial business combination. The sponsor or its affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to complete an initial business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the sponsor’s discretion, converted upon consummation of our initial business combination into additional private placement warrants at a price of  $1.00 per warrant. In the event that we receive notice from the sponsor five days prior to the applicable deadline of its intent to exercise an extension option, we intend to issue a press release announcing such intention to exercise the extension option at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether the funds were timely deposited. The sponsor and its affiliates or designees are not

The Offering
obligated to fund the trust account to extend the time for us to complete our initial business combination. Any notes issued pursuant to these loans would be in addition to any notes issued pursuant to working capital loans made to us.
Voting rights
With respect to any matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote.
Following our initial business combination, holders of our Class A common stock and holders of our Class B common stock will generally vote together as a single class on matters presented for a stockholder vote, except as required by Delaware law or stock exchange rule, with each share of our common stock entitling the holder to one vote.
Founder shares
In May 2021, our sponsor purchased an aggregate of 5,750,000 shares of Class B common stock, par value $0.0001 per share, for an aggregate purchase price of  $25,000 and our sponsor was issued an aggregate of 5,750,000 Class B Units of Opco, which together comprise the founder shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering.
Prior to the initial investment in the company of  $25,000 by our sponsor, the company had no assets, tangible or intangible. Up to an aggregate of 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised so that the founder shares held will continue to represent 20% of the outstanding shares of our common stock upon the consummation of this offering.
Together, the founder shares are substantially similar to the shares of Class A common stock included in the units being sold in this offering, except that:
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the founder shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of our Class B common stock, which together will be exchangeable for shares of our Class A common stock after the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

➤
following our initial business combination, holders of our Class A common stock and holders of our Class B common stock will generally vote together as a single class on matters presented for a stockholder vote, except as required by Delaware law or stock exchange rule, with each share of our common stock entitling the holder to one vote;

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➤
the founder shares are subject to certain transfer restrictions, as described in more detail below;

➤
pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed (i) that any founder shares and sponsor shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our initial business combination, (ii) that any founder shares and sponsor shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with a stockholder vote to amend our amended and restated certificate of incorporation in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months if the sponsor exercises its extension options), (iii) that any founder shares held by them are subject to forfeiture, and thus will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to liquidating distributions for any founder shares, if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months if the sponsor exercises its extension options) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares and sponsor shares they hold if we fail to complete our business combination within the prescribed time frame), and (iv) in certain limited circumstances the Class B Units of Opco will have more limited rights to current or liquidating distributions from us. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Our initial stockholders have agreed to vote any founder shares and sponsor shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares and sponsor shares, we would need 7,500,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,250,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved; and

➤
the Class A common stock into which the founder shares are exchangeable are entitled to registration rights.

The Offering
Transfer restrictions on founder
shares
Our initial stockholders have agreed not to transfer, assign or sell any founder shares or sponsor shares held by them, and any shares of our Class A common stock acquired upon exchange of founder shares or sponsor shares, until the earlier to occur of: (1) one year after the completion of our initial business combination; and (2) subsequent to our initial business combination, (x) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property or (y) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, subject to certain exceptions described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.” Any permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants” would be subject to the same restrictions and other agreements as our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.
The shares of our Class B common stock comprising a portion of the founder shares and sponsor shares cannot be transferred without transferring a corresponding number of Class B Units of Opco (or the Class A Units of Opco into which such Class B Units will convert in connection with our initial business combination) and vice versa.
Sponsor shares
In May 2021, our sponsor purchased 100 Class A Units of Opco and a corresponding number of shares of our Class B common stock (which together will be exchangeable into shares of Class A common stock after our initial business combination on a one-for-one basis) and 2,500 shares of our Class A common stock.
Founder shares conversion
We have outstanding 5,750,000 founder shares, which include shares of our Class B common stock and Class B Units of Opco (or the Class A Units of Opco into which such Class B Units will convert in connection with our initial business combination). The Class B Units of Opco will convert into Class A Units of Opco in connection with our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, subject to further adjustment and subject, in part, to forfeiture if the underwriter’s over-allotment option is not exercised as provided herein. The founder shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of our Class B common stock, which together will be exchangeable for shares of our Class A common stock after the time of

The Offering
our initial business combination (as described above) on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional shares of our Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the initial business combination, the number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted (unless the holders of a majority of the outstanding founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder shares have been exchanged for shares of our Class A common stock, the aggregate number of shares of our Class A common stock received by holders in exchange for founder shares would equal 20% of the sum of the total outstanding shares of our Class A common stock upon the completion of this offering (excluding the sponsor shares and any shares issuable upon exercise of any warrants) plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination). In addition, the number of outstanding shares of our Class B common stock will be adjusted through a stock split or stock dividend so that the total number of outstanding shares of our Class B common stock corresponds to the total number of Class A Units of Opco outstanding (other than those held by TGR) plus the total number of Class A Units of Opco into which the Class B Units of Opco are entitled to convert.
Private placement warrants
Our sponsor expects to purchase an aggregate of 12,750,000 private placement warrants (or 14,100,000 if the underwriter’s over-allotment option is exercised in full) at a price of $1.00 per warrant ($12,750,000 in the aggregate, or $14,100,000 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account.
If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months if the sponsor exercises its extension options), the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) (subject to the requirements of applicable law) and the private placement warrants will expire worthless.

The Offering
Transfer restrictions on private placement warrants
The private placement warrants will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, except as described below under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.”
Proceeds to be held in trust account
The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. We will use the proceeds we receive from this offering and the sale of the private placement warrants to purchase Class A Units and warrants in Opco. Opco will deposit approximately $206.0 million, or $10.30 per unit (approximately $236.9 million, or $10.30 per unit, if the underwriter’s over-allotment option is exercised in full), into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee and will use $4.95 million to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $7.0 million (or $8.1 million if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay tax obligations of the Company or Opco, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith); (2) the redemption of any public shares (other than sponsor shares) properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (B) with respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity; and (3) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months if the sponsor exercises its extension options), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The Offering
Anticipated expenses and funding
sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes or to redeem our public shares in connection with an amendment to our certificate of incorporation, as described above. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Assuming that the proceeds held in the trust account are only invested in such money market funds at a current interest rate of 0.01% per year, we estimate the interest earned on the trust account will be approximately $20,600 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
➤
the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $3.45 million (including $1.2 million in expenses the underwriter has agreed to reimburse us) in working capital after the payment of approximately $1.5 million in expenses relating to this offering; and

➤
any loans or additional investments from our sponsor, members of our management team or KRP or any of its subsidiaries or other third parties, although they are under no obligation or other duty to loan funds to, or invest in, us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay any such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans made to us by our sponsor, KRP or its subsidiaries may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. The NYSE listing rules require that our initial business combination must be with one or more target businesses that have an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on

The Offering
interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.
If our Board is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.
We anticipate structuring our initial business combination so that we will control 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that we control less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, including, but not limited to, an Affiliated Joint Acquisition. However, we will only complete such business combination if we control 50% or more of the outstanding voting securities of the target or otherwise are not required to register as an investment company under the Investment Company Act. Even if we control 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that is controlled is what will be taken into account for purposes of the NYSE’s 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the transactions together as our initial business combination for purposes of seeking stockholder approval or for purposes of a tender offer, as applicable.
Permitted purchases and other transactions with respect to our securities by our sponsor, insiders and the related companies
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or advisors or any of the related companies and their directors, officers and advisors may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. There is no limit on the number of securities such persons may purchase, or any restriction on the

The Offering
price that they may pay. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our sponsor, directors, officers, or advisors or any of the related companies and their directors, officers and advisors may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, such persons have no current commitments, plans or intentions to engage in such purchases or other transactions and have not formulated any terms or conditions for any such purchases or other transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. See “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.
The purpose of any such transaction could be to (1) vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination, (2) reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the consummation of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
There is no limit on the number of public shares and public warrants that our sponsor, directors, officers, advisors or any of their affiliates may purchase pursuant to the transactions described above.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the

The Offering
completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.30 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares and sponsor shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our initial business combination. In connection with the redemption of any public shares, a corresponding number of Class A Units of Opco held by us will also be redeemed.
Limitations on redemptions
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of our Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of our Class A common stock submitted for redemption will be returned to the holders thereof.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. Except as required by Delaware law or stock exchange rule, the decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be

The Offering
based on a variety of factors such as the timing of the transaction. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We intend to conduct redemptions or repurchases without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by applicable law or stock exchange rule or we choose to seek stockholder approval for business or other reasons.
If we hold a stockholder vote to approve our initial business combination, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

➤
file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and have agreed to vote their founder shares, sponsor shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s founder shares and sponsor shares, we would need 7,500,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,250,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

The Offering
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target business, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions or repurchases pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

➤
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions or repurchases pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions or repurchases pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw

The Offering
the tender offer and not complete the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included.
Limitation on redemption rights of stockholders holding 20% or more of our Class A common stock if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of our Class A common stock, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of our Class A common stock could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 20% of our Class A common stock, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 20% of our Class A common stock) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our certificate of incorporation
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement warrants into the trust account and not release such

The Offering
amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules.
Our initial stockholders, who will beneficially own shares representing 20% of the total outstanding shares of our Class A common stock upon the closing of this offering (assuming the exchange of all the founder shares for Class A common stock and that they do not purchase any units in this offering and excluding the sponsor shares), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months if the sponsor exercises its extension options), unless we provide our public stockholders with the opportunity to redeem their shares of our Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), subject to the limitations described above under “Limitations on redemptions.” For example, our Board may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. Pursuant to our amended and restated certificate of incorporation, such an amendment would need to be approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of our common stock. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking stockholder approval of such proposal, and in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsors, any executive officer, director or director nominee, or any other person. In connection with the

The Offering
redemption of any public shares, a corresponding number of Class A Units of Opco held by us will also be redeemed.
Release of funds in trust account on consummation of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public stockholders who properly exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other businesses, for share repurchases or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, executive officers and directors will agree that we will have only 15 months from the closing of this offering to complete our initial business combination (or up to 21 months if the sponsor exercises its extension options). In the event that we receive notice from the sponsor five days prior to the applicable deadline of its intent to exercise an extension option, we intend to issue a press release announcing such intention to exercise the extension option at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether the funds were timely deposited. If we have not completed our initial business combination within such 15-month period (or up to 21-month period if the sponsor exercises its extension options), we will:
(1)
cease all operations except for the purpose of winding up;

(2)
as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which

The Offering
redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and
(3)
as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such 15-month period (or up to 21-month period if the sponsor exercises its extension options).

Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares are subject to forfeiture, and thus will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to liquidating distributions for any founder shares, if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months if the sponsor exercises its extension options). However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares and the sponsor shares if we fail to complete our initial business combination within the allotted 15-month time period (or up to 21-month period if the sponsor exercises its extension options).
The underwriter has agreed to waive its rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares and any Class A Units of Opco (other than those held by TGR).
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, KRP or its other subsidiaries, or their officers or directors, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:
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repayment of an aggregate of  $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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payment to certain subsidiaries of KRP of a total of $25,000 per month for administrative and support services;

The Offering
➤
payment of an annual fee of  $60,000, payable in cash, to each of our independent directors for service on our Board;

➤
reimbursement for any out-of-pocket expenses related to identifying, investigating and completing our initial business combination; and

➤
repayment of loans which may be made by our sponsor or KRP or its other subsidiaries to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans made to us may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender.

These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants, in each case to the extent not held in the trust account or, upon the consummation of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.
In addition, we have agreed, pursuant to the administrative services agreement with our sponsor relating to the monthly reimbursement for office space and administrative services described above, that we will indemnify our sponsor from any claims arising out of or relating to this offering or the company’s or Opco’s operations or conduct of the company’s or Opco’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s or Opco’s activities or any express or implied association between our sponsor and the company or Opco or any of their affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account.
Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors or KRP or its other subsidiaries.
Audit committee
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. See “Management—Committees of the Board of Directors—Audit Committee.”
Conflicts of interest
As described under “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest,” each of our officers and directors has, and any of them in the future may have, additional fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director may be required to present a business

The Offering
combination opportunity to such entities before he or she presents such opportunity to us. Also, none of KRP, our sponsor or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity to which he or she has then-current fiduciary or contractual obligations to present such opportunity to another entity, he or she may only present such opportunity to us if such other entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company; such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and such person has no fiduciary or contractual obligation to present the opportunity to any other person or entity. Additionally, none of KRP, our sponsor or any other entity currently has any obligation or duty to provide us with any potential business combination opportunity.
In addition, KRP will adopt a policy pursuant to which any business combination opportunity that is a corporate opportunity of KRP that may also be a business combination opportunity for our company will first be presented to the conflicts committee of the board of directors of KRP, which is made up solely of independent directors, for consideration as to whether KRP desires to pursue such business combination opportunity as a direct investment or to present such opportunity to our company for consideration. The members of the conflicts committee of the board of directors of KRP will not serve in any fiduciary capacity at our company.
For more information, including a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and the company, see “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest.”
We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors or the KRP policy described above will materially affect our ability to complete our initial business combination.
Indemnity
Our sponsor will agree that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of: (1) $10.30 per public share (or $10.40 or $10.50, if applicable); and (2) such lesser

The Offering
amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes of the company or Opco, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.
Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Summary financial data
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
	September 30, 2021
	Actual	As Adjusted
Balance Sheet Data:
Total assets(1)	$603,873	$209,176,000
Total liabilities(2)	$929,173	$7,000,000
Working capital (deficiency)(3)	$(325,300)	$3,176,000
Value of common stock that may be redeemed in connection with our initial business combination ($10.30 per share)(4)	$—	$206,000,000
Total stockholders’ equity (deficit)(5)	$(325,300)	$(3,824,000)

(1)
“As adjusted” total assets includes $206,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants (assuming the over-allotment is not exercised), plus $3,150,000 in cash held outside the trust account (including $1,900,000 in expenses the underwriter has agreed to reimburse us), plus $26,000 of actual cash as of September 30, 2021.

(2)
The “as adjusted” total liabilities includes $7,000,000 of deferred underwriter’s commission.

(3)
“As adjusted” working capital includes $3,150,000 in cash held outside the trust account (including $1,900,000 in expenses the underwriter has agreed to reimburse us), plus $26,000 of actual cash as of September 30, 2021.

(4)
“As adjusted” value of common stock that may be redeemed in connection with our initial business combination includes all public shares included in the units sold in this offering, assuming the over-allotment option is not exercised.

(5)
“As adjusted” shareholder’s deficit equals “as adjusted” total assets, minus “as adjusted” total liabilities, minus “as adjusted” value of common stock that may be redeemed in connection with our initial business combination.

If no business combination is completed within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco (less an amount required to satisfy taxes of the company and Opco and up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares and any Class A Units of Opco (other than those held by TGR). Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares are subject to forfeiture, and thus will not be entitled to liquidating distributions from the trust account and they will waive any such rights to liquidating distributions for any founder shares, if we fail to complete our initial business combination within such 15-month time period (or up to 21-month time period if the sponsor exercises its extension options).

Risk Factor Summary
Risk Factor Summary
We are providing the following summary of the risk factors contained in this prospectus to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors contained under the section entitled “Risk Factors” in this prospectus in their entirety for additional information regarding the risks and uncertainties that could affect our actual results.
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We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

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Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, and even if we seek stockholder approval, our initial stockholders and management may vote in favor regardless of how our public stockholders vote.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target and may not allow us to optimize our capital structure.

➤
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

➤
Because our trust account is expected to contain approximately $10.30 per public share (or $10.40 or $10.50 per public share if the sponsor exercises one or two extension options, respectively) at the time of our initial business combination, public shareholders may be more incentivized to redeem their public shares at the time of our initial business combination.

➤
The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

➤
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic, or the worsening thereof, and the status of the debt and equity markets.

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We may not be able to complete our initial business combination within the 15 months after the closing of this offering (or up to 21 months if the sponsor exercises its extension options), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire without value to the holder.

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If a stockholder fails to receive notice of our offer to redeem or repurchase our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

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If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 20% of our Class A common stock.

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Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination.

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If the funds not being held in the trust account are insufficient to allow us to operate for at least the next 15 months following the closing of this offering (or up to 21 months if the sponsor exercises its extension options), we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less than such amount in certain circumstances, and our warrants will expire worthless.

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Because we are not limited to a particular industry, sector or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

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Because we intend to seek a business combination with a target business in the energy and natural resources industry in North America, we expect our future operations to be subject to risks associated with this sector.

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As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets.

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We may seek business combination opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

Risk Factor Summary
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Unlike some other similarly structured blank check companies, our initial stockholders will receive additional Class A Units of Opco if we issue shares to consummate an initial business combination.

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We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of your investment in us.

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We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

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Transactions in connection with or in anticipation of our initial business combination may be structured in a manner that is not tax-efficient for our stockholders and/or warrantholders, and our stockholders and warrantholders may be subject to additional income, withholding or other taxes with respect to their ownership of us in connection with our initial business combination. In addition, as a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

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An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences, including uncertainty with respect to the allocation of basis among the components of our units, the tax treatment of a cashless exercise of warrants and the applicable holding period of our Class A common stock.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances, so to liquidate your investment, you may be forced to sell your public shares or warrants.

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If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable).

➤
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

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If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

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Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

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You will not be permitted to exercise your warrants unless we register and qualify the issuance of the underlying Class A common stock or certain exemptions are available.

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The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

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We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants without value to you.

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We may issue additional shares of our Class A common stock, preferred stock or Opco Units (and a corresponding number of shares of our Class B common stock) to complete our initial business combination or under an employee incentive plan after completion of our initial business combination.

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We may seek acquisition opportunities outside of our target industries or sectors.

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As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

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Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel.

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Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and may have conflicts of interest.

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Our sponsor, officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

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The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

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Since our sponsor, officers and directors will lose their entire initial investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Risk Factor Summary
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Our management team may not be able to maintain control of a target business after our initial business combination.

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Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us, and may therefore exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

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We may sell a royalty interest in the post-business combination company’s underlying assets to KRP or its affiliates, which would reduce the net amount of revenues ultimately received by the post-business combination company without also reducing the cost of development of its underlying properties.

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Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us and may have the effect of discouraging lawsuits against our directors and officers.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination
If we seek stockholder approval of our initial business combination, our initial stockholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Our initial stockholders will own 20% of our shares of common stock immediately following the completion of this offering (assuming they do not purchase any units in this offering and excluding the sponsor shares). Our initial stockholders and management team also may from time to time purchase shares of our Class A common stock prior to our initial business combination. Our amended and restated certificate of incorporation provides that, if we seek stockholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares and sponsor shares. As a result, in addition to our sponsor’s founder shares and sponsor shares, we would need 7,500,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,250,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.
Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.
We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirements. Except as required by applicable law or stock exchange requirement, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete. See the section entitled “Proposed Business—Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.
Unless we seek stockholder approval of such business combination, your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our Board may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek stockholder approval,

RISK FACTORS

your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or make us unable to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us. Unlike some other similar blank check companies, we will only have 15 months (or up to 21 months, if the sponsor exercises its extension options) to consummate an initial business combination.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. Unlike some other similar blank check companies, we will only have 15 months (or up to 21 months, if the sponsor exercises its extension options) to consummate an initial business combination.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market. Unlike some other similar blank check companies, we will only have 15 months (or up to 21 months, if the sponsor exercises its extension options) to consummate an initial business combination.

RISK FACTORS

Because our trust account is expected to contain approximately $10.30 per public share (or $10.40 or $10.50 per public share if the sponsor exercises one or two extension options, respectively) at the time of our initial business combination, public shareholders may be more incentivized to redeem their public shares at the time of our initial business combination.
Our trust account will initially contain $10.30 per public share (or $10.40 or $10.50 per public share if the sponsor exercises one or two extension options, respectively). This is different from some other similarly structured blank check companies the trust account of which might only contain $10.00 per public share. As a result of the additional funds receivable by public shareholders upon redemption of their public shares, our public shareholders may be more incentivized to redeem their public shares.
The requirement that we complete our initial business combination within the prescribed timeframe may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.
Unlike some other similar blank check companies, we will only have 15 months (or up to 21 months, if the sponsor exercises its extension options) to consummate an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less than such amount in certain circumstances, and our warrants will expire worthless.
Our sponsor will agree that we must complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including as a result of terrorist attacks, natural disasters or a significant outbreak of infectious diseases.
If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less than such amount, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could

RISK FACTORS

be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable)” and other risk factors herein.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and other events and the status of debt and equity markets.
The COVID-19 outbreak has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, economies and financial markets worldwide, business operations and the conduct of commerce generally, and the business of any potential target business with which we consummate a business combination could be, or may already have been, materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel or limit the ability to have meetings with potential investors, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and any actions taken to mitigate the severity of COVID-19 or to treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility and decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
Finally, the COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross border transactions.
If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrantholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. Such purchases may include a contractual acknowledgment that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
In the event that our sponsor, directors, officers, or advisors or any of their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business

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combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases of our Securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.
In addition, if such purchases are made, the public “float” of our Class A common stock or warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
If a stockholder fails to receive notice of our offer to redeem or repurchase our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions or repurchases in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed or repurchased. See “Proposed Business—Tendering stock certificates in connection with a tender offer or redemption rights.”
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 20% of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of our Class A common stock without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our business combination. And as a result, you will continue to hold that

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number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern” and states that our ability to continue as a going concern is dependent on the consummation of this offering. The consolidated financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of our competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. For example, we may be unable or unwilling to fund a deposit or similar down payment in connection with a potential business combination, which could put us at a competitive disadvantage compared to other companies who are willing to do so. These and other competitive limitations give others an advantage in pursuing the acquisition of certain target businesses.
Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination, in conjunction with a stockholder vote or via a tender offer. Target businesses will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we do not complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable) upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable)” and other risk factors below.
If the funds not being held in the trust account are insufficient to allow us to operate for at least the 15 months following the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less than such amount in certain circumstances, and our warrants will expire worthless.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 15 months following the closing of this offering (or up to 21 months, if the sponsor exercises its

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extension options), assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.
Management’s plans to address this need for capital through this offering and potential loans from certain entities are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, those entities, including KRP, are not obligated to make loans to us in the future, and we may not be able to raise additional financing from other parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share (or $10.40 or $10.50 per public share, if applicable), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable)” and other risk factors herein.
If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 15 months (or up to 21 months, if the sponsor exercises its extension options), it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $3.45 million (including $1.2 million in expenses the underwriter has agreed to reimburse us) will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of  $1.5 million, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1.5 million, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, KRP or its subsidiaries or other third parties to operate or may be forced to liquidate. None of our sponsor, KRP or its subsidiaries is under any obligation or other duty to loan funds to, or invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less in certain circumstances, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable)” and other risk factors herein.
Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of: (1) $10.30 per public share (or $10.40 or $10.50 per public share, if applicable); and (2) such lesser amount per public share held

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in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.30 per public share (or $10.40 or $10.50 per public share, if applicable).
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable).
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we do not complete our initial business combination allotted time frame or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable).
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with any liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in

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the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our public stockholders in connection with any liquidation would be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
➤
restrictions on the nature of our investments; and

➤
restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.
In addition, we may have imposed upon us burdensome requirements, including:
➤
registration as an investment company with the SEC;

➤
adoption of a specific form of corporate structure; and

➤
reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resell or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith); (ii) the redemption of any public shares (other than sponsor shares) properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (B) with respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity; and (iii) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company

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Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination, or may result in our liquidation. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable) on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable)” and other risk factors herein.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.
If we have not completed our initial business combination within 15 months of the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), our public stockholders may be forced to wait beyond such time period before redemption from our trust account.
If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will distribute the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public stockholders from the trust account shall be effected automatically by function of our amended and restated certificate of incorporation prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the DGCL. In that case, investors may be forced to wait beyond the initial 15 months (or up to 21 months, if the sponsor exercises its extension options) before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated certificate of incorporation and then only in cases where investors have properly sought to redeem their shares of Class A common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we have not completed our initial business combination within the required time period or do not amend certain provisions of our amended and restated certificate of incorporation prior thereto.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidating

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distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 15th month (or 18th or 21st months, as applicable, if the sponsor exercises its extension options) from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.
Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.
The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the shares of our Class A common stock into which founder shares and sponsor shares are exchangeable, holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the shares of our Class A common stock issuable upon exercise of the private placement warrants or upon exchange of any Class A Units of Opco issued upon exercise of the private placement warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the Class A common stock issuable upon exercise of such warrants or upon exchange of any Class A Units of Opco issued upon exercise of such warrants. Assuming the founder shares and sponsor shares are exchanged on a one for one basis and no warrants are issued upon conversion of working capital loans, an aggregate of up to 5,000,000 shares of our Class A common stock and up to 12,750,000 warrants (or up to 5,750,000 shares of our Class A common stock and up to 14,100,000 warrants if the over-allotment option is exercised in full) are subject to registration under these agreements. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to complete. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the securities owned by our initial stockholders, holders of our private placement warrants, holders of working capital loans or their respective permitted transferees are registered.

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Because we are neither limited to evaluating target businesses in a particular industry, sector or geographic area nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
Although we expect to focus our search for a target business in the energy and natural resources industry, we may complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials (as applicable) relating to the business combination contained an actionable material misstatement or material omission.
Because we intend to seek a business combination with a target business in the energy and natural resources industry in North America, we expect our future operations to be subject to risks associated with this sector.
We intend to focus our search for a target business in the energy and natural resources industry. Because we have not yet identified or approached any specific target business, we cannot provide specific risks of any business combination. However, risks inherent in investments in the energy and natural resources industry include, but are not limited to, the following:
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volatility of oil and natural gas prices;

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price and availability of alternative fuels, such as solar, coal, nuclear and wind energy;

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significant federal, state and local regulation, taxation and regulatory approval processes as well as changes in applicable legislation, laws and regulations;

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denial or delay of receiving requisite regulatory approvals and/or permits;

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the speculative nature of and high degree of risk involved in investments in the upstream, midstream and energy services sectors, including relying on estimates of oil and gas reserves and the impacts of regulatory and tax changes;

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exploration and development risks, which could lead to environmental damage, injury and loss of life or the destruction of property;

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drilling, exploration and development risks, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, fires, spills and other environmental risks, any of which could lead to environmental damage, injury and loss of life or the destruction of property;

RISK FACTORS

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proximity and capacity of oil, natural gas and other transportation and support infrastructure to production facilities;

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availability of key inputs, such as strategic consumables and raw materials and drilling and processing equipment;

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available pipeline, storage and other transportation capacity;

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changes in global supply and demand and prices for commodities;

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impact of energy conservation efforts;

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technological advances affecting energy production and consumption;

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overall domestic and global economic conditions;

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availability of, and potential disputes with, independent contractors;

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global warming, adverse weather conditions, natural disasters or other events (such as equipment malfunctions, explosions, fires or spills);

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value of U.S. dollar relative to the currencies of other countries; and

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terrorist acts.

We may seek acquisition opportunities in industries or sectors that may be outside of our management team’s areas of expertise.
We will consider a business combination outside of our management team’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management team’s expertise, our management team’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management team’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any stockholders or warrantholders who choose to remain a stockholder or warrantholder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrantholders are unlikely to have a remedy for such reduction in value.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination.
This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors, or at all.

RISK FACTORS

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel.
To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our Board, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination. If our Board is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm. However, our stockholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

RISK FACTORS

We may issue additional shares of our Class A common stock, preferred stock or Opco Units (and a corresponding number of shares of our Class B common stock) to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. The number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted after the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of our Class A common stock, par value $0.0001 per share, 25,000,000 shares of our Class B common stock, par value $0.0001 per share, and 1,000,000 undesignated shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 205,000,000 and 19,250,000 (assuming, in each case, that the underwriter has not exercised its over-allotment option) authorized but unissued shares of our Class A common stock and Class B common stock, respectively, available for issuance, which amount does not take into account shares of our Class A common stock reserved for issuance upon exercise of outstanding warrants, or shares issuable upon exchange of founder shares or other Class A Units of Opco (and corresponding shares of our Class B common stock). Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. The Class A Units of Opco (and corresponding shares of our Class B common stock) are exchangeable for shares of our Class A common stock at a one-for-one ratio but subject to adjustment as set forth herein.
We may issue a substantial number of additional Opco Units (and corresponding shares of our Class B common stock), shares of our Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue additional shares of our Class A common stock upon exchange of the founder shares, as a result of adjustments to the number of Class A Units of Opco into which the Class B Units of Opco will convert after the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.
The issuance of additional Opco Units (and corresponding shares of our Class B common stock), shares of Class A common stock or preferred stock:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;

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may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and

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may not result in adjustment to the exercise price of our warrants.

Unlike some other similarly structured blank check companies, our initial stockholders will receive additional Class A Units of Opco if we issue shares to consummate an initial business combination.
The founder shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of our Class B common stock, which

RISK FACTORS

together will be exchangeable for shares of our Class A common stock after the time of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional shares of our Class A common stock or equity-linked securities convertible or exercisable for shares of our Class A common stock are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted so that, after all founder shares have been exchanged for shares of our Class A common stock, the aggregate number of shares of our Class A common stock received by holders in exchange for founder shares would equal 20% of our total outstanding common stock upon completion of this offering plus the number of shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares of our Class A common stock or equity-linked securities issued, or to be issued, to any seller in our initial business combination. In addition, the number of outstanding shares of our Class B common stock will be adjusted through a stock split or stock dividend so that the total number of outstanding shares of our Class B common stock corresponds to the total number of Class A Units of Opco outstanding (other than those held by TGR) plus the total number of Class A Units of Opco into which the Class B Units of Opco are entitled to convert.
Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable)” and other risk factors herein.
We are dependent upon our executive officers and directors who must allocate their time among our business and other businesses. The departure of our executive officers or directors or conflicts of interest in their determination as to how much time to devote to our affairs could have a negative impact on our ability to complete our initial business combination.
Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations, including our search for an initial business combination, and these other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination, nor do we have any employment agreement with, or key-man insurance on the life of any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

RISK FACTORS

In addition, certain of our officers and directors are employed by or otherwise provide service to KRP or other companies that may make investments in, or operate in, industries we may target for our initial business combination. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, see “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest.”
The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.
We are offering our units at an offering price of  $10.00 per unit and the amount in our trust account is initially anticipated to be $10.30 per public share, implying an initial value of  $10.30 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of  $25,000 for the founder shares, or approximately $0.004 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination assuming that our equity value at that time is $199,000,000, which is the amount we would have for our initial business combination in the trust account assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs (other than payment of  $7,000,000 of deferred underwriting commissions), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants. At such valuation, each of our public shares would have an implied value of $7.73 per share upon consummation of our initial business combination, which is a 24% decrease as compared to the initial implied value per public share of  $10.30.
Public shares	20,000,000
Founder shares	5,750,000
Total shares	25,750,000
Total funds in trust available for initial business combination (after payment of $7,000,000 of deferred underwriting commissions)	$199,000,000
Initial implied value per public share	$10.30
Implied value per share upon consummation of initial business combination	$7.73
Sponsor’s investment per share	$0.0004
Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

RISK FACTORS

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with our company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
Our current officers may not remain in their positions following our business combination. We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials (as applicable) relating to the business combination contained an actionable material misstatement or material omission.
From time to time, we and members of our management team may be subject to legal proceedings, regulatory disputes, and governmental inquiries that could cause us to incur significant expenses, divert our management’s attention, and materially harm our financial condition.
From time to time, we may be subject to claims, lawsuits, government investigations, and other proceedings involving competition and antitrust, securities, tax, commercial disputes, and other matters that could adversely affect our financial condition. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Additionally, such litigation and regulatory proceedings require a great deal of financial resources and attention from us and our management team. Adverse

RISK FACTORS

outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, or penalties and fines, and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.
Members of our management team have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result, members of our management team and the related companies may from time to time be involved in civil disputes or governmental investigations unrelated to our business. Any such claims or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.
Our officers, directors and security holders may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or any other entities from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a business that is owned by our sponsor or any of the related companies, or its or their officers or directors, or make the acquisition through a joint venture or other form of shared ownership with our sponsor or any of the related companies, or its or their officers or directors, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
In particular, members of our sponsor and its affiliates are focused on investments in the energy and natural resources industry. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such affiliates.
We may engage in a business combination with one or more target businesses that may be owned by our sponsor or one or more of the related companies, or its or their officers or directors, which may raise potential conflicts of interest.
In light of the involvement of our sponsor, officers and directors with other entities, including KRP, we may decide to acquire one or more businesses affiliated with our sponsor, KRP or either of their officers, directors or existing holders, including one or more groups or entities that own or control the general partner of KRP. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” They may also have investments in target businesses. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our Initial Business Combination—Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our obligation to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.
Moreover, we may pursue an Affiliated Joint Acquisition opportunity with one or more affiliates of our sponsor. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the business combination by issuing to such parties a class of equity or equity-linked securities. Accordingly, such persons or entities may have a conflict between their interests and ours.

RISK FACTORS

Since our sponsor, officers and directors will lose their entire investment in us if our business combination is not completed (other than with respect to sponsor shares and public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
In May 2021, our sponsor received founder shares comprised of an aggregate of 5,750,000 Class B Units of Opco and 5,750,000 shares of our Class B common stock, as well as the sponsor shares. The number of founder shares issued was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the total outstanding equity after this offering (excluding the sponsor shares and any shares issuable upon exercise of any warrants). Our sponsor will forfeit up to 750,000 founder shares depending on the extent to which the underwriter’s over-allotment option is not exercised.
The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor will commit, pursuant to a written agreement, to purchase an aggregate of 12,750,000 private placement warrants (or 14,100,000 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase for $11.50 one share of our Class A common stock for an aggregate purchase price of  $12,750,000 (or $14,100,000 if the underwriter’s over-allotment option is exercised in full), or $1.00 per warrant, that will also be worthless if we do not complete a business combination.
Together, the founder shares are substantially similar to the shares of our Class A common stock included in the units being sold in this offering, except that they include Units in Opco that will be exchangeable for shares of our Class A common stock after the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein, and in certain limited circumstances the Class B Units of Opco will have more limited rights to current or liquidating distributions from us. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares or sponsor shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following our initial business combination. This risk may become more acute as the 15-month anniversary of the closing of this offering nears (or the 18-month or 21-month anniversary, as applicable, if the sponsor exercises its extension options), which is the deadline for our completion of an initial business combination.
The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our public shares at such time is substantially less than $10.30 per share.
Upon the closing of this offering, our initial shareholders will have invested in us an aggregate of $12,775,000, comprised of the $25,000 purchase price for the founder shares and the $12,750,000 purchase price for the private placement warrants. Assuming a trading price of  $10.00 per share upon consummation of our initial business combination, the 5,750,000 founder shares would have an aggregate implied value of  $57,500,000. Even if the trading price of our public shares were as low as $2.05 per share, and the private placement warrants are worthless, the value of the founder shares would be greater than the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to make a substantial profit on its investment in us at a time when our public shares have lost significant value. Accordingly, our management team, which owns interests in us and our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per-share price for the founder shares as our public shareholders paid for their public shares.

RISK FACTORS

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
Of the net proceeds from this offering and the sale of the private placement warrants, up to approximately $207 million (or up to approximately $238 million if the underwriter’s over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes $7.0 million, or up to approximately $8.1 million if the over-allotment option is exercised in full, for payment of deferred underwriting commissions). Of the up to approximately $207 million (or up to approximately $238 million if the underwriter’s over-allotment option is exercised in full), approximately $3.45 million (or approximately $3.63 million if the underwriter’s over-allotment option is exercised in full) (including $1.2 million in expenses the underwriter has agreed to reimburse us) will be held outside the trust account for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.
We may effectuate our business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we

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could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.
Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
In order to effectuate our initial business combination, we may seek to amend our amended and restated certificate of incorporation or other governing instruments in a manner that will make it easier for us to complete our initial business combination but that our stockholders or warrantholders may not support.
In order to effectuate a business combination, we may amend various provisions of our charter and governing instruments, including the warrant agreement, the underwriting agreement relating to this offering, the letter agreement among us and our sponsor, officers and directors, and the registration rights agreement among us and our initial stockholders. These agreements contain various provisions that our public stockholders might deem to be material. While we do not expect our Board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Except in relation to the charter, any such amendments would not require approval from our stockholders and may have an adverse effect on the value of an investment in our securities. We cannot assure you that we will not seek to amend our charter or other governing instruments or change our industry focus in order to effectuate our initial business combination.
Certain agreements related to this offering may be amended without stockholder approval.
The underwriting agreement relating to this offering, the letter agreement between us and our sponsor, executive officers and directors, the investor rights agreement among us, our sponsor and KRP, the administrative services agreement among us, Opco and an affiliate of our sponsor, may be amended without stockholder approval. These agreements contain various provisions, including transfer restrictions on our founder shares and preemptive rights held by our sponsor, that our public stockholders might deem to be material.
While we do not expect our Board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the completion of our initial business combination. Any such amendments would not

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require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering, the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per public share (or $10.40 or $10.50 per public share, if applicable), or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.
Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our business combination.
We will be issuing warrants to purchase 10,000,000 shares of our Class A common stock (or up to 11,500,000 shares of our Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in private placements an aggregate of 12,750,000 private placement warrants (or up to 14,100,000 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase for $11.50 one share of our Class A common stock. The founder shares are exchangeable for shares of our Class A common stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as set forth herein. In addition, if our sponsor makes any working capital loans, it may convert up to $1,500,000 of such loans into private placement warrants, at the price of  $1.00 per warrant. To the extent we issue shares of our Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of our Class A common stock upon exercise of these warrants and exchange rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of our Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
If we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock, then the exercise price of the warrants will be adjusted to equal 115% of the newly issued price. This may make it more difficult for us to consummate an initial business combination with a target business.

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Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome for us as compared to other public companies because a target business with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrantholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.
Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite stockholder approval, we may structure our business combination in a manner that requires stockholders and/or warrantholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to stockholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, stockholders and warrantholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.
Further, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened

RISK FACTORS

risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.
An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences.
An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences. For instance, because there is no authority that directly addresses the U.S. federal income tax implications of any instrument similar to the units we are issuing in this offering, the allocation an investor makes of the purchase price of a unit between the share of Class A common stock and one-half of one warrant to purchase Class A common stock included in each unit could be challenged by the Internal Revenue Service. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants is unclear under current law. Additionally, it is unclear whether the redemption rights with respect to our shares of Class A common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be eligible for favorable U.S. federal income tax treatment. See “United States Federal Income Tax Considerations” below for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Each prospective investor is urged to consult its own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
Our organizational structure confers certain benefits upon our initial stockholders that will not benefit the holders of our Class A common stock to the same extent as it will benefit our initial stockholders.
We are a holding company and will not have material assets other than our ownership of Opco Units. Subject to the obligation of Opco to make tax distributions and to reimburse us for our corporate and other overhead expenses, we will have the right to determine whether to cause Opco to make non-liquidating distributions, and the amount of any such distributions. We do not anticipate causing Opco to make any such distributions (other than tax distributions) to holders of Opco Units (including TGR) prior to our initial business combination, other than required redemptions of Class A Units of Opco held by us in connection with a redemption of public shares. If Opco makes distributions after our initial business combination, the initial stockholders will be entitled to receive equivalent distributions from Opco on a pro rata basis. However, because we must pay taxes, amounts we may distribute as dividends to holders of our Class A common stock are expected to be less on a per share basis than the amounts distributed by Opco to the initial stockholders on a per unit basis.
We will not have a majority of independent directors at completion of this offering and may not have an audit committee consisting of three independent directors for up to a year following our initial public offering. You may not know at the time of this offering the identities of independent directors that may be responsible for evaluating an initial business combination.
The NYSE listing standards require that a majority of our Board be independent. In conformity with the NYSE’s “phase-in” rules, within one year of our initial public offering, a majority of our Board will be independent. At the closing of this offering, we will have two independent directors. Thus, upon our initial public offering we will not, and for up to a year afterwards we may not, have a majority of independent directors and may not have an audit committee consisting of three independent directors. As a result, investors will not know the identities of all of the independent directors and will be unable to evaluate the qualifications and backgrounds of such additional independent directors or the full composition of the Board at the time of this offering. Also, at the time of this offering, investors will not know the independent directors that may be responsible for evaluating an initial business combination. After additional independent directors are appointed, those additional independent directors will be available to evaluate any initial business combination. In addition, while we may add more independent directors after completion of our initial public offering, we cannot assure you that we will be able to do so in time for them to evaluate the risks associated with an initial business combination as described above.

RISK FACTORS

We may engage our underwriter or its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred commissions that will be released from the trust only upon completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering. The underwriter is also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriter’s or its respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
Risks Relating to the Pre-Business Combination Company
Past performance by KRP and members of our management team and directors may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team or KRP is presented for informational purposes only. Past experience and performance, including related to acquisitions, of our management team, directors or KRP is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any business combination we may consummate. You should not rely on the historical record or performance of KRP, or members of our management team and directors or any related investment’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in KRP.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of  $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of our company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable).
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered

RISK FACTORS

public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If a third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management team will consider whether competitive alternatives are reasonably available to it and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of our company under the circumstances. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.30 per public share initially held in the trust account, due to claims of such creditors.
Our sponsor will agree that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of: (1) $10.30 per public share (or $10.40 or $10.50 per public share, if applicable); and (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
We may not hold an annual meeting of stockholders until after the completion of our initial business combination and you will not be entitled to any of the corporate protections provided by such a meeting.
In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE.

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Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus, we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
Our company has overlapping directors and management with other entities, which may lead to conflicting interests. Additionally, certain of our officers and directors have, and in the future may have, additional fiduciary or contractual obligations to one or more other entities, which may lead to additional conflicting interests.
Some of our officers and directors also serve as executive officers and directors of one or more of the related companies, including KRP. Our officers and members of our Board have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at any of the related companies have fiduciary duties to that company’s stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting us and one or more of the related companies to which they owe fiduciary duties.
Some of our officers and directors have, and any of them in the future may have, additional fiduciary or contractual obligations to one or more other entities (including, without limitation, the entities listed in “Management—Conflicts of Interest”) pursuant to which such officer or director may be required to present a business combination opportunity to such entities before he or she presents such opportunity to us. Also, none of KRP, our sponsor or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity to which he or she has then-current fiduciary or contractual obligations to present such opportunity to another entity, he or she may only present such opportunity to us if such other entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company; such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and such person has no fiduciary or contractual obligation to present the opportunity to any other person or entity.
One or more of the related companies may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunities, we may be precluded from procuring such opportunities. In addition, investment ideas generated within KRP may be suitable for both us and for one or more other entities and may be directed to such entity rather than to us.
In addition, KRP will adopt a policy pursuant to which any business combination opportunity that is a corporate opportunity of KRP that may also be a business combination opportunity for our company will first be presented to the conflicts committee of the board of directors of KRP, which is made up solely of independent directors, for consideration as to whether KRP desires to pursue such business combination opportunity as a direct investment or to present such opportunity to our company for consideration. The members of the conflicts committee of the board of directors of KRP will not serve in any fiduciary capacity at our company.
Furthermore, we may enter into transactions with one or more of the related companies. While any potential conflict that qualifies as a “related party transaction” (as defined in Item 404 of Regulation S-K under the Securities Act) is subject to review by an independent committee of the applicable issuer’s board of directors in accordance with its corporate governance guidelines, there can be no assurance that the terms of any such transactions will be as favorable to us as would be the case where there is no overlapping officer or director. See “—We may engage in a business combination with one or more target businesses that may be owned by our sponsor or one or more of the related companies, or its or their officers or directors, which may raise potential conflicts of interest.”

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We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

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our inability to pay dividends on our common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and

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other disadvantages compared to our competitors who have less debt.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.
Some other blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions, including those relating to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding

RISK FACTORS

common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will beneficially own shares representing 20% of the total outstanding shares of our Class A common stock upon the closing of this offering (assuming the exchange of all the founder shares for Class A common stock and that they do not purchase any units in this offering and excluding the sponsor shares), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.
Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), unless we provide our public stockholders with the opportunity to redeem their shares of our Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR). These agreements are contained in a letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, that we have entered into with our sponsor, officers and directors. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.
Our initial stockholders will control the election of our Board until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial stockholders will own shares representing 20% of our shares of common stock (assuming they do not purchase any units in this offering and excluding the sponsor shares). Accordingly, our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock.
In addition, our Board, whose members were elected by our initial stockholders, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting to elect new directors prior to the completion of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” Board, only a minority of the Board will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our business combination.

RISK FACTORS

Risks Relating to the Post-Business Combination Company
We may sell a royalty interest in the post-business combination company’s underlying assets to KRP or its affiliates, which would reduce the net amount of revenues ultimately received by the post-business combination company without also reducing the cost of development of its underlying properties.
We may seek to raise additional proceeds to consummate our initial business combination by selling a royalty interest in the underlying assets of the target business to KRP or its affiliates. A royalty interest is an interest that gives an owner the right to a portion of the resources or revenues derived from the underlying working interest assets. We expect that we would seek to sell such a royalty interest to KRP or its affiliates if we seek to acquire a company that owns working interest oil and gas assets. However, our sponsor, including KRP, and its affiliates have no obligation to purchase any such royalty interest or make any other additional investment in us in connection with our business combination.
Working interest oil and gas companies pay royalties (and other similar fees) to holders of mineral and royalty interests as oil and gas is produced from their properties. As such, if the post-business combination company sold a royalty interest to KRP or its affiliates, the net amount of revenues ultimately received by the post-business combination company would be reduced by the amount of any royalties paid to KRP, its affiliates and any other holders of such interests. Holders of royalty interests do not have to share the burden of any costs of development of the underlying assets, which means that the post-business combination company’s costs of development would not be reduced by the sale of a royalty interest to KRP or its affiliates.
We may elect to offer to sell a royalty interest to KRP or its affiliates to, among other reasons, (i) increase the amount of committed capital available to consummate our initial business combination, including in the event that the market for issuing securities to unaffiliated investors in a private placement in public equity, or PIPE, may be challenging or difficult to consummate at the desired issue price, (ii) reduce dilution in connection with raising capital for our initial business combination, and (iii) demonstrate synergies among KRP and/or its affiliates and the target business, in particular if the target business operates in a sector in which KRP has a proven knowledge, royalty interest ownership or a network of contacts and partners. We believe that our affiliation with KRP and its experience with and ownership of royalty interests may provide us with a competitive advantage compared to other special purpose acquisition companies in the event we seek to consummate our initial business combination with a working interest oil and gas company.
Any decision regarding the sale of a royalty interest to KRP or its affiliates will be subject to our related party transaction policy that will be adopted in connection with this offering and will be subject to review and approval by the audit committee of our board of directors. Please see “Certain Relationships and Related Party Transactions—Related party policy.”
Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of

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assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders or warrantholders who choose to remain a stockholder or warrantholder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrantholders are unlikely to have a remedy for such reduction in value.
If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

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rules and regulations regarding currency redemption;

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complex corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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changes in local regulations as part of a response to the COVID-19 outbreak or a significant outbreak of other infectious diseases;

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tax consequences;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars;

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deterioration of political relations with the United States;

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obligatory military service by personnel; and

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government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such business combination or, if we complete such business combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

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Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure our initial business combination so that the post-transaction company in which our public stockholders own or acquire shares will own less than 100% of the outstanding equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting power of the outstanding capital stock of the target or otherwise acquires an interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns or acquires 50% or more of the outstanding voting power of the outstanding capital stock of the target, our stockholders prior to our initial business combination (including our sponsor) may collectively own a minority interest (economic and/or voting) in the post business combination company, depending on, among other things, valuations ascribed to the target and us in our initial business combination and any changes in our post business combination capital structure. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target, issue a substantial number of new shares to third-parties in connection with financing our initial business combination or our sponsor could convert some or all of its Class B common stock into Class A common stock. In such cases, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock or other changes in our capital structure, our stockholders immediately prior to such transaction (including our sponsor) could own less than a majority of our outstanding shares of common stock subsequent to such transaction, and therefore a minority interest (economic and/or voting) in the post-transaction company. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.
If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.
Following our initial business combination, any or all of our management team could resign from their positions as officers of the post-business combination company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.
The officers and directors of a prospective target business may resign upon the completion of our initial business combination, which could negatively impact the operations and profitability of our post-combination business.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.
Our amended and restated certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee

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to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. This provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. In addition this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers.
Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, our amended and restated certificate of incorporation provides that the federal courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.
Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.
Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered Board and the ability of the Board to designate the terms of and issue new series of preferred stock, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Risks Relating to our Securities
Our sponsor was issued Class B Units of Opco for no consideration and paid an aggregate of  $25,000 for the corresponding shares of our Class B common stock and the sponsor shares, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock to the benefit of our sponsor and certain of our directors and officers.
The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book

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value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired its initial investment for a small amount, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 108% (or $10.77 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share after this offering of  $(0.77) and the initial offering price of  $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in an increase in the number of Class A Units of Opco into which the Class B Units of Opco will convert after the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock. Moreover, although we are of the view that our sponsor, directors and officers paid fair value for their initial investment (or, in the case of the Class B Units of Opco, that such units were ascribed no value), there is no assurance that a taxing authority would agree with us, and if a taxing authority were to successfully assert otherwise, we may be subject to material withholding and other tax liabilities that could adversely affect our financial condition.
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the redemption of any public shares properly submitted in connection with our completion of an initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith), (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), or (iii) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we do not complete an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law and as further described herein. In addition, if we do not complete an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A common stock or certain exemptions are available.
If the issuance of the Class A common stock upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A common stock included in the units.
We are registering the Class A common stock issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the

RISK FACTORS

completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A common stock issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.
If the Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.
In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.
If our Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of  “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.
In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.
You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of  “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the warrants for redemption. If you exercise your warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” of our shares of Class A common stock shall mean the volume weighted average price of our shares of Class A common stock as reported during the 10 trading days ending on

RISK FACTORS

the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our units have been approved for listing on the NYSE on or promptly after the date of this prospectus and we expect our Class A common stock and warrants will be listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will continue to be listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum number of holders of our securities (generally 300 round lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $100,000,000, and the market value of our publicly-held shares would be required to be at least $80,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect our units and eventually our Class A common stock and warrants will be listed on the NYSE, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
We may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least 50% of the then outstanding warrants. As a result, the exercise price of your warrants could be increased, the warrants could be converted into cash or stock, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms

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of the warrants may be amended without the consent of any holder for the purpose of  (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 50% of the then outstanding warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.
Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state courts located in the State of New York and the federal courts in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrantholder in any such enforcement action by service upon such warrantholder’s counsel in the foreign action as agent for such warrantholder.
This choice-of-forum provision may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant if, among other things, the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) for

RISK FACTORS

any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrantholders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.
Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. This is different from some other offerings similar to ours whose units include one share of Class A common stock and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for a fifth of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the Class A common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of our Class A common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.
If the shares of our Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that the shares of our Class A common stock satisfy the definition of a “covered security” under Section 18(b)(I) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. “Cashless exercise” means the warrantholder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price. Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean volume weighted average price of our Class A common stock as reported during 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In addition, if a registration statement covering the shares of our Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. For purposes of calculating the number of shares issuable upon such cashless exercise, the “fair market value” of warrants shall be calculated using the volume weighted average sale price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which notice of exercise is received by the warrant agent.

RISK FACTORS

If we choose to require holders to exercise their warrants on a cashless basis, which we may do at our sole discretion, or if holders elect to do so when there is no effective registration statement, the number of shares of our Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the shares of our Class A common stock have a fair market value per share of  $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of our Class A common stock. The holder would have received 875 shares of our Class A common stock if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of shares of our Class A common stock upon a cashless exercise of the warrants they hold.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriter with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:
➤
the history and prospects of companies whose principal business is the acquisition of other companies;

➤
prior offerings of those companies;

➤
our prospects for acquiring an operating business at attractive values;

➤
a review of debt to equity ratios in leveraged transactions;

➤
our capital structure;

➤
an assessment of our management and their experience in identifying suitable business combination opportunities;

➤
general conditions of the securities markets at the time of this offering; and

➤
other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
Our sponsor’s equity ownership may create or appear to create conflicts of interest.
Our sponsor’s ownership, and our officers’ and certain of our directors’ indirect ownership through KRP’s ownership of our sponsor, of our Class B common stock may create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Class A common stock, including the structure of our initial business combination, any financing or private placement in connection with our initial business combination, amendments of our organizational documents and any merger, consolidation or sale of all or substantially all of our assets.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases).

RISK FACTORS

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
General Risk Factors
We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second fiscal quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We will depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure

RISK FACTORS

of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Cautionary note regarding forward-looking statements
Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:
➤
our being a newly incorporated company with no operating history and no revenues;

➤
our ability to select an appropriate target business or businesses;

➤
our ability to complete our initial business combination;

➤
our expectations around the performance of a prospective target business or businesses;

➤
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

➤
our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

➤
actual and potential conflicts of interest relating to KRP, our sponsor and other entities in which members of our management team are involved;

➤
our potential ability to obtain additional financing to complete our initial business combination including from our sponsor, KRP or other third parties;

➤
our pool of prospective target businesses, including the location and industry of such target businesses;

➤
our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases);

➤
the ability of our officers and directors to generate a number of potential business combination opportunities;

➤
our public securities’ potential liquidity and trading;

➤
the lack of a market for our securities;

➤
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

➤
the trust account not being subject to claims of third parties;

➤
our financial performance following this offering; and

➤
the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds
We are offering 20,000,000 units at an offering price of  $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from private placement warrants offered in the private placement	12,750,000	14,100,000
Total gross proceeds	$212,750,000	$244,100,000
Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$4,000,000	$4,600,000
Legal fees and expenses	500,000	500,000
Accounting fees and expenses	50,000	50,000
Printing and engraving expenses	35,000	35,000
Travel and road show expenses	15,000	15,000
SEC expenses	40,000	40,000
FINRA expenses	55,000	55,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous expenses(4)	720,000	720,000
Total estimated offering expenses (other than underwriting commissions)	$1,500,000	$1,500,000
Reimbursed Expenses(5)	$1,900,000	$2,185,000
Proceeds after estimated offering expenses(5)	$209,150,000	$240,185,000
Held in trust account(1)(3)	$206,000,000	$236,900,000
% of public offering size	103%	103%
Not held in trust account(5)	$3,150,000	$3,285,000
The following table shows the use of the approximately $3,150,000 of net proceeds not held in the trust account.(6)
	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$550,000	17.00%
Legal and accounting fees related to regulatory reporting obligations	100,000	3.00%
Payment for administrative and support services	700,000	22.00%
Independent director cash compensation	240,000	8.00%
Directors and officers liability insurance premiums(7) . . . . . . . . . . . .	500,000	16.00%
Capital markets advisory fees(8)	200,000	6.00%
Reserve for litigation	100,000	3.00%
Other miscellaneous expenses	760,000	24.00%
Total	$3,150,000	100.00%

(1)
Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in

Use of proceeds

this prospectus. These loans will be repaid upon completion of this offering out of the $3.45 million of offering proceeds (including $1.2 million in expenses the underwriter has agreed to reimburse us) that have been allocated for the payment of offering expenses (other than underwriting commissions) and which is not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)
The underwriter has agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $7,000,000, which constitutes the underwriter’s deferred commissions (or up to $8,050,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter as described below from the funds held in the trust account and the remaining funds, less amounts used to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting commissions.

(4)
Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)
The underwriter has agreed to reimburse certain of our expenses, not to exceed $1,900,000 (or $2,185,000, if the underwriter’s over-allotment option is exercised in full). This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account. In addition, the underwriter has agreed to separately reimburse certain of our expenses in an amount not to exceed $2,100,000 (or $2,415,000, if the underwriter’s over-allotment option is exercised in full) on the date, if any, on which the Trustee pays the deferred commissions to the underwriter in accordance with the underwriting agreement.

(6)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming that the proceeds held in the trust account are only invested in such money market funds at a current interest rate of 0.01% per year, we estimate the interest earned on the trust account will be approximately $20,600 per year; however, we can provide no assurances regarding this amount.

(7)
This amount represents the approximate amount of annualized director and officer liability insurance premiums we anticipate paying following the completion of this offering and until we complete a business combination.

(8)
Tudor, Pickering, Holt & Co. Securities, LLC (“TPH”) is acting as our capital markets advisor in connection with the initial public offering and initial business combination. We or an affiliate of our sponsor will pay TPH a fee of up to $200,000 in its capacity as capital markets advisor at the closing of this offering. For more information, please read “Underwriting—Capital markets advisor.”

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. We will use the proceeds we receive from this offering to purchase Class A Units and warrants of Opco. Opco will deposit $206,000,000, or $10.30 per unit (or $236,900,000, or $10.30 per unit, if the underwriter’s over-allotment option is exercised in full), of which $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) may be required to pay deferred underwriting commissions, into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee, and will use $4,950,000 to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming that the proceeds held in the trust account are only invested in such money market funds at a current interest rate of 0.01% per year, we estimate the interest earned on the trust account will be approximately $20,600 per year; however, we can provide no assurances regarding this amount.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay tax obligations of the Company or Opco, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith); (2) the redemption of any public shares (other than sponsor shares) properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business

Use of proceeds

combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (B) with respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity; and (3) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other business, for share repurchases or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
Amounts not held in trust are intended to cover estimated costs and expenses to which such proceeds are allocated. In order to limit expenses, while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. We may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, KRP or its subsidiaries, but such persons are not under any obligation or other duty to loan funds to, or invest in, us.
We have entered into an administrative services agreement pursuant to which we will pay KRP or certain of its subsidiaries $25,000 per month for administrative and support services. Upon completion of our initial business combination or any liquidation, we may cease paying some or all of these fees.
We have agreed, pursuant to the administrative services agreement with our sponsor relating to the monthly reimbursement for office space and administrative services described above, that we will indemnify our sponsor from any claims arising out of or relating to this offering or the company’s or Opco’s operations or conduct of the company’s or Opco’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s or Opco’s activities or any express or implied association between our sponsor and the company or Opco or any of their affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account.
Prior to the closing of this offering, our sponsor loaned us $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the closing of this offering. The loan will be repaid upon the closing of this offering as part of the estimated $1,500,000 of offering expenses.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans, if any, have not been determined and no written

Use of proceeds

agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (2) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.
A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the redemption of any public shares properly submitted in connection with our completion of an initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (iii) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares and sponsor shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our initial business combination. In addition, our initial stockholders have agreed that any founder shares held by them are subject to forfeiture and will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to liquidating distributions for any founder shares, if we fail to complete our business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares and the sponsor shares, if we fail to complete our initial business combination within the prescribed time frame.

Dividend policy
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any other stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution
The difference between the public offering price per share of our Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.
At September 30, 2021, our net tangible book value was a deficit of  $(325,300) or approximately $(0.06) per share of common stock. After giving effect to the sale of 20,000,000 shares of our Class A common stock included in the units we are offering by this prospectus (or 23,000,000 shares of our Class A common stock if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $(4.175,300), or approximately $(0.83) per share (or $(5,090,300), or $(0.88) per share, if the underwriter’s over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of 20,000,000 shares of our Class A common stock that may be redeemed for cash, or 23,000,000 shares of our Class A common stock if the underwriter’s over-allotment option is exercised in full) of $(10.77) per share (or $(10.83) if the underwriter’s over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus. Total dilution to public stockholders from this offering will be $10.83 per share (or $10.88 if the underwriter’s over-allotment option is exercised in full).
The following table illustrates the dilution to the public stockholders on a per share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:
	Without Over- allotment	With Over- allotment
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.07)	(0.06)
Decrease attributable to public shareholders	(10.77)	(10.83)
Increase attributable to public shareholders	10.00	10.00
Pro forma net tangible book value after this offering and the sale of the private placement warrants	(0.83)	(0.88)
Dilution to public stockholders and sale of private placement warrants	$10.83	$10.88
Percentage of dilution to public stockholders	108%	108%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $206,000,000 because holders of up to approximately 100.0% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our proxy solicitation or tender offer materials, as applicable (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our stockholders’ meeting or tender offer, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco), divided by the number of shares of then outstanding public shares and Class A Units of Opco (other than those held by TGR).

Dilution

The following table sets forth information with respect to our initial stockholders and the public stockholders:
	Shares Issued		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	5,000,100	20.00%	$25,000	0.01%	$0.005
Public Stockholders	20,002,500	80.00%	200,000,000	99.99%	$10.000
	25,002,600	100.00%	$200,025,000	100.00%

(1)
Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of an aggregate of 750,000 founder shares held by our sponsor.

The pro forma net tangible book value per share after the offering is calculated as follows:
	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	$(325,300)	$(325,300)
Net proceeds from this offering and sale of private placement warrants	209,150,000	240,185,000
Plus: Offering cost paid in advance, excluded from net tangible book value	—	—
Less: deferred underwriting commissions	(7,000,000)	(8,050,000)
Less: Proceeds held in trust subject to redemption	(206,000,000)	(236,900,000)
	$(4,175,300)	$(5,090,300)
Denominator
Class B common stock outstanding prior to this offering	5,750,100	5,750,100
Class B common stock forfeited if over allotment is not exercised	(750,000)	—
Class A common stock outstanding prior to this offering	2,500	2,500
Class A common stock included in the units offered	20,000,000	23,000,000
Less: shares subject to redemption	(20,000,000)	(23,000,000)
	5,002,600	5,752,600

(1)
Expenses applied against gross proceeds include offering expenses of  $1,500,000 and underwriting commissions of  $4,000,000 (or $4,600,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions). See “Use of Proceeds.”

(2)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of our Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities.”

Capitalization
The following table sets forth our capitalization at September 30, 2021, and as adjusted to give effect to the sale of our units in this offering and the sale of the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriter of its over-allotment option:
	Actual	As Adjusted(1)
Note payable to related party(2)	$277,057	$—
Deferred underwriting commissions	—	7,000,000
Class A common stock subject to possible redemption, 0 and 20,000,000 shares actual and adjusted, respectively(3)	—	206,000,000
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 225,000,000 shares authorized; 2,500 shares issued and outstanding, actual; 2,500 shares issued and outstanding (excluding 20,000,000 shares subject to redemption), as adjusted	—	—
Class B common stock, $0.0001 par value, 25,000,000 shares authorized; 5,750,100 and 5,000,100 shares issued and outstanding, actual and as adjusted, respectively	575	500
Additional paid-in capital	24,425	12,750,000
Accumulated deficit	(337,789)	16,561,989
Total TGR equity (deficit)	(312,789)	(3,811,489)
Non-controlling interest in OpCo	(12,511)	(12,511)
Total stockholders’ equity (deficit)	(325,300)	(3,824,000)
Total capitalization	(48,243)	209,176,000

(1)
Assumes the full forfeiture of founder shares such that after the proposed offering founder shares account for 20% of the sum of the public shares and founder shares. The proceeds from the sale of such shares will not be deposited into the trust account, and the shares will not be eligible for redemption from the trust account.

(2)
Our sponsor loaned us $300,000 in the aggregate under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $277,057 under the note. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and a portion of the proceeds from the sale of the private placement warrants.

(3)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by changes against additional paid-in capital and accumulated deficit.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We are a newly incorporated blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.
The issuance of additional Opco Units (and corresponding shares of our Class B common stock) and shares of Class A common stock or preferred stock:
➤
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder shares resulted in an increase in the number of Class A Units of Opco into which the Class B Units of Opco will convert;

➤
may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

➤
could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

➤
may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

➤
may adversely affect prevailing market prices for our units, Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:
➤
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

➤
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

➤
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

➤
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

➤
our inability to pay dividends on our common stock;

➤
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

➤
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

➤
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

➤
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy; and

➤
other purposes and other disadvantages compared to our competitors who have less debt.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

As indicated in the accompanying financial statements, at September 30, 2021, we had cash of  $26,000 and deferred offering costs of  $577,873. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to completion of this offering through receipt of  $25,000 in connection with our sponsor’s initial investment and a loan to us of  $300,000 by our sponsor under an unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,500,000, underwriting commissions of  $4,000,000 ($4,600,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions of  $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of  $12,750,000 (or approximately $14,100,000 if the over-allotment option is exercised in full), will be $209,150,000 (or $240,185,000 if the underwriter’s over-allotment option is exercised in full). Of this amount, $206,000,000 (or $236,900,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, of which $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) may be required to pay deferred underwriting commissions. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. The remaining approximately $3,150,000 (including $1,900,000 in expenses the underwriter has agreed to reimburse us) will not be held in the trust account. In the event that our offering expenses exceed our estimate of  $1,500,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1,500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes. We estimate our annual franchise tax obligations for the taxable years beginning after the completion of this offering, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum per annum amount of annual franchise taxes payable by us as a Delaware corporation. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Based on current interest rates, we expect that the interest earned on the trust account, net of income taxes, will be sufficient to pay Delaware franchise taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

After the closing of this offering, we will have available to us the approximately $3,150,000 of proceeds (including $1,900,000 in expenses the underwriter has agreed to reimburse us) held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $550,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $700,000 for administrative and support services; $240,000 in cash compensation for our independent directors; $500,000 for payment of directors and officers liability insurance premiums; $200,000 in fees for the services of our capital markets advisor, TPH; $100,000 as a reserve for liquidation expenses; and approximately $760,000 for working capital to cover miscellaneous expenses (including franchise taxes net of anticipated interest income).
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
Moreover, we may need to obtain additional financing to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:
➤
staffing for financial, accounting and external reporting areas, including segregation of duties;

➤
reconciliation of accounts;

➤
proper recording of expenses and liabilities in the period to which they relate;

➤
evidence of internal review and approval of accounting transactions;

➤
documentation of processes, assumptions and conclusions underlying significant estimates; and

➤
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the portion of proceeds from the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303 (a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.
Related Party Transactions
In May 2021, our sponsor received 5,750,000 Class B Units of Opco for no consideration and purchased 5,750,000 corresponding shares of our Class B common stock, 2,500 shares of our Class A common

Management’s Discussion and Analysis of Financial Condition and Results of Operations

stock and 100 Class A Units of Opco and 100 corresponding shares of our Class B common stock for an aggregate of  $25,000.
Commencing on the date that our securities are first listed on the NYSE, we have agreed to pay KRP and certain of its subsidiaries a total of  $25,000 per month for administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
We have agreed, pursuant to the administrative services agreement with our sponsor relating to the monthly reimbursement for office space and administrative services described above, that we will indemnify our sponsor from any claims arising out of or relating to this offering or the company’s or Opco’s operations or conduct of the company’s or Opco’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s or Opco’s activities or any express or implied association between our sponsor and the company or Opco or any of their affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account.
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the consummation of this offering, our sponsor loaned us $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the closing of this offering. The loan will be repaid upon the closing of this offering as part of the estimated $1,500,000 of offering expenses.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Our sponsor has committed to purchase an aggregate of 12,750,000 private placement warrants (or 14,100,000 private placement warrants if the underwriter’s over-allotment option is exercised in full) at a price of  $1.00 per warrant ($12,750,000 in the aggregate, or $14,100,000 if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase for $11.50 one share of our Class A common stock. Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including their officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable, assignable or saleable until 30 days after the completion of our business combination. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.
Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

These holders and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of registering these securities.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business
Overview
We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to our initial business combination.
Although we may pursue an initial business combination in any industry, we intend to capitalize on our management team’s core competencies to focus our search in the energy and natural resources industry in North America. Our management team has extensive experience in identifying and executing large, complex transactions in the energy and natural resources industry, and significant hands-on experience working with private companies in preparing for and executing an initial public offering. Our team has a history of being active owners and directors by working closely with companies to create value in the public markets.
In 2017, as a part of its IPO process, KRP, which is the ultimate parent of our sponsor, negotiated the combination of assets and entities from 54 contributing parties to create the KRP public entity. We believe that this ability to form partnerships with private owners to build an entity of scale that is preferred by the public markets differentiates us as we look at potential business combinations. Our team is knowledgeable and experienced in public and private M&A dynamics across a range of sizes, and adept at using an Up-C structure such as ours to acquire assets and businesses. Our sponsor has a proven track record of value accretive M&A using equity as acquisition currency and of returning capital to shareholders through a variable dividend. KRP has returned ~34% of its IPO unit price via cash dividends in fewer than five years.
TGR will also benefit from our management team’s extensive market knowledge across the United States. With KRP’s mineral and royalty interests spanning 28 states and in every major onshore basin in the U.S. Lower 48, our team has insight on every corner of the market and expertise in technical evaluation of comparable oil and gas assets. This broad exposure and basin-agnostic approach has allowed our team to focus on value maximization rather than basin concentration. Furthermore, we believe that our relationship with our sponsor will provide expanded access to deal flow and potential targets. Our sponsor’s long history in the minerals and royalties space has allowed members of our team to develop extensive relationships with both exploration and production companies and individual land / mineral owners, which will lead to strong support for a yield-oriented consolidation vehicle with value uplift.
We believe that our management team is well positioned to effectuate a successful business combination and provide attractive risk-adjusted returns in the marketplace. Our management believes that its ability to identify and implement value creation initiatives differentiates its acquisition strategy from others in the market.
Our Management Team
We believe that the experience of our management team will allow us to source, identify and execute an attractive transaction for our stockholders. Our management team is led by Zachary Lunn as President and Chief Executive Officer and Blayne Rhynsburger as Controller. See “Management—Directors and Executive Officers.”
Market Opportunity
Our team’s extensive expertise will allow us to source and evaluate targets in the energy and natural resources sector, a sector that we believe is attractive for numerous reasons.
The target market is expansive, as the sector is populated with many stranded assets across the United States, and there is currently no natural consolidator of longer-lived, mature, onshore assets. There is also limited liquidity for existing owners of non-core upstream assets that TGR would target for consolidation,

Proposed Business

leaving many owners with limited opportunities to either further develop or monetize their assets. We also believe that many operators will continue to seek to divest assets, primarily as a result of limited traditional capital markets access available to them and a general transition to capital discipline rather than growth strategies. Moreover, the bar has been raised for energy investing, creating room only for seasoned management teams with an efficient cost structure. Further, many assets are not of significant scale and fail to attract strong and well-capitalized buyers.
These targets also invite a limited buyer universe, as buyers typically do not focus on out-of-favor basins or out-of-favor assets within popular basins. We believe these targets also present an opportunity for value accretion from consolidation and professional operations brought by seasoned operators. Therefore, even targets that demonstrate shallow declines, predictable production and associated cash flow profile could be overlooked and undercapitalized.
We believe this confluence of overlooked, illiquid and undercapitalized assets presents a unique opportunity for a yield-oriented consolidation vehicle with an experienced management team that can maximize free cash flow potential. We believe that substantial synergies are possible when these assets are consolidated, and we believe that our management team is well-equipped to take advantage of these potential synergies due to its extensive experience within the industry.
Our Business Strategy
While our efforts to identify a prospective target business will not necessarily be limited to a particular industry, sector or region, we intend to capitalize on our relationships, knowledge, experience and expertise in the energy and natural resources industry to identify, acquire and, after our initial business combination, build a company in the energy and natural resources industry in North America that complements the experience of our management team and can benefit from its operational expertise and executive oversight.
Our acquisition will leverage our team’s network of potential proprietary and public transaction sources where we believe a combination of our relationships, knowledge and experience in the energy and natural resources industry could effect a positive transformation or augmentation of existing businesses or properties to improve their overall value proposition. Our goal is to form a focused business with multiple competitive advantages and the potential to generate cash flow in excess of its capital. We would expect to grow the business over time, both organically and through acquisitions, with a focus on consistently achieving attractive returns on capital and maintaining conservative balance sheet metrics.
Our management team is deeply familiar with the trends of our target industries and brings an investing approach that offers multiple competitive advantages in sourcing, evaluating and executing on opportunities, including:
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Stockholder Centric:   TGR is intended to be a yield vehicle with the goal of maximizing free cash flow to stockholders. In order to achieve this goal, we will focus on mature, shallow decline assets with low reinvestment rates in order to seek to provide stability in both volumes and cashflows. We will also target assets with potential for value uplift through operational improvements, increasing cash flow potential.

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Consolidation Vehicle within the Upstream Space:   If our team determines to acquire upstream oil and gas businesses or assets, TGR is expected to provide a vehicle by which it could consolidate previously stranded and fragmented working interest assets that have suffered from a lack of liquidity, thereby creating an avenue by which private equity sponsors and private companies could seek to optimize their investments in the upstream space.

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Differentiated Target Sourcing:   Our team plans to consider targets in both traditionally favored basins as well as non-core assets in older basins that suffer from a lack of operational attention. These traditionally non-core assets in older basins are likely to have lower decline rates and opportunities for value uplift from management’s operational abilities. We have a strong industry network that we will utilize in order to effectively and efficiently source these targets, and we intend to focus our search in states with regulatory climates favorable to the energy and natural resources industry.

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Long-Term Strategy:   Our management team will be involved in growing and improving the business over time organically and through pursuing accretive and complementary acquisitions.

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Conservative Balance Sheet:   We intend to focus on maintaining low net leverage and conservative balance sheet metrics as we seek to consistently achieve attractive returns on capital.

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Advantaged Business Structure:   Our Up-C structure is an advantage with potential sellers due to incentives not offered through a traditional publicly traded corporation. We believe that our Up-C structure provides us with significant advantages as it provides flexibility in structuring a variety of business combinations, including the flexibility to retain an Up-C structure following the business combination or restructure as a result of the business combination, depending on the nature and structure of the target and the efficiency and administrability of retaining our post-offering structure after the business combination.

Acquisition Criteria
Consistent with our business strategy, we have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet these criteria and guidelines. We plan to acquire upstream assets in the U.S. Lower 48 that possess the following characteristics:
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Mature, Low-decline, Long-lived Assets:   We seek to acquire assets with a stable production history and shallow decline profile. These assets will typically have predictable production profiles and low capital intensity.

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Generation of Stable Free Cash Flow:   We seek to acquire mature, shallow decline assets that generate free cash flow and are conducive to yield vehicle.

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Benefits from Our Talented and Incentivized Management Team:   We seek to acquire a business or asset whose performance and cash flow generation can be improved by the deep industry expertise of our management and sponsor.

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Unrecognized or Underutilized Value:   We seek to acquire a business or asset that exhibits unrecognized or underutilized value that would benefit from management attention and expertise, capital deployment and synergies with future complementary acquisitions.

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Subject to an Inefficient Capital Structure:   We seek to acquire a business that has an inefficient capital structure or offers the potential to improve the efficiency of the capital structure.

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Benefit from a Public Currency and Access to Public Equity Markets:   We seek to provide sellers access to the public equity markets that will allow the target company to utilize additional forms of capital, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines, as well as other considerations, factors and criteria deemed relevant by our management in effecting our initial business combination consistent with our business objectives. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Our Acquisition Process
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information that will be made available to us.
We will leverage the vast experience of our management team and Board to rigorously evaluate the asset’s technical merits and relative risk return profile. Acquisition evaluations will benefit from an extensive expertise in technical evaluation and deep industry connectivity which we believe will result in a robust deal pipeline.

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Presently, we do not have specific targets with which we plan to pursue an initial business combination. Our officers and directors have not had discussions with any potential targets wherein they have directly or indirectly proposed a future business combination with TGR.
Certain members of our management team will indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
The other members of our management team and our sponsor and KRP are from time to time made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not selected any business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
As described under “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest,” each of our officers and directors has, and any of them in the future may have, additional fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director may be required to present a business combination opportunity to such entities before he or she presents such opportunity to us. Also, none of KRP, our sponsor or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity to which he or she has then-current fiduciary or contractual obligations to present such opportunity to another entity, he or she may only present such opportunity to us if such other entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company; such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and such person has no fiduciary or contractual obligation to present the opportunity to any other person or entity. Additionally, none of KRP, our sponsor or any other entity currently has any obligation or duty to provide us with any potential business combination opportunity.
In addition, KRP will adopt a policy pursuant to which any business combination opportunity that is a corporate opportunity of KRP that may also be a business combination opportunity for our company will first be presented to the conflicts committee of the board of directors of KRP, which is made up solely of independent directors, for consideration as to whether KRP desires to pursue such business combination opportunity as a direct investment or to present such opportunity to our company for consideration. The members of the conflicts committee of the board of directors of KRP will not serve in any fiduciary capacity at our company.
For more information, including a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and the company, see “Proposed Business—Conflicts of Interest” and “Management—Conflicts of Interest.”
We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors or the KRP policy described above will materially affect our ability to complete our initial business combination.
We may pursue an acquisition opportunity jointly with our sponsor, or one or more affiliates, including KRP or its affiliates, which we refer to as an “Affiliated Joint Acquisition.” Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by selling assets to such parties or issuing to such parties a class of equity or equity-linked securities. Our sponsor and its affiliates have no obligation to make any such investment, and may compete with us for potential business combinations. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing stockholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our

Proposed Business

founder shares, issuances or deemed issuances of our Class A common stock or equity-linked securities would result in an adjustment to the number of Class A Units of Opco into which the Class B Units of Opco will convert (unless the holders of a majority of the outstanding founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder shares have been exchanged for shares of our Class A common stock, the aggregate number of shares of our Class A common stock received by holders in exchange for founder shares would equal 20% of the sum of the total outstanding shares of our Class A common stock upon the completion of this offering (excluding the sponsor shares and any shares issuable upon exercise of any warrants) plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination).
In connection with an Affiliated Joint Acquisition, we may raise additional proceeds to consummate our initial business combination by selling a royalty interest in the underlying assets of the target business to KRP or its affiliates. A royalty interest is an interest that gives an owner the right to a portion of the resources or revenues derived from the underlying working interest assets. We expect that we will consider a sale of royalty interests to KRP or its affiliates if we seek to acquire a company that owns working interest oil and gas assets. However, KRP and its affiliates have no obligation to purchase any such royalty interest or make any other additional investment in us in connection with our initial business combination. Working interest oil and gas companies pay royalties (and other similar fees) to holders of mineral and royalty interests as oil and gas is produced from their properties. As such, if the post-business combination company sold a royalty interest to KRP or its affiliates, the net amount of revenues ultimately received by the post-business combination company would be reduced by the amount of any royalties paid to KRP, its affiliates and any other holders of such interests. Holders of royalty interests do not have to share the burden of any costs of development of the underlying assets, which means that the post-business combination company’s costs of development would not be reduced by the sale of a royalty interest to KRP or its affiliates.
We may elect to offer to sell a royalty interest to KRP or its affiliates to, among other reasons, (i) increase the amount of committed capital available to consummate our initial business combination, including in the event that the market for issuing securities to unaffiliated investors in a private investment in public equity, or PIPE, is challenging or difficult to consummate at the desired issue price, (ii) reduce dilution in connection with raising equity capital for our initial business combination, and (iii) demonstrate synergies among KRP and/or its affiliates and the target business, especially in light of KRP’s knowledge and expertise in the oil and gas sector, its royalty interest ownership and the industry network of KRP’s management team and board of directors. We believe that our relationship with KRP provides us with a competitive advantage compared to other special purpose acquisition companies in the event we seek to consummate our initial business combination with a working interest oil and gas company.
Any decision regarding the sale of a royalty interest to KRP or its affiliates will be subject to our related party transaction policy that will be adopted in connection with this offering and will be subject to review and approval by the audit committee of our board of directors. Please see “Certain relationships and related party transactions—Related party policy.”
You should not rely on the historical record or performance of KRP, Mr. R. Ravnaas or other members of our management team as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. See “Risk Factors—General Risk Factors—Past performance by KRP, Mr. Ravnaas and other members of our management team may not be indicative of future performance of an investment in us.”
Initial Business Combination
The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting commissions held in trust) at the time of the agreement to enter into the initial business combination. Our Board will make the determination as to the fair market value of a target business or businesses. If our Board is not able to independently determine the fair market value of a target business or businesses, we will obtain an opinion

Proposed Business

from an independent investment banking firm that is a member of FINRA, or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business or there is a significant amount of uncertainty as to the value of the company’s assets or prospects.
We anticipate structuring our initial business combination either (i) in such a way so that we will control 100% of the equity interests or assets of the target business or businesses or (ii) in such a way so that we control less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, including an Affiliated Joint Acquisition as described above. However, we will only complete a business combination if we control 50% or more of the outstanding voting securities of the target or otherwise are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if we control 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that is controlled is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for seeking stockholder approval or for purposes of a tender offer, as applicable. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other equity interests in the target business for shares of our Class A common stock (or shares of a new holding company), Opco Units (and corresponding shares of our Class B common stock) or for a combination of shares of our Class A common stock, Opco Units (and corresponding shares of our Class B common stock) and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting commissions, that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with

Proposed Business

stockholders’ interests and the ability to use its equity as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team members’ backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Financial Position
With funds available for a business combination initially in the amount of up to $199,000,000, after payment of  $7,000,000 of deferred underwriting commissions (or up to $228,850,000 after payment of $8,050,000 of deferred underwriting commissions if the underwriter’s over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting our Initial Business Combination
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement warrants, our capital stock, debt or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of purchases of our Class A common stock, we may apply the

Proposed Business

balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.
We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.
Sources of Target Businesses
We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. We have agreed to pay our sponsor a total of  $25,000 per month for administrative and support services and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. In addition, we have agreed, pursuant to the administrative services agreement with our sponsor relating to the monthly reimbursement for office space and administrative services described above, that we will indemnify our sponsor from any claims

Proposed Business

arising out of or relating to this offering or the company’s or Opco’s operations or conduct of the company’s or Opco’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s or Opco’s activities or any express or implied association between our sponsor and the company or Opco or any of their affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with KRP, our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated (as defined in our amended and restated certificate of incorporation) with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities.
Selection of a Target Business and Structuring of our Initial Business Combination
The NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting commissions held in trust) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.
In any case, we will only complete an initial business combination in which we control 50% or more of the outstanding voting securities of the target or otherwise are not required to register as an investment company under the Investment Company Act. If we control less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are controlled is what will be valued for purposes of the NYSE’s 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.
To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent

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in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

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Stockholders May Not Have the Ability to Approve our Initial Business Combination
We may conduct redemptions or repurchases without a stockholder vote pursuant to the tender offer rules of the SEC, subject to the provisions of our amended and restated certificate of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
Under the NYSE’s listing rules, stockholder approval would be required for our initial business combination if, for example:
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we issue shares of our Class A common stock, or securities convertible or exercisable for Class A common stock (including Opco Units (and corresponding shares of our Class B common stock), that will be equal to or in excess of 20% of the number of shares of our common stock or voting power then outstanding;

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any of our directors, officers or substantial security holders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of our Class A common stock to be issued, or if the number of shares of our Class A common stock into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors or officers (b) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

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the issuance or potential issuance of shares of our Class A common stock or securities convertible or exercisable for Class A common stock (including Opco Units (and corresponding shares of our Class B common stock) will result in our undergoing a change of control.

Permitted Purchases of our Securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or advisors or any of the related companies and their directors, officers and advisors may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. There is no limit on the number of securities such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our sponsor, directors, officers, or advisors or any of the related companies and their directors, officers and advisors may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, such persons have no current commitments, plans or intentions to engage in such purchases or other transactions and have not formulated any terms or conditions for any such purchases or other transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. Such persons will

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be subject to restrictions in making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act.
The purpose of any such transaction could be to (1) vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination, (2) reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the consummation of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
There is no limit on the number of public shares and public warrants that our sponsor, directors, officers, advisors or any of their affiliates may purchase pursuant to the transactions described above.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the class of shares of our Class A common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our sponsor, officers, directors, advisors or any of their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to pay taxes, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.30 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares and sponsor shares held by them will not

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be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our business combination. In connection with the redemption of any public shares, a corresponding number of Class A Units of Opco held by us will also be redeemed.
Limitations on Redemptions
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of our Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of our Class A common stock submitted for redemption will be returned to the holders thereof.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. Except as required by Delaware law or stock exchange rule, the decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We intend to conduct redemptions or repurchases without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by applicable law or stock exchange rule or we choose to seek stockholder approval for business or other reasons.
If we hold a stockholder vote to approve our initial business combination, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and have agreed to vote their founder shares, sponsor shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s founder shares and sponsor shares, we would need 7,500,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,250,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our

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initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or vote at all.
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. If the proposed business combination is not approved and we continue to search for a target business, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
➤
conduct the redemptions or repurchases pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

➤
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions or repurchases pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions or repurchases pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of our Class A common stock, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 20% of our Class A common stock could threaten to exercise its redemption rights against a business combination if such holder’s shares are not

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purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 20% of our Class A common stock, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 20% of our Class A common stock) for or against our business combination.
Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights
Public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials (as applicable) mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy solicitation or tender offer materials (as applicable) that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise

Proposed Business

such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options).
EXTENSIONS OF TIME TO COMPLETE BUSINESS COMBINATION
If we anticipate that we may not be able to consummate our initial business combination within 15 months, the sponsor may cause us to extend the available time to consummate our initial business combination by three months. In order to exercise the extension option, our sponsor must deposit into the trust account $0.10 per public share (a total of  $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline. The sponsor may exercise the extension option up to two times, allowing for up to an additional six months (for a total of 21 months) to complete an initial business combination. The sponsor or its affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination or, at the sponsor’s discretion, converted upon consummation of our business combination into additional private placement warrants at a price of  $1.00 per warrant. In the event that we receive notice from the sponsor five days prior to the applicable deadline of its intent to exercise an extension option, we intend to issue a press release announcing such intention to exercise the extension option at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether the funds were timely deposited. The sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Any notes issued pursuant to these loans would be in addition to any notes issued pursuant to working capital loans made to us.
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our sponsor, executive officers and directors will agree that we will have only 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) to complete our initial business combination. In the event that we receive notice from the sponsor five days prior to the applicable deadline of its intent to exercise an extension option, we intend to issue a press release announcing such intention to exercise the extension option at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether the funds were timely deposited. If we have not completed our initial business combination within such period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such 15-month period (or 18-month or 21-month period, as applicable, if the sponsor exercises its extension options).

Proposed Business

Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares and sponsor shares held by them are subject to forfeiture, and thus will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to liquidating distributions for any founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options). However, if our sponsor, officers or directors continue to own sponsor shares or acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares and the sponsor shares, if we fail to complete our initial business combination within the allotted 15-month time period (or 18-month or 21-month time period, as applicable, if the sponsor exercises its extension options).
Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), unless we provide our public stockholders with the opportunity to redeem their shares of our Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR). However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. Pursuant to our amended and restated certificate of incorporation, such an amendment would need to be approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of our common stock.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining as part of the estimated $3,150,000 of cash held outside of the trust account (including $1,900,000 in expenses the underwriter has agreed to reimburse us), although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.30 (or $10.40 or $10.50, if applicable). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.30 (or $10.40 or $10.50, if applicable). Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors (other than our independent registered public accounting firm), service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held

Proposed Business

in the trust account. If a third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to it and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of our company under the circumstances.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.30 per public share (or $10.40 or $10.50 per public share, if applicable) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.30 per public share (or $10.40 or $10.50 per public share, if applicable) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable).
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $3,150,000 from the proceeds of this offering (including $1,900,000 in

Proposed Business

expenses the underwriter has agreed to reimburse us) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of  $1,500,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1,500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 15th month (or 18th or 21st month, if applicable), and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all

Proposed Business

vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.30 per public share (or $10.40 or $10.50 per public share, if applicable) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.30 per public share (or $10.40 or $10.50 per public share, if applicable) to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law, (ii) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete our Initial Business Combination
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options).

Proposed Business

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions or repurchases at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions or repurchases pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.30 per public share), including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001.	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.30 per public share including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR).
Impact to remaining stockholders	The redemptions in connection with our initial business	If the permitted purchases described above are made there	The redemption of our public shares and any Class A Units of Opco

Proposed Business

Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn to pay taxes of the company or Opco (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	would be no impact to our remaining stockholders because the purchase price would not be paid by us.	(other than those held by TGR) if we fail to complete our business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the private placement warrants be deposited in a U.S.-based trust account. $206,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a US,-based trust account with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $170,100,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$206,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes of the company or Opco paid or payable,	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in

Proposed Business

	Terms of Our Offering	Terms Under a Rule 419 Offering
	and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	The NYSE rules require that our initial business combination must occur with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting commissions held in trust) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. Additionally, the units will	No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Proposed Business

	Terms of Our Offering	Terms Under a Rule 419 Offering
automatically separate into their component parts and will not be traded after completion of our initial business combination.
Exercise of the warrants	The warrants will become exercisable 30 days after the completion of our initial business combination provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of our Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions or repurchases pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder.
Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the

Proposed Business

	Terms of Our Offering	Terms Under a Rule 419 Offering

and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.
If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.
securities are issued.
Business combination deadline	If we have not completed an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will: (1) cease all	If an acquisition has not been completed within 15 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Proposed Business

	Terms of Our Offering	Terms Under a Rule 419 Offering
operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event that we receive notice from the sponsor five days prior to the applicable deadline of its intent to exercise an extension option, we intend to issue a press release announcing such intention to exercise the extension option at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether the funds were timely deposited.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay tax obligations of the Company or Opco, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Proposed Business

	Terms of Our Offering	Terms Under a Rule 419 Offering
completion of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith); (2) the redemption of any public shares (other than sponsor shares) properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (B) with respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity; and (3) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law.
Limitation on redemption rights of stockholders holding 20% or more of our Class A common stock if we hold stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to	Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Proposed Business

	Terms of Our Offering	Terms Under a Rule 419 Offering
Excess Shares (more than an aggregate of 20% of our Class A common stock). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.
Tendering stock certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.
Comparison of This Offering to Offerings by Other Special Purpose Acquisition Companies
While our Up-C structure differs from the structure of other special purpose acquisition companies, the terms of this offering are generally consistent with those of other special purpose acquisition companies. The following table compares the terms of this offering to the typical terms of offerings by other special purpose acquisition companies. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of offerings by other special purpose acquisition companies, and that the underwriter will not exercise its over-allotment option.
	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
Units	We are offering units at an offering price of $10.00 per unit. Each unit consists of one share of Class A	Same.

Proposed Business

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
common stock and a fraction of a warrant to purchase one share of Class A common stock at $11.50 per share.
Warrants	The warrants will become exercisable 30 days after the completion of our initial business combination provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of our Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).	Same.
Founder Shares	Our sponsor acquired a number of Class B Units of Opco that equals 25% of the number of units being offered to the public, inclusive of the underwriter’s over-allotment option, for no consideration, together with a corresponding number of shares of our Class B common stock for a small amount.	Same, except that Opco does not exist, so the sponsor acquires a number of shares of our Class B common stock that equals 25% of the number of units being offered to the public, inclusive of the underwriter’s over-allotment option, for a small amount.
Sponsor Shares	Our sponsor acquired 100 shares of Class A Units of Opco (together with a corresponding number of shares of our Class B common stock) and 2,500 shares of our Class A common stock for a small amount.	Not applicable.
At Risk Capital	Our sponsor will purchase warrants for an aggregate purchase price equal to 5% of the gross proceeds from this offering plus $1.2 million.	Under offerings by other special purpose acquisition companies, the sponsor may purchase warrants for an aggregate purchase price equal to 2% of the gross proceeds of the offering plus $2 million.
Private Placement Warrants	Each private placement warrant will be exercisable to purchase for $11.50 one share of our Class A common stock.	Same, except that Opco does not exist, so each private placement warrant is only exercisable to purchase for $11.50 one share of

Proposed Business

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
our Class A common stock.
Voting Rights	Our shares of our Class A common stock and Class B common stock are entitled to vote on the same basis.	Same.
Investment of Net Proceeds	We will use the proceeds we receive from this offering to purchase Class A Units and warrants in Opco. Opco will deposit approximately $206 million, or $10.30 per unit (approximately $236.9 million, or $10.30 per unit, if the underwriter’s over-allotment option is exercised in full), into a U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee and will use $4.95 million to pay expenses in connection with this offering and for working capital following this offering.	Same, except that Opco does not exist, so the company directly deposits generally $206 million, or $10.30 per unit ($236.9 million, or $10.30 per unit, if the underwriter’s over-allotment option is exercised in full), into a U.S. based trust account and uses $4.95 million to pay expenses in connection with this offering and for working capital following this offering.
Business Combination Deadline	If we do not complete an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if	Either the same or limited to 24 months with no extension in the case of an agreement in principle.

Proposed Business

	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Redemption Right	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco.	Same.
Release of Funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay tax obligations of the Company or Opco, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith); (2) the redemption of any public shares (other than sponsor shares) properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) or (B) with	Same.

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	Terms of Our Offering	Terms Under Offerings by Other Special Purpose Acquisition Companies
respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity; and (3) the redemption of our public shares and any Class A Units of Opco (other than those held by TGR) if we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), subject to applicable law.
Opco Units	The Class B Units of Opco will convert into Class A Units of Opco in connection with the initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as described elsewhere in this prospectus. In addition, following our initial business combination, holders of Class A Units of Opco (other than TGR) will have the right, subject to certain limitations, to exchange Class A Units of Opco (and a corresponding number of shares of our Class B common stock) for, at our option, (i) shares of our Class A common stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) an equivalent amount of cash.	Not applicable.
Competition
In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

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Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Conflicts of Interest
The following discussion describes certain potential conflicts of interest that exist or may exist among the related companies and our company. These are considerations of which investors in our company should be aware, and which may cause conflicts that could disadvantage us. They are not, and are not intended to be, a complete enumeration or explanation of all of the potential conflicts of interest that may arise. Present and future activities of any of the related companies in addition to those described in this “—Conflicts of Interest” or in “Management—Conflicts of Interest” may give rise to additional conflicts of interest. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise. There can be no assurance that any of the related companies will be able to resolve all conflicts in a manner that is favorable to us, and any such conflicts may have a material adverse effect on us, including our ability to consummate an initial business combination.
The related companies have direct and indirect interests in subsidiaries and other companies which are engaged broadly in the energy and natural resources industries. Conflicts may arise from KRP’s affiliation with our company, as well as from actions undertaken by any of the related companies. One or more of the related companies may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunities, we may be precluded from procuring such opportunities and, in the case of KRP, we note that all opportunities presented to us will first be subject to consideration by a standing committee of KRP’s board of directors. In addition, investment ideas generated within KRP may be suitable for both us and for one or more of the related companies and may be directed to such entity rather than to us. Moreover, any of the related companies may take commercial steps which may have an adverse effect on us, including on any target we acquire in the initial business combination.
Any potential conflict that qualifies as a “related party transaction” (as defined in Item 404 of Regulation S-K under the Securities Act) is subject to review by an independent committee of the applicable issuer’s board of directors in accordance with its corporate governance guidelines. We may enter into transactions with one or more of the related companies. There can be no assurance that the terms of any such transactions will be as favorable to us as would be the case where there is no overlapping officer or director. See “Risk Factors—We may engage in a business combination with one or more target businesses that may be owned by our sponsor or one or more of the related companies, or its or their officers or directors, which may raise potential conflicts of interest.”
Fiduciary or Other Duties to Other Companies; Competition for Targets
All of our officers also serve as executive officers of one or more of the related companies and certain of our directors serve on the board of directors of one or more of the related companies as well as may serve on the boards of directors of other companies other companies. Our officers and members of our Board have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at any of the related companies have fiduciary duties to that company’s stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting us and one or more of the related companies or other companies to which they owe fiduciary duties.
For example, each of our officers and directors has, and any of them in the future may have, additional fiduciary or contractual obligations to one or more other entities (including, without limitation, to one or more of the entities listed in “Management—Conflicts of Interest”) pursuant to which such officer or director may be required to present a business combination opportunity to such entities before he or she presents such opportunity to us. Also, none of KRP, our sponsor or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity to which he or she has then-current fiduciary or contractual obligations to present such opportunity to any of the related companies or to any other entity, he or she may only present such opportunity to us if such other entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce

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our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company; such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and such person has no fiduciary or contractual obligation to present the opportunity to any other person or entity.
Similarly, as noted above, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company; such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and such person has no fiduciary or contractual obligation to present the opportunity to any other person or entity.
In addition, KRP will adopt a policy pursuant to which any business combination opportunity that is a corporate opportunity of KRP that may also be a business combination opportunity for our company will first be presented to the conflicts committee of the board of directors of KRP, which is made up solely of independent directors, for consideration as to whether KRP desires to pursue such business combination opportunity as a direct investment or to present such opportunity to our company for consideration. The members of the conflicts committee of the board of directors of KRP will not serve in any fiduciary capacity at our company.
Selection of Service Providers
In addition to any services provided under the services agreement with KRP, we expect to engage service providers (including attorneys and consultants) that may also provide services to our sponsor and any of the related companies. We intend to select these service providers based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, relationships with one or more of the related companies or others, and price. These service providers may have business, financial, or other relationships with one or more of the related companies. These relationships may or may not influence our selection of these service providers. In such circumstances, there may be a conflict of interest between us, on the one hand, and one or more of the related companies, on the other hand, if we determine not to engage or continue to engage these service providers. The service providers selected by us may charge different rates to different recipients based on the specific services provided, the personnel providing the services, or other factors. As a result, the rates paid with respect to these service providers by us, on the one hand, may be more or less favorable than the rates paid by KRP, on the other hand.
Sponsor Indemnity
Our sponsor will agree that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below the lesser of: (1) $10.30 per public share (or $10.40 or $10.50 per public share, if applicable); and (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share (or $10.40 or $10.50 per public share, if applicable). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in

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connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
Facilities
Our executive offices are located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 and our telephone number is (817) 945-9700. The cost for our use of this space is included in the $25,000 per month fee we will pay to our sponsor for administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in.
Periodic Reporting and Financial Information
We have registered our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials (as applicable) sent to stockholders. These financial statements may be required to be prepared in accordance with GAAP, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that any applicable requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”

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including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of  (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

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Directors and Executive Officers
Our directors and executive officers are as follows:
Name	Age	Title
Zachary M. Lunn................................	35	President & Chief Executive Officer
R. Blayne Rhynsburger........................	35	Controller
Robert D. Ravnaas..............................	64	Chairman of the Board of Directors
R. Davis Ravnaas................................	36	Director and Strategic Advisor
Matthew S. Daly..................................	49	Director and Strategic Advisor
Kimberly DeWoody.............................	38	Director
Fred N. Reynolds.................................	64	Director
Zachary M. Lunn
Zachary Lunn has extensive operating experience in the E&P sector, including conventional and unconventional reservoirs across multiple states and basins. Mr. Lunn began his career with Nexen Petroleum USA, gaining experience in operations, business development, and reservoir engineering while working assets in the Gulf of Mexico. Following the $15.1 billion sale of Nexen to CNOOC, Mr. Lunn pursued a production/operations position with Petro-Hunt LLC, where he supervised the company’s operated production, including all conventional and unconventional reservoirs in Texas, Louisiana, Mississippi, North Dakota, Montana, and Wyoming. Further, Mr. Lunn created a development plan for 500,000 Bakken acres and played an integral role on the divestiture team, resulting in $1.45 billion in M&A activity. In 2014, Mr. Lunn joined Enduro Resource Partners and was responsible for 550 wellsites in North Dakota, Texas, and Louisiana. In July 2018, upon learning that Enduro Resource Partners planned to sell their assets, Mr. Lunn partnered with the principals of Cobra Oil & Gas Corporation and acquired the properties. Upon acquisition, Mr. Lunn managed all day-to-day activities of Cobra Oil & Gas Corporation including operations, marketing, business development, and finance. Under Mr. Lunn’s stewardship, Cobra Oil & Gas grew production while maintaining high levels of free cash flow. Mr. Lunn is a member of the Society of Petroleum Engineers, American Association of Drilling Engineers, and Fort Worth Wildcatters. He received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University.
R. Blayne Rhynsburger
Blayne Rhynsburger has served as the Controller of the general partner of KRP since February 2017. Mr. Rhynsburger previously served as the Controller of KRP’s predecessor from November 2015 until KRP’s IPO. Prior to that time, Mr. Rhynsburger served as audit manager from July 2014 to November 2015, audit senior from July 2011 to June 2014, and audit staff from September 2009 to June 2011 at Whitley Penn LLP, where he specialized in assurance and advisory services for clients in multiple industries, primarily energy clients in the public and private sectors. Mr. Rhynsburger also has served as an adjunct professor of petroleum accounting in the graduate school of Texas Christian University’s Neeley School of Business since 2015. Mr. Rhynsburger holds a Bachelor of Business Administration degree in Accounting and Finance and a Master of Accounting degree from Texas Christian University. He is also a member of the Texas Society of Certified Public Accountants.
Robert D. Ravnaas
Bob Ravnaas has served as Chief Executive Officer of the general partner of KRP and chairman of its board of directors since November 2015. Mr. R. Ravnaas served as President of Cawley, Gillespie & Associates, Inc., a petroleum engineering firm, from 2011 until February 2017. He also served as President and director of Rivercrest Royalties II, LLC from 2014 until December 2017, and as President and director of Rivercrest Royalties, LLC from 2013 until KRP’s IPO. Prior to joining Cawley, Gillespie & Associates, Inc. in 1983, he worked as a Production Engineer for Amoco Production Company from 1981

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to 1983. Mr. R. Ravnaas received a Bachelor of Science degree with special honors in Chemical Engineering from the University of Colorado at Boulder and a Master of Science degree in Petroleum Engineering from the University of Texas at Austin. He is a registered professional engineer in Texas and a member of the Society of Petroleum Engineers, the Society of Petroleum Evaluation Engineers and the American Association of Petroleum Geologists. Mr. R. Ravnaas is the father of Davis Ravnaas, one of our directors and strategic advisors. We believe Mr. R. Ravnaas’s extensive background in the energy industry makes him well qualified to serve on our board of directors.
R. Davis Ravnaas
Davis Ravnaas has served as President and Chief Financial Officer of the general partner of KRP since November 2015. Mr. D. Ravnaas co-founded Rivercrest Royalties, LLC, which was the predecessor to KRP, in October 2013, served as its Vice President and Chief Financial Officer from November 2013 to October 2015 and served as its President and Chief Financial Officer from October 2015 until KRP’s IPO. He has also served as Vice President and Chief Financial Officer of Rivercrest Royalties Holdings II, LLC and/or its predecessor, Rivercrest Royalties II, LLC, since August 2014, and he is a partial owner of other companies that have contributed assets to KRP in the past and may do so in the future. From 2010 to 2012, Mr. D. Ravnaas was responsible for sourcing, evaluating and monitoring investments in energy and industrials companies as an associate investment professional with Crestview Partners, a New York based private equity fund with $6.0 billion under management. Mr. D. Ravnaas left Crestview Partners in 2012 to attend the Stanford Graduate School of Business, where he earned his Master in Business Administration in 2014. Mr. D. Ravnaas also has an AB in Economics from Princeton University and a MSc in Finance and Economics from the London School of Economics. Mr. D. Ravnaas is the son of Bob Ravnaas, our Chairman of the Board of Directors. We believe Mr. D. Ravnaas is well qualified to serve on our board of directors due to his industry experience and investment background.
Matthew S. Daly
Matthew S. Daly has served as Chief Operating Officer of the general partner of KRP since May 2017. Mr. Daly previously served as Senior Vice President—Corporate Development of the general partner of KRP beginning in September 2016 and he served as Senior Vice President—Corporate Development of KRP’s predecessor from August 2016 until KRP’s IPO. Prior to joining Kimbell, Mr. Daly spent 11 years in investment management, most recently at Kleinheinz Capital Partners, Inc. and Hirzel Capital Management, LLC, two Texas-based investment firms each with over $1 billion in assets under management, where he helped manage both the public and private energy investments. He was also Chairman of Delta Biofuels, Inc., a portfolio company of Kleinheinz Capital Partners, Inc. Prior to this, Mr. Daly was an investment banker at Wasserstein Perella & Co. in New York City and later Lazard Frères & Co., where he was a Vice President in the Mergers and Acquisitions group. Within this role, he advised on transactions totaling over $10 billion in value including acquisitions, divestitures, corporate restructurings and special committee assignments relating to takeover defense. He began his career at Arthur Andersen LLP in Dallas. He has a BBA from the University of Texas at Austin and an MBA from the Booth School at the University of Chicago. We believe Mr. Daly is well qualified to serve on our board of directors due to his investment background and his extensive experience related to merger and acquisition analysis, execution and integration.
Kimberly DeWoody
Kimberly DeWoody is the Finance Director for the Southwestern Exposition and Livestock Show (Fort Worth Stock Show & Rodeo), where she oversees all aspects of the Show’s accounting and finance functions. Prior to joining the Show in November 2020, Ms. DeWoody spent a total of 13 years at Whitley Penn LLP where she became an audit partner effective January 1, 2017. Throughout her time at Whitley Penn, Ms. DeWoody had extensive experience providing audit and assurance services to a broad range of industries, with a significant focus on the oil and gas sector, and her clients included both publicly traded and privately held companies. Ms. DeWoody has substantial knowledge of U.S. accounting and auditing standards gained through her public accounting career. Additionally, while at Whitley Penn, Ms. DeWoody had international and IFRS experience through her participation in the Nexia International Secondment Program where she worked at Smith & Williamson’s London office. She began in her career in public

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accounting at Ernst & Young in Houston, Texas. Ms. DeWoody was awarded “Forty Under 40” by Hart Energy’s Oil & Gas Investor. Additionally, Ms. DeWoody was awarded “Forty Under 40” by the Fort Worth Business Press and is a graduate of Leadership Fort Worth. She was awarded the Legacy of Women Award by SafeHaven of Tarrant County. Ms. DeWoody holds Bachelor of Business Administration and Master of Accountancy degrees from Baylor University. She is a certified public accountant, licensed in the state of Texas, and a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants (TXCPA), and Fort Worth Chapter of TXCPA. We believe that Ms. DeWoody is well qualified to serve as a director due to her financial and accounting expertise and industry experience.
Fred N. Reynolds
Mr. Reynolds is the principal owner of Fred S. Reynolds and Associates, a petroleum engineering consulting firm located in Fort Worth, Texas. Mr. Reynolds graduated in 1979 with a Bachelor of Science in Petroleum Engineering from the University of Oklahoma. Following graduation, Mr. Reynolds worked for Chevron U.S.A. and Equity Oil Company as a drilling and completion engineer and Engineering Manager, before joining his father and forming the petroleum engineering consulting firm of Fred S. Reynolds and Associates in 1983. The consulting business consults in all aspects of petroleum engineering with the emphasis on reservoir evaluations, reserve determinations, and economic projections for the purposes of determining fair market value, loan values, and prospect screening. The firm’s clients are oil and gas companies, individual royalty and working interest owners, estate planning attorneys, and bank trust and energy lending departments. We believe that Mr. Reynolds is well qualified to serve as a director due to his expertise in the energy industry.
We intend to have five directors upon completion of this offering. Our Board will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors elected prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors will expire at our first annual meeting of stockholders. The term of office of the second class of directors will expire at the second annual meeting of stockholders. The term of office of the third class of directors will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the Board.
Director Independence
The NYSE listing standards require that a majority of our Board be independent. In conformity with the NYSE’s “phase-in” rules, within one year of our initial public offering, a majority of our Board will be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Our Board has determined that Ms. DeWoody and Mr. Reynolds are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we have agreed to pay our sponsor a total of $25,000 per month for administrative and support services. In addition, our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we have agreed, pursuant to the administrative services agreement with our sponsor relating to the monthly reimbursement for office

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space and administrative services described above, that we will indemnify our sponsor from any claims arising out of or relating to this offering or the company’s or Opco’s operations or conduct of the company’s or Opco’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s or Opco’s activities or any express or implied association between our sponsor and the company or Opco or any of their affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation or tender offer materials (as applicable) furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of our management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our Board.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The charter of each committee will be available on our website.
Audit Committee
We established an audit committee of the Board. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to the exception described below. Because our securities will be listed on the NYSE in connection with our initial public offering, we have one year from the date of this offering to appoint a third member to our audit committee and to have our audit committee be comprised solely of independent members. Ms. DeWoody and Mr. Reynolds serve as the initial members of our audit committee. Ms. DeWoody and Mr. Reynolds are independent. We will appoint a third qualifying member to our audit committee within one year from the date of listing to comply with the audit committee requirement.

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Ms. DeWoody chairs the audit committee. Each member of the audit committee is financially literate and our Board has determined that Ms. DeWoody qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We adopted an audit committee charter, which details the principal functions of the audit committee, including:
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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

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setting clear hiring policies for employees or former employees of the independent auditors;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
We established a compensation committee of the Board. Ms. DeWoody and Mr. Reynolds serve as the initial members of our compensation committee. Under the NYSE listing standards and applicable SEC rules, and subject to the phase-in rules of the NYSE, we are required to have a fully independent compensation committee. Ms. DeWoody and Mr. Reynolds are independent. Mr. Reynolds chairs the compensation committee.
We adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

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reviewing and approving on an annual basis the compensation of all of our other officers;

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reviewing on an annual basis our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
We established a nominating and corporate governance committee of the Board. The members of our nominating and corporate governance committee are Ms. DeWoody and Mr. Reynolds. Mr. Reynolds chairs the nominating and corporate governance committee.
The primary purposes of our nominating and corporate governance committee are to assist the Board in:
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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

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developing, recommending to the Board and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.
Director Nominations
Our nominating and corporate governance committee will recommend to the Board candidates for nomination for election at the annual meeting of the stockholders. The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our Board.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our Board.

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Code of Business Conduct and Ethics
We have adopted a Code of Ethics applicable to our directors, officers and employees. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chairman of the Board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.
Conflicts of Interest
Members of our sponsor may compete with us for acquisition opportunities. If they decide to pursue any such opportunity, we may be precluded from procuring such opportunities. Neither members of our sponsor nor members of our management team who are members of our sponsor have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the company. Members of our sponsor and our management, in their other endeavors, may be required to present potential business combinations to other entities, before they present such opportunities to us. See “Risk Factors—We are dependent upon our executive officers and directors who must allocate their time among our business and other businesses. The departure of our executive officers or directors or conflicts of interest in their determination as to how much time to devote to our affairs could have a negative impact on our ability to complete our initial business combination.”
In addition, members of our sponsor may sponsor other blank check companies similar to ours during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. In addition, we may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Potential investors should also be aware of the following other potential conflicts of interest:

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None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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Our initial stockholders have agreed that any founder shares will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed that any founder shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, if we fail to consummate our initial business combination within 15 months after the closing of this offering (or up to 21 months, if the sponsor exercises its extension options). If we do not complete our initial business combination within such applicable time period, the portion of the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares and any Class A Units of Opco (other than those held by TGR), and the private placement warrants will expire worthless. Furthermore, our initial stockholders have agreed not to transfer, assign or sell any founder shares held by them, and any shares of our Class A common stock acquired upon exchange of founder shares, until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A common stock underlying such warrants will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of

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corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with KRP, our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated (as defined in our amended and restated certificate of incorporation) with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
In the event that we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Our initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if  (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.
Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our named executive officers and directors that beneficially owns shares of our common stock; and

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all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
In May 2021, our sponsor received an aggregate of 100 Class A Units of Opco, 5,750,000 Class B Units of Opco, 2,500 shares of our Class A common stock and 5,750,100 shares of our Class B common stock. The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriter does not exercise its over-allotment option, that our sponsor forfeits 750,000 founder shares on a pro rata basis, and that there are 25,002,600 shares of our common stock issued and outstanding after this offering.
Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned(2)	Approximate Percentage of Outstanding Shares of Class A Common Stock		Number of Shares of Class B Common Stock Beneficially Owned(2)	Approximate Percentage of Outstanding Shares of Class B Common Stock
		Before Offering	After Offering		Before Offering	After Offering
Kimbell Tiger Acquisition Sponsor, LLC (our sponsor)(3)(4)	2,500	100%	*	5,750,100	100%	100%
Directors and Named Executive Officers:
Zachary M. Lunn(4)	—	—	—	—	—	—
R. Blayne Rhynsburger(4)	—	—	—	—	—	—
Robert D. Ravnaas(4)	—	—	—	—	—	—
R. Davis Ravnaas(4)	—	—	—	—	—	—
Matthew S. Daly(4)	—	—	—	—	—	—
Kimberly DeWoody(4)	—	—	—	—	—	—
Fred N. Reynolds(4)	—	—	—	—	—	—
All directors and executive officers as a group (7 individuals)	2,500	100%	*	5,750,100	100%	100%

*
Less than 1%

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 777 Taylor Street, Suite 810, Fort Worth, Texas 76102.

(2)
Interests shown consist of founder shares and sponsor shares. The Class A Units of Opco (and corresponding shares of our Class B common stock) comprising a portion of such shares will be exchangeable for shares of our Class A common stock after

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the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(3)
KRP Opco is the managing member of our sponsor. KRP Opco has sole voting and investment discretion with respect to the shares held by the sponsor. The managing member of KRP Opco is KRP. KRP may be deemed to beneficially own the shares held by our sponsor by virtue of its direct ownership of our sponsor. KRP is controlled by Kimbell Royalty GP, LLC, which is the general partner of KRP. The general partner of KRP is owned by a holding company that is controlled by entities affiliated with Robert D. Ravnaas, among others. Mr. R. Ravnaas, by virtue of his indirect ownership interest in the entity that owns the general partner of KRP, may be deemed to beneficially own the non-economic general partner interest of KRP held by its general partner. Mr. R. Ravnaas disclaims benefic ownership of this interest.

(4)
Our sponsor is the record holder of such shares. The members of our management team and directors are among the members of our sponsor but do not have voting or investment discretion with respect to the shares held by our sponsor. Each of such individuals disclaims any beneficial ownership of the securities held by our sponsor other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly.

Immediately after this offering, the founder shares held by our initial stockholders will represent 20% of our total outstanding equity (excluding the sponsor shares). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination. Pursuant to the terms of our amended and restated certificate of incorporation, holders of our Class B common stock have the exclusive right to elect, remove and replace any director prior to the consummation of our initial business combination. This provision may only be amended if approved by holders of 90% of our common stock entitled to vote thereon.
The holders of the founder shares and sponsor shares have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 12,750,000 warrants (or 14,100,000 warrants if the underwriter’s over-allotment option is exercised in full) at a price of  $1.00 per warrant ($12,750,000 in the aggregate, or $14,100,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.
Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.
Transfers of Founder Shares and Private Placement Warrants
The founder shares, private placement warrants and any shares of our Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to a letter agreement entered into by our sponsor, directors, officers and us. This letter agreement provides that the founder shares, and any shares of our Class A common stock acquired upon exchange of founder shares, may not be transferred, assigned or sold until the earlier of  (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
The shares of our Class B common stock comprising a portion of the founder shares and sponsor shares cannot be transferred without transferring a corresponding number of Opco Units and vice versa.
The letter agreement provides that the private placement warrants may not be transferred, assigned or sold until 30 days following the completion of our initial business combination.

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Additionally, in the event of  (i) our liquidation prior to the completion of our initial business combination or (ii) the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stock holders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination, the lock-up period shall terminate. However, in the case of clauses (a) through (f) below, such securities may be transferred during the lock-up period to certain permitted transferees, provided that they enter into a written agreement agreeing to be bound by these transfer restrictions. Permitted transfers include: (a) transfers to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor or their affiliates, or any affiliates of our sponsor or any employees of any affiliates of our sponsor; (b) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by virtue of the laws of the state of Delaware or our sponsor’s operating agreement upon dissolution of our sponsor; and (f) transfers by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased.
Permitted transferees would be subject to the same written agreements as our sponsor, directors and officers with respect to (i) voting any founder shares held by them in favor of the initial business combination, (ii) agreeing to not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of public shares if we do not complete an initial business combination within 15 months (or up to 21 months, if the sponsor exercises its extension options) and (iii) waiving their redemption rights and rights to certain distributions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Founder Shares
In May 2021, our sponsor received 5,750,000 Class B Units of Opco for no consideration and purchased 5,750,000 corresponding shares of our Class B common stock, 2,500 shares of our Class A common stock and 100 Class A Units of Opco and 100 corresponding shares of our Class B common stock for an aggregate of  $25,000. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the total outstanding equity upon completion of this offering (excluding the sponsor shares). Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares (including the Class A common stock issuable upon exchange thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Private Placement Warrants
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 12,750,000 private placement warrants (or 14,100,000 private placement warrants if the over-allotment option is exercised in full) for a purchase price of  $1.00 per warrant in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued at between $12,750,000 and $14,100,000 if the underwriter’s over-allotment option is exercised in full, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase for $11.50 one share of our Class A common stock. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination.
Opco LLC Agreement
In connection with this offering, we will enter into the Amended and Restated Limited Liability Company Agreement of Opco (the “Opco LLC Agreement”). A form of the Opco LLC Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, and the following description of the Opco LLC Agreement is qualified in its entirety by reference thereto.
Conversion of Class B Units of Opco and Exchange Right
Our initial stockholders own all of the outstanding Class B Units of Opco. The Class B Units of Opco will convert into Class A Units of Opco in connection with the initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as described below under “—Founder Shares Anti-Dilution.”
In addition, following our initial business combination, holders of Class A Units of Opco (other than TGR) will have the right (an “exchange right”), subject to certain limitations, to exchange Class A Units of Opco (and a corresponding number of shares of our Class B common stock) for, at our option, (i) shares of our Class A common stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Our decision to make a cash payment upon an exercise of an exchange right will be made by our independent directors. We will determine whether to issue shares of our Class A common stock or pay cash based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A common stock (including trading prices for the Class A common stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of preferred stock) to acquire the Class A Units of Opco and alternative uses for such cash.
Holders of Class A Units of Opco (other than TGR) will generally be permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving 500,000 or more Class A Units of Opco (subject to our discretion to permit exchanges of a lower number of units) may occur at any time upon ten business days’ advanced notice. The exchange rights will be subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon us and ensure that Opco will continue to be treated as a partnership for U.S. federal income tax purposes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Following any exchange of Class A Units of Opco (and a corresponding number of shares of our Class B common stock), TGR will retain the Class A Units of Opco and cancel the shares of our Class B common stock. As the holders of Class A Units of Opco (other than TGR) exchange their Class A Units of Opco, our membership interest in Opco will be correspondingly increased, the number of shares of our Class A common stock outstanding will be increased, and the number of shares of our Class B common stock outstanding will be reduced.
In connection with our initial business combination, we might choose to issue additional Class A Units of Opco (and corresponding shares of our Class B common stock) to participants in the business combination, such as sellers of assets or entities or financing sources. We expect that any participants receiving Class A Units of Opco in the business combination will have an exchange right on substantially the same terms as described above.
Founder Shares Anti-Dilution
In the case that additional shares of our Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the offering in connection with the initial business combination, the number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted (unless the holders of a majority of the outstanding founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder shares have been exchanged for shares of our Class A common stock, the aggregate number of shares of our Class A common stock received by holders in exchange for founder shares would equal 20% of the sum of the total outstanding shares of our Class A common stock upon the completion of this offering (excluding the sponsor shares and any shares issuable upon exercise of any warrants) plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination). In addition, the number of outstanding shares of our Class B common stock will be adjusted through a stock split or stock dividend so that the total number of outstanding shares of our Class B common stock corresponds to the total number of Class A Units of Opco outstanding (other than those held by TGR) plus the total number of Class A Units of Opco into which the Class B Units of Opco are entitled to convert.
Non-Liquidating Distributions and Allocations of Income and Loss
Our sponsor, executive officers and directors will agree that we will have only 15 months from the closing of this offering to complete our initial business combination (or up to 21 months, if the sponsor exercises its extension options). In the event that we receive notice from the sponsor five days prior to the applicable deadline of its intent to exercise an extension option, we intend to issue a press release announcing such intention to exercise the extension option at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether the funds were timely deposited. If we have not completed our initial business combination within such 15-month period (or 18-month or 21-month period, as applicable, if the sponsor exercises its extension options), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such 15-month period (or 18-month or 21-month period, as applicable, if the sponsor exercises its extension options).
Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares are subject to forfeiture, and thus will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

liquidating distributions for any founder shares, if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options). However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares and the sponsor shares if we fail to complete our initial business combination within the allotted 15-month time period (or 18-month or 21-month period, as applicable, if the sponsor exercises its extension options).
The underwriter has agreed to waive its rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares and any Class A Units of Opco (other than those held by TGR).
After our initial business combination, net profits and net losses of Opco generally will be allocated to holders of Opco Units on a pro rata basis in accordance with their respective percentage ownership of Opco Units (except for certain allocations of book income and loss items and book-tax differences that may be specially allocated). After our initial business combination, to the extent cash is available, tax distributions will be made to the holders of Opco Units, on a pro rata basis in accordance with their respective percentage ownership of Opco Units, in an amount sufficient to allow TGR to satisfy its actual tax liabilities.
Issuance of Equity
Except as otherwise determined by us, at any time TGR issues a share of its Class A common stock or any other equity security, the net proceeds received by TGR with respect to such issuance, if any, shall be concurrently invested in Opco, and Opco shall issue to TGR one Class A Unit or other economically equivalent equity interest. Conversely, if at any time any shares of TGR’s Class A common stock are redeemed, repurchased, or otherwise acquired by TGR, including in connection with the exercise of redemption rights by holders of our public shares, Opco shall redeem, repurchase or otherwise acquire an equal number of Opco Units held by TGR, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.
Other Transactions with Our Sponsor
As more fully discussed in the section of this prospectus titled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities.
Commencing on the date that our securities are first listed on the NYSE, we will pay our sponsor a total of  $25,000 per month for administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
We have agreed, pursuant to the administrative services agreement with our sponsor relating to the monthly reimbursement for office space and administrative services described above, that we will indemnify our sponsor from any claims arising out of or relating to this offering or the company’s or Opco’s operations or conduct of the company’s or Opco’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s or Opco’s activities or any express or implied association between our sponsor and the company or Opco or any of their affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account.
Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, officers and directors, or any of their respective affiliates, for

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the closing of this offering, our sponsor loaned us $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the closing of this offering. The loan will be repaid upon the closing of this offering as part of the estimated $1,500,000 of offering expenses. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials (as applicable) furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We will enter into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of our Class A common stock issuable upon exercise of the private placement warrants and upon exchange of the founder shares, which is described under the heading “Description of Securities—Registration Rights.”
Related Party Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.
In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES
Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 225,000,000 shares of our Class A common stock, $0.0001 par value, 25,000,000 shares of our Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of  $10.00 and consists of one whole share of our Class A common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of  $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of our Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of our Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of our Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Common Stock
Upon the closing of this offering, 25,002,600 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 750,000 founder shares by our sponsor), consisting of:
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20,002,500 shares of our Class A common stock, including shares underlying the units being offered in this offering and shares included in sponsor shares; and

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5,000,100 shares of our Class B common stock held by our initial stockholders.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. On any matter submitted to a vote of our stockholders, holders of our Class A common stock and holders of our Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our Board will be divided into three

DESCRIPTION OF SECURITIES

classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of our Class A common stock are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of TGR.
Because our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of our Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of our Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.
Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus, we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.30 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares and sponsor shares will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor,

DESCRIPTION OF SECURITIES

officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions or repurchases in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of our Class A common stock, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 20% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our business combination, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares and sponsor shares, we would need 7,500,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,250,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of the business combination (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction (subject to the limitation described in the preceding paragraph).
Pursuant to our amended and restated certificate of incorporation, if we do not complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less an amount required to satisfy taxes of the company and Opco and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed that any founder shares held by them are subject to forfeiture, and will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to liquidating distributions for any founder shares, if we fail to complete our business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options). However, if our sponsor, officers or directors acquire public shares, other than sponsor shares, in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares and the sponsor shares if we fail to complete our business combination within the prescribed time period.

DESCRIPTION OF SECURITIES

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares include shares of our Class B common stock and Class B Units of Opco (or the Class A Units of Opco into which such Class B Units convert in connection with our initial business combination). The Class B Units of Opco will convert into Class A Units of Opco in connection with our initial business combination one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. The founder shares are exchangeable for shares of our Class A common stock after the time of our initial business combination, subject to adjustment for stock splits, dividends, reorganizations and the like and subject to further adjustment as provided herein.
Together, the founder shares are substantially similar to the shares of Class A common stock included in the units being sold in this offering, except that:
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the founder shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of our Class B common stock, which together will be exchangeable for shares of our Class A common stock after the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; following our initial business combination, holders of our Class A common stock and holders of our Class B common stock will generally vote together as a single class on matters presented for a stockholder vote, except as required by Delaware law or stock exchange rule, with each share of our common stock entitling the holder to one vote;

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the founder shares are subject to certain transfer restrictions, as described in more detail below;

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pursuant to the Opco LLC Agreement and a letter agreement that our sponsor, officers and directors have entered into with us, they have agreed:

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that any founder shares and sponsor shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with the completion of our initial business combination;

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that any founder shares and sponsor shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any public shares held by them, in connection with a stockholder vote to amend our amended and restated certificate of incorporation in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options);

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that any founder shares held by them are subject to forfeiture, and thus will not be entitled to liquidating distributions from the trust account, and they will waive any such rights to liquidating distributions for any founder shares, if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares and sponsor shares they hold if we fail to complete our business combination within the prescribed time frame);

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in certain limited circumstances the Class B Units of Opco will have more limited rights to current or liquidating distributions from us. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination.

DESCRIPTION OF SECURITIES

Our initial stockholders have agreed to vote any founder shares and sponsor shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares and sponsor shares, we would need 7,500,001, or 37.5% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,250,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved; and
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the Class A common stock into which the founder shares are exchangeable are entitled to registration rights.

The founder shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of our Class B common stock, which together will be exchangeable for shares of our Class A common stock after the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of our Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the business combination, the number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted (unless the holders of a majority of the outstanding founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that, after all founder shares have been exchanged for shares of our Class A common stock, the aggregate number of shares of our Class A common stock received by holders in exchange for founder shares would equal 20% of the sum of the total outstanding shares of our Class A common stock upon completion of this offering (excluding the sponsor shares and any shares issuable upon exercise of any warrants) plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination). In addition, the number of outstanding shares of our Class B common stock will be adjusted through a stock split or stock dividend so that the total number of outstanding shares of our Class B common stock corresponds to the total number of Class A Units of Opco outstanding (other than those held by TGR) plus the total number of Class A Units of Opco into which the Class B Units of Opco are entitled to convert.
Sponsor Shares
In May 2021, our sponsor purchased 100 Class A Units of Opco and a corresponding number of shares of our Class B common stock (which together will be exchangeable into shares of Class A common stock after our initial business combination on a one-for-one basis) and 2,500 shares of our Class A common stock.
Our initial stockholders have agreed not to transfer, assign or sell any founder shares or sponsor shares held by them, and any shares of our Class A common stock acquired upon exchange of founder shares, until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (i) the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our sponsor (or its permitted transferees) will forfeit up to 750,000 founder shares depending on the exercise of the over-allotment option in order to maintain our initial stockholders’ ownership of 20% of our total outstanding equity after this offering (excluding the sponsor shares). Together, the founder shares are substantially similar to the shares of common stock included in the units being sold in this offering, other than certain distribution rights. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination.

DESCRIPTION OF SECURITIES

Preferred Stock
Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of  $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the shares of our Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of our Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Upon the exercise of a warrant to purchase one share of our Class A common stock, we will exercise a corresponding warrant to acquire one Class A Unit of Opco.
We will not be obligated to deliver any shares of our Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of our Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of our Class A common stock underlying such unit.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the consummation of our initial business combination, we will use our commercially reasonable efforts to file a post-effective amendment to the registration statement for this offering or a new registration statement with the SEC under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement or post-effective amendment to the registration statement for this offering, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if

DESCRIPTION OF SECURITIES

our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of our shares of Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when our Class A common stock equals or exceeds $18.00.
Once the warrants become exercisable, we may call the warrants for redemption for cash:
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in whole and not in part;

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at a price of  $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

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if, and only if, the reported last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrantholder to pay the exercise price for each warrant being exercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption Procedures.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.
The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted pursuant to the following three

DESCRIPTION OF SECURITIES

paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
If the number of outstanding shares of our Class A common stock is increased by a stock dividend payable in shares of our Class A common stock, or by a split-up of shares of our Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our Class A common stock. A rights offering to holders of our Class A common stock entitling holders to purchase shares of our Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Class A common stock equal to the product of  (i) the number of shares of our Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Class A common stock) multiplied by (ii) one (1) minus the quotient of  (x) the price per share of our Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our Class A common stock, in determining the price payable for our Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of our Class A common stock on account of such shares of our Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of our Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of our Class A common stock in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our Class A common stock if we have not consummated our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our Class A common stock.
Whenever the number of shares of our Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our Class A common stock (other than those described above or that solely affects the par value of such shares of our Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any

DESCRIPTION OF SECURITIES

reclassification or reorganization of our outstanding shares of our Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The warrant exercise price will not be adjusted for other events.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake (including to conform the terms of the warrants to those described herein, but requires the approval by the holders of at least 50% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
In addition, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by the sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price, the $18.00 per share redemption trigger price described above under “—Redemption of Warrants When Our Class A Common Stock Equals or Exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the newly issued price, and the $10.00 per share redemption trigger price described above under “—Redemption of Warrants When Our Class A Common Stock Equals or Exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the newly issued price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of our Class A common stock or any voting rights until they exercise their warrants and receive shares of our Class A common stock. After the issuance of shares of our Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares of Class A common stock will be issued upon exercise of the warrants on a cashless basis. If, upon exercise of the warrants on a cashless basis, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

DESCRIPTION OF SECURITIES

Private Placement Warrants
The private placement warrants (including the shares of our Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. Upon the exercise of a warrant to purchase one share of our Class A common stock, TGR will exercise a corresponding warrant to acquire one Class A Unit of Opco.
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
Our sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the our Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants” made to our officers and directors and other persons or entities affiliated with our sponsor.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.
Our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These

DESCRIPTION OF SECURITIES

provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will beneficially own shares representing 20% of the total outstanding shares of our Class A common stock upon the closing of this offering (assuming the exchange of all the founder shares for Class A common stock and that they do not purchase any units in this offering and excluding the sponsor shares), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco (less an amount required to satisfy taxes of the company and Opco up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

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Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, KRP or either of their officers or directors, including TGR and/or one or more of its portfolio companies, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such an business combination is fair to our company from a financial point of view;

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If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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The NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting commissions held in trust) at the time of the agreement to enter into the initial business combination;

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If our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by TGR); and

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We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

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In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws
We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 20% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that our sponsor and its respective affiliates, any of their respective direct or indirect transferees of at least 20% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.
Our amended and restated certificate of incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum for Certain Lawsuits
Our amended and restated certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware,

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except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, our amended and restated certificate of incorporation provides that the federal courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

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Action by Written Consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.
Classified Board of Directors
Our Board will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
Class B Common Stock Consent Right
For so long as any shares of our Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of our Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal of would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of our Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our Class B common stock were present and voted.
Securities Eligible for Future Sale
Immediately after the consummation of this offering, we will have 25,002,600 (or 28,752,600 if the underwriter’s over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 20,000,000 shares (or 23,000,000 if the underwriter’s over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,002,600 (or 5,752,600 if the underwriter’s over-allotment option is exercised in full) shares and all 12,750,000 private placement warrants (or 14,100,000 private placement warrants if the underwriter’s over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of our Class A common stock and Class B common stock and private placement warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “—Registration Rights.”
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a

DESCRIPTION OF SECURITIES

sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriter exercises its over-allotment option in full); or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of our Class A common stock issuable upon the exercise of the private placement warrants or exchange of the founder shares issued upon exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon exchange of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale (in the case of the founder shares, only after they become exchangeable for shares of our Class A common stock). The holders of these securities, having at least $25 million in the aggregate, are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of Securities
We have been approved to list our units, Class A common stock and warrants on the NYSE under the symbols “TGR.U,” “TGR” and “TGR.WS,” respectively. We expect that our units will be listed on the NYSE on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately and as a unit on the NYSE. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of Class A common stock and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and warrant components of the unit. As a result, the discussion below with respect to actual holders of Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that comprise the units).
This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A common stock and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.
This discussion does not address the U.S. federal income tax consequences to our sponsor, officers or directors, or to holders of private placement warrants. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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banks, financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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except as specifically described below, persons that actually or constructively own five percent or more (by vote or value) of our shares;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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tax-exempt entities;

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controlled foreign corporations;

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passive foreign investment companies; and

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partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if  (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules mentioned above) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently imposed at a rate of 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-half of one warrant to acquire one share of our Class A common stock and, by purchasing a unit, you will agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-half of one warrant should be the stockholder’s tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of Class A common stock and the one-half of one warrant based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Class A common stock and warrants comprising units and the combination of two halves of a warrant into a single warrant should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the units, shares of Class A common stock, and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for U.S. federal income tax purposes.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if  (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a U.S. holder that is treated as a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then corporate U.S. holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.
Upon a sale or other taxable disposition of our Class A common stock or warrants (which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrants based upon the then relative fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.
Redemption of Class A Common Stock.
In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities—Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction (such open market purchase of Class A common stock by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as described in the following paragraph) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A common stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of the Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption of any Class A common stock will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
U.S. holders who actually or constructively own five percent (or, if our Class A common stock are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.
Possible Constructive Distributions.
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “U.S. Holders—Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Exercise, Lapse or Redemption of a Warrant.
A U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Class A common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having a value equal to the exercise price for the total number of exercised warrants. In such case, the U.S. holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. In this case, a U.S. holder’s aggregate tax basis in the Class A common stock received would equal the sum of the U.S. holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. In either case, it is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends (including constructive dividends) paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, Class A common stock or warrants who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

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a foreign corporation; or

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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, Class A common stock or warrants. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions.
In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by us or the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.
A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within the required time period, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:
➤
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

➤
we are or have been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. holder’s holding period for the applicable security, except, in the case where shares of our Class A common stock are “regularly traded on an established securities market” (within the meaning of the Treasury Regulations, referred to herein as “regularly traded”), the Non-U.S. holder (i) has owned, directly or constructively, at all times within the shorter of the five-year period preceding the disposition of the Class A common stock or such Non-U.S. holder’s holding period for such Class A common stock, 5% or less of our Class A common stock or (ii) has owned, directly or constructively, at all times within the shorter of the five-year period preceding the disposition of the warrants or such Non-U.S. holder’s holding period for such warrants, 5% or less of the total fair market value of our warrants, provided our warrants are considered to be regularly traded. It is unclear how the rules for determining the 5% threshold for this purpose would be applied with respect to our Class A common stock and warrants, including how a Non-U.S. holder’s ownership of warrants impacts the 5% threshold determination with respect to its Class A common stock and whether the 5% threshold determination with respect to our warrants must be made with or without reference to the private placement warrants. In addition, special rules may apply in the case of a disposition of warrants if our Class A common stock is considered to be regularly traded, but the warrants are not considered to be regularly traded. We can provide no assurance as to our future status as a United States real property holding corporation or as to whether our Class A common stock or warrants will be considered to be regularly traded. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower applicable treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a “United States real property holding corporation” in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Redemption of Class A Common Stock.
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” or pursuant to our purchase of a U.S. holder’s Class A common stock in an open market transaction generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “U.S.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable. Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Class A common stock unless special procedures are available to Non-U.S. holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A Non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.
Possible Constructive Distributions.
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent through a sale of a portion of the Non-U.S. holder’s shares of Class A common stock, warrants or other property held or controlled by us or the applicable withholding agent on behalf of the Non-U.S. holder or might be withheld from distributions or proceeds subsequently paid or credited to the Non-U.S. holder.
Exercise, Lapse or Redemption of a Warrant.
The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. holder’s warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. holder’s warrants, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under the heading “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” depending on such characterization.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of dividends (including constructive dividends) and the proceeds from a sale or other disposition of our units, shares of Class A

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus, we have agreed to sell to the underwriter named below the following number of units:
Underwriter	Number of Units
UBS Securities LLC	20,000,000
Total	20,000,000
The underwriting agreement provides that the underwriter is obligated to purchase all the units in this offering if any are purchased, other than those units covered by the over-allotment option described below.
We have granted to the underwriter a 45-day option to purchase on a pro rata basis up to 3,000,000 additional units at the initial public offering price, less the underwriting commissions. The option may be exercised only to cover any over-allotments of units.
The underwriter proposes to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $0.10 per unit.
The following table summarizes the compensation we will pay:
	Per Unit(1)		Total(1)
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting commissions paid by us	$0.55	$0.55	$11,000,000	$12,650,000

(1)
Includes $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriter’s over-allotment option is exercised in full) in the aggregate, payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released only on completion of our initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriter in connection with this offering.

We estimate that our non-reimbursed out-of-pocket expenses for this offering will be approximately $1,500,000. We have agreed that for a period of 24 months after the closing of this offering, UBS Securities LLC shall have a right of first refusal to act as capital markets advisor, placement agent, or book-running lead manager, as the case may be, in connection with any private placement of equity, equity-linked or debt (including, without limitation, asset-backed) securities of us in connection with our initial business combination. In addition, we and our sponsor have agreed to reimburse UBS for any reasonable costs incurred by UBS Securities LLC in connection with this offering, in an amount not to exceed $200,000. Additionally, we have agreed to pay for the underwriters’ fees and expenses related to the review by FINRA, which will not exceed $25,000. In addition, the underwriter has agreed to reimburse us for certain expenses we incur in connection with the offering not to exceed $1,900,000 (or $2,185,000 if the underwriter’s over-allotment option is exercised in full). The underwriter has also agreed to separately reimburse certain of our expenses in an amount not to exceed $2,100,000 (or $2,415,000, if the underwriter’s over-allotment option is exercised in full) on the date, if any, on which the Trustee pays the deferred commissions to the underwriter in accordance with the underwriting agreement.
The underwriter has informed us that it does not intend to make sales to discretionary accounts.
We, our sponsor and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of UBS Securities LLC for a period of 180 days after the date of this prospectus, any units, warrants, shares of Class A common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional units to cover the underwriter’s over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the warrants and the founder shares; and (4) issue securities in connection

UNDERWRITING

with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). UBS Securities LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
The founder shares, private placement warrants and any shares of our Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to a letter agreement entered into by our sponsor, directors, officers and us. This letter agreement provides that the founder shares, and any shares of our Class A common stock acquired upon exchange of founder shares, may not be transferred, assigned or sold until the earlier of  (x) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property except with respect to permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares.
The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).
We have agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.
Our units have been approved for listing on the NYSE under the symbol “TGR.U.” We expect that our Class A common stock and warrants will be listed on the NYSE, under the symbols “TGR” and “TGR.WS,” respectively, once the Class A common stock and warrants begin separate trading.
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriter. The determination of our per-unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.
If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months, if the sponsor exercises its extension options), the trustee and the underwriter have agreed that (1) the underwriter will forfeit any rights or claims to its deferred underwriting commissions, including any accrued interest thereon, then in the trust account; and (2) the deferred underwriting commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to pay taxes of the company or Opco, to the public stockholders.
In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.
➤
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

UNDERWRITING

➤
Over-allotment involves sales by the underwriter of units in excess of the number of units the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriter is not greater than the number of units that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

➤
Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriter sells more units than could be covered by the over-allotment option (a naked short position), the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NYSE or otherwise and, if commenced, may be discontinued at any time.
Other than the right of first refusal described above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, but we may do so at our discretion. However, the underwriter may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter during the 180-day period preceding the required filing date through the 60-day period following the effective date of the offering, unless such payment would not be deemed underwriter’s compensation in connection with this offering, and we may pay the underwriter of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriter or its affiliates that provide these services to us may have a potential conflict of interest given that the underwriter is entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified time frame.
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.
Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
A prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute

UNDERWRITING

prospectuses electronically. The underwriter may agree to allocate a number of units to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.
The units are offered for sale in the United States, Europe, Asia and other jurisdictions where it is lawful to make such offers.
The underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.
Capital markets advisor
Tudor, Pickering, Holt & Co. Securities, LLC (“TPH”) is acting as our capital markets advisor in connection with the initial public offering and initial business combination. As capital markets advisor, TPH’s services include advising us on various matters in connection with this offering and the initial business combination. TPH is not acting as an underwriter in connection with this offering and, accordingly, it is neither purchasing securities nor offering securities to the public in connection with this offering. We or an affiliate of our sponsor will pay TPH a fee of up to $200,000 in its capacity as capital markets advisor at the closing of this offering.
EUROPEAN ECONOMIC AREA
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), each underwriter represents and agrees that no units have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant Member State at any time in accordance with the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the manager for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
No units will be made available to retail investors in the EEA within the meaning of the PRIIPs Regulation. The issuer is not a PRIIP manufacturer under the PRIIPs Regulation and no underwriter is, or will hold itself out to be, a “person selling a PRIIP” as such expression is defined in the PRIIPs Regulation. No units have been offered or will be offered in circumstances in which a Key Information Document is required to be published in accordance with the PRIIPs Regulation.
For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for any units, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and the expression “PRIIPs Regulation” means Regulation (EU) 1286/2014.
NOTICE TO INVESTORS IN THE UNITED KINGDOM
In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units

UNDERWRITING

which has been approved by the competent authority in the United Kingdom in accordance with the UK Prospectus Regulation, except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
No units will be made available to retail investors in the UK within the meaning of the UK PRIIPs Regulation. The issuer is not a PRIIP manufacturer under the UK PRIIPs Regulation and no underwriter is, or will hold itself out to be, a “person selling a PRIIP” as such expression is defined in the UK PRIIPs Regulation. No units have been offered or will be offered in circumstances in which a Key Information Document is required to be published in accordance with the UK PRIIPs Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the Prospectus (Amendment etc) (EU Exit) Regulations 2019, and the expression “UK PRIIPs Regulation” means Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the Packaged Retail and Insurance-based Investment Products (Amendment) (EU Exit) Regulations 2019.
The underwriter represents, warrants and agrees as follows:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)
it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

NOTICE TO PROSPECTIVE INVESTORS IN ITALY
The offering of the common shares has not been registered pursuant to Italian securities legislation and, accordingly, no common shares may be offered, sold or delivered, nor may copies of this offering memorandum or of any other document relating to the common shares be distributed in the Republic of Italy, except:
1.
to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter (b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”); or

2.
in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of the Regulation No. 11971.

Any offer, sale or delivery of the common shares or distribution of copies of this offering memorandum or any other document relating to the common shares in the Republic of Italy under (1) or (2) above must be:
➤
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of

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October 29, 2007 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”); and
➤
in compliance with Article 129 of the Banking Act, as amended, and implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

➤
in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

NOTICE TO RESIDENTS OF JAPAN
The underwriter will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
NOTICE TO PROSPECTIVE INVESTORS IN AUSTRALIA
No prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the units may only be made to persons who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the units without disclosure to investors under Chapter 6D of the Corporations Act.
In addition, the shares of Class A common stock and warrants (including any shares issued on the exercise of the warrants) must not be offered for sale in Australia in the period of 12 months after the respective date of issue, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares of Class A common stock and warrants (including any shares issued on the exercise of the warrants) must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
NOTICE TO INVESTORS IN THE UNITED ARAB EMIRATES (UAE)
Notice to persons in the onshore UAE
In accordance with the 2017 Promotion and Introduction Regulations (as emended) of the UAE Securities and Commodities Authority (SCA), our shares may only be promoted and offered in the UAE (excluding the Dubai International Financial Centre (DIFC) and the Abu Dhabi Global Market (ADGM)) without the prior approval of the SCA where the promotion is directed to: (i) the UAE federal government and local governments, governmental institutions and authorities; (ii) companies fully owned by any of the aforementioned; (iii) international bodies and organizations; (iv) entities licensed by the SCA or equivalent regulatory authority; (v) a corporate person who meets, at the date of its last financial statements, at

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least two of the following requirements: (1) total assets of AED (75) million; (2) net annual revenues of AED (150) million; and (3) has net owner equity or paid-up capital of AED (7) million; or (vi) following a ‘reverse’ (i.e. unsolicited) enquiry by an investor. Further, this document does not constitute a public offer of our shares in the UAE (excluding the DIFC and the ADGM) and is not intended to be a public offer. The SCA has not verified this document or other documents in connection with out shares and the SCA may not be held liable for the accuracy or completeness of the information in this document. Our shares may be illiquid or subject to restrictions on their resale. Prospective investors should conduct their own due diligence on our shares. If you do not understand the contents of this document you should consult an authorized financial advisor.
Notice to persons in the Abu Dhabi Global Market (ADGM) in the UAE
This offer document is an ‘Exempt Offer’, in accordance with the ‘Market Rules’ of the ADGM Financial Services Regulatory Authority. This ‘Exempt Offer’ document is intended for distribution only to persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any document in connection with ‘Exempt Offers’. The ADGM Financial Services Regulatory Authority has not approved this ‘Exempt Offer’ document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this Exempt Offer related may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this ‘Exempt Offer’ document you should consult an authorized financial advisor. For the purposes of this financial-promotion restriction in the Financial Services and Markets Regulation of the ADGM, this offer document constitutes an ‘Exempt Communication’ or is not otherwise subject to that restriction. Where applicable, it is intended for distribution only to person of a type specified in the relevant ‘Exempt Communication’. It must not be delivered to, or relied on by, any other person,
Notice to persons in the Dubai International Financial Centre (DIFC) in the UAE
This document relates to an ‘Exempt Offer’, in accordance with the Market Rules of the Dubai Financial Services Authority (DFSA). This document is intended for distribution only to persons of a type specified in the Market Rules. It must not be delivered to, or relied on, by any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with ‘Exempt Offers’. The DFSA has not approved this document not taken steps to verify the information set out in it, and has no responsibility for it. Our shares may be illiquid and/or subject to restrictions on their re-sale. Prospective purchasers of our shares should conduct their own due diligence on them. If you do not understand the contents of this document you should consult an authorized financial adviser. For the purposes of the financial-promotion restriction in the Regulatory Law 2004 (as amended) of the DIFC, this offer document constitutes an ‘Exempt Financial Promotion’ or is not otherwise subject to that restriction. Where applicable, it is intended for distribution only to persons of a type specified in the relevant ‘Exempt Communication’. It must not be delivered to, or relied on by, any other person.
NOTICE TO PROSPECTIVE INVESTORS IN QATAR
The units described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar (including the Qatar Financial Centre) in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority, the Qatar Central Bank, Qatar Financial Centre Regulatory Authority or any other relevant Qatar governmental body or securities exchange and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
NOTICE TO RESIDENTS OF HONG KONG
The underwriter and each of its affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance

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or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
NOTICE TO RESIDENTS OF SINGAPORE
This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
NOTICE TO RESIDENTS OF GERMANY
Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier- Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.
NOTICE TO RESIDENTS OF FRANCE
The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.
NOTICE TO RESIDENTS OF THE NETHERLANDS
Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such

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Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.
NOTICE TO PROSPECTIVE INVESTORS IN THE CAYMAN ISLANDS
No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our units.
NOTICE TO CANADIAN RESIDENTS
Resale restrictions
The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of canadian purchasers
By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
➤
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

➤
the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

➤
where required by law, the purchaser is purchasing as principal and not as agent; and

➤
the purchaser has reviewed the text above under “Resale Restrictions.”

Conflicts of interest
Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory rights of action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of legal rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

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Taxation and eligibility for investment
Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
White & Case LLP, Houston, Texas, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Proskauer Rose LLP, New York, New York, is acting as counsel to the underwriter.
EXPERTS
The consolidated balance sheet of Kimbell Tiger Acquisition Corporation as of May 12, 2021, and the related consolidated statements of operations, changes in stockholder’s deficit and cash flows for the period from April 9, 2021 (inception) through May 12, 2021, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the May 12, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s working capital deficit raises substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 (File No. 333-258260) under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Report of independent registered public accounting firm
To the Stockholder and Board of Directors
Kimbell Tiger Acquisition Corporation:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Kimbell Tiger Acquisition Corporation and subsidiary (the Company) as of May 12, 2021, the related consolidated statements of operations, stockholder’s deficit, and cash flows for the period from April 9, 2021 (inception) through May 12, 2021, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 12, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2021.
Dallas, Texas
June 11, 2021, except for Notes 6 and 7, as to which the date is July 29, 2021

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED BALANCE SHEET
May 12, 2021
ASSETS
Current assets
Cash	$26,000
Deferred offering costs associated with proposed public offering	261,078
Total current assets	$287,078
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities
Accounts payable to related party	7,983
Accrued expenses	405,955
Total current liabilities	$413,938
Commitments and contingencies (Note 5)
Stockholder’s deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value, 225,000,000 shares authorized, 2,500 shares issued and outstanding	—
Class B common stock, $0.0001 par value, 25,000,000 shares authorized, 5,750,100 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(146,981)
Total Kimbell Tiger Acquisition Corporation deficit	(121,981)
Non-controlling interest in subsidiary	(4,879)
Total stockholder’s deficit	(126,860)
Total liabilities and stockholder’s deficit	$287,078

(1)
This number includes up to 750,000 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
For the period from April 9, 2021 (inception) through May 12, 2021
General and administrative expenses	$152,860
Loss before non-controlling interest and income taxes	(152,860)
Income tax expense	—
Net loss	(152,860)
Net loss attributable to non-controlling interest in subsidiary	5,879
Net loss attributable to Kimbell Tiger Acquisition Corporation	(146,981)
Weighted average shares outstanding of Class A common stock	2,500
Basic and diluted net income per share, Class A	(59)
Weighted average shares outstanding of Class B common stock(1)	5,750,100
Basic and diluted net loss per share, Class B	(0)

(1)
This number excludes up to 750,000 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
For the period from April 9, 2021 (inception) through May 12, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Non- controlling Interest in subsidiary	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance—April 9, 2021 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of Class A and Class B common stock to Sponsor	2,500	—	5,750,100	575	24,425	—	—	25,000
Issuance of Units in Opco to Sponsor	—	—	—	—	—	—	1,000	1,000
Net loss	—	—	—	—	—	(146,981)	(5,879)	(152,860)
Balance—May 12, 2021	2,500	$—	5,750,100	$575	$24,425	$(146,981)	$(4,879)	$(126,860)
The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from April 9, 2021 (inception) through May 12, 2021
Cash Flows from Operating Activities
Net loss	$(152,860)
Changes in operating assets and liabilities:
Deferred offering costs associated with proposed public offering	(261,078)
Accrued expenses	413,938
Net cash used in operating activities	—
Cash Flows from Financing Activities
Contributions from Class A and Class B stockholder	25,000
Contributions from non-controlling interest owner	1,000
Net cash provided by financing activities	26,000
Net change in cash	26,000
Cash—beginning of the period	—
Cash—end of the period	$26,000
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$261,078
The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements
Note 1—Description of Organization, Business Operations and Basis of Presentation
Kimbell Tiger Acquisition Corporation is a blank check company incorporated in Delaware on April 9, 2021. As used herein, “the Company” or “TGR” refer to Kimbell Tiger Acquisition Corporation and its majority-owned and controlled operating subsidiary, Kimbell Tiger Operating Company, LLC (the “Opco”), unless the context indicates otherwise. The Company is formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of May 12, 2021, the Company had not commenced any operations. All activity for the period from April 9, 2021 (inception) through May 12, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Kimbell Tiger Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit, and the sale of warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of  $1.00 per Private Placement Warrant in private placements to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one share of TGR’s Class A common stock or, in certain circumstances, one Class A Unit of Opco together with a corresponding number of shares of TGR’s non-economic Class B common stock.
Following the Proposed Public Offering, the Public Stockholders (as defined below) will hold a direct economic equity ownership interest in TGR in the form of shares of Class A common stock, and an indirect ownership interest in Opco through TGR’s ownership of Class A Units of Opco. By contrast, the Initial Stockholders of the Company (as defined below) will own direct economic interests in Opco in the form of Class B Units and a corresponding non-economic voting equity interest in TGR in the form of shares of Class B common stock.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in Trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-business combination company controls 50% or more of the voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including a portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. Unless otherwise stated herein, the term “Public Shares” includes the 2,500 shares of Class A common stock, par value $0.0001 per share, of the Company held by the Sponsor. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Amended and Restated Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (or 27 months if an agreement in principle event has occurred) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by Kimbell Tiger Acquisition Corporation), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed (i) that any Founder Shares held by them will not be entitled to redemption rights, and they will waive any such

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

redemption rights for any Public Shares held by them, in connection with the completion of the initial Business Combination, (ii) that any Founder Shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any Public Shares held by them, in connection with a stockholder vote to amend our amended and restated certificate of incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company have not consummated the initial Business Combination within the Combination Period, (iii) that any Founder Shares held by them are subject to forfeiture, and thus will not be entitled to liquidating distributions from the Trust Account, and they will waive any such rights to liquidating distributions for any Founder Shares, if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period), and (iv) in certain limited circumstances the Class B Units of Opco will have more limited rights to current or liquidating distributions from the Company.
The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and subsequently liquidates and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.00 per Public Share or Class A Unit of Opco not held by TGR and (ii) the actual amount per Public Share or Class A Unit of Opco not held by TGR held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share or Class A Unit of Opco not held by TGR due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At May 12, 2021, the Company had cash of  $26,000 and a working capital deficit of  $126,860. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a planned public offering. There is no assurance that the Company’s plans to raise capital will be successful. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis of Presentation
The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2—Summary of Significant Accounting Policies
Principles of Consolidation and Financial Statement Presentation
The consolidated financial statements include the accounts of the Company and its majority-owned and controlled operating subsidiary after elimination of all intercompany transactions and balances as of May 12, 2021. The ownership interest of noncontrolling participants in the operating subsidiary is included as a separate component of stockholder’s deficit. The noncontrolling participants’ share of the net loss is included as “Net loss attributable to noncontrolling interest in subsidiary” on the accompanying consolidated statement of operations.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash
Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have any cash equivalents as of May 12, 2021.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Stock Compensation Expense
The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation—Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.
The Company’s Class B ordinary shares and Class B units of Opco were granted subject to a performance condition, namely the occurrence of a Business Combination. This market condition is considered in determining the grant date fair value of these instruments using a closed form barrier option model. Compensation expense related to the Class B common stock of the Company and units of Opco is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized during the period from April 9, 2021 (inception) to May 12, 2021.
Net Loss Per Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares at May 12, 2021 were reduced for the effect of an aggregate of 750,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). At May 12, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of May 12, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of May 12, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
As of May 12, 2021 there was a deferred tax asset of  $30,866 related to the net operating loss generated, offset by a valuation allowance of  $30,866 as a result of the uncertainty of the realization of the tax benefit of the net operating loss carryforward prior to expiration. The effective tax rate used to calculate the deferred tax asset was 21%.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale a number of Units at a purchase price of  $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of TGR’s Class A common stock at a price of  $11.50 per share, subject to adjustment (see Note 6).
The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to a specified number of additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
The Company will use the proceeds it receives from the Proposed Public Offering to purchase Class A Units and warrants in Opco. Opco will deposit the proceeds into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee and will use a specified amount of such proceeds to pay expenses in connection with the closing of the Proposed Public Offering and for working capital following the Proposed Public Offering. The proceeds to be placed in the trust account include a specified amount in deferred underwriting discounts and commissions.
Note 4—Related Party Transactions
Accounts Payable
An affiliate of the Sponsor paid $7,983 of expenses on the Company’s behalf, which have not been reimbursed. The Company expects to reimburse affiliates periodically.
Founder Shares
In May 2021, the Sponsor paid $25,000 to cover certain expenses of the Company in exchange for issuance of  (i) 5,750,100 shares of TGR’s Class B common stock, par value $0.0001 per share, and (ii) 2,500 shares of TGR’s Class A common stock, par value $0.0001 per share. Upon a liquidation of Opco, distributions generally will be made to the holders of Opco Units on a pro rata basis, subject to certain limitations with respect to the Class B Units of Opco, including that, prior to the completion of the initial business combination, such Class B Units will not be entitled to participate in a liquidating distribution.
Also in May 2021, TGR paid $25,000 to Opco in exchange for issuance of 2,500 Class A Units of Opco. In May 2021, the Sponsor received 100 Class A Units of Opco in exchange for $1,000 and 5,750,000 Class B Units of Opco (which are profits interest units only) (up to 750,000 of which (together with a corresponding number of TGR's Class B Common Stock held by the Sponsor) are subject to forfeiture, depending on the extent to which the underwriters' over-allotment option is exercised) for no consideration.
The Company refers to the 5,750,000 shares of Class B common stock and corresponding number of Class B Units of Opco (or the Class A Units of Opco into which such Class B Units will convert) collectively as the “Founder Shares”. The Founder Shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of Class B

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

common stock, which together will be exchangeable for shares of TGR’s Class A common stock after the time of the initial Business Combination on a one-for-one basis, subject to adjustment as provided herein.
The Initial Stockholders have agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s stockholders prior to the Proposed Public Offering at 20.0% of the Company’s total outstanding equity upon the consummation of the Proposed Public Offering (excluding the shares of Class A common stock issuable upon exercise of the warrants).
The Class B Units of Opco will convert into Class A Units of Opco in connection with the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. The Founder Shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of Class B common stock, which together will be exchangeable for shares of Class A common stock after the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to the closing of the Business Combination, the number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted (unless the holders of a majority of the outstanding Founder Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon exchange of all Founder Shares will equal, in the aggregate, on an as-exchanged basis, 20% of the sum of the total outstanding shares of TGR’s common stock upon completion of the Proposed Public Offering, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination). In addition, the number of outstanding shares of Class B common stock will be adjusted through a stock split or stock dividend so that the total number of outstanding shares of Class B common stock corresponds to the total number of Class A Units of Opco outstanding (other than those held by TGR) plus the total number of Class A Units Opco into which the Class B Units of Opco are entitled to convert.
The Initial Stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares held by them (and any shares of Class A common stock acquired upon exchange of Founder Shares) until one year after the date of the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
The Sponsor expects to purchase Private Placement Warrants at a price of  $1.00 per Private Placement Warrant in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for a price of  $11.50 to purchase one share of TGR’s Class A common stock or, in certain circumstances, one Class A Unit of Opco together with a corresponding number of shares of TGR’s non-economic Class B common stock. A portion of the proceeds from the sale of the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

With certain limited exceptions, the Private Placement Warrants and the securities underlying such warrants will not be transferable, assignable or saleable until 30 days after the completion of the initial Business Combination.
Related Party Loans
The Sponsor expects to agree to loan the Company an amount sufficient to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan will be non-interest bearing and payable on the earlier of June 30, 2022 or the completion of the Proposed Public Offering.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, a portion of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of  $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
The Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or their affiliates.
Note 5—Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the registration of such securities.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to a specified amount of additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. The underwriters will be entitled to an underwriting discount of  $0.20 per Unit, payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of  $0.35 per Unit. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6—Stockholder’s Deficit
Class A Common Stock—The Company is authorized to issue 225,000,000 shares of Class A common stock with a par value of  $0.0001 per share. As of May 12, 2021, there were 2,500 shares of Class A common stock issued or outstanding.
Class B Common Stock—The Company is authorized to issue 25,000,000 shares of Class B common stock with a par value of  $0.0001 per share. As of May 12, 2021, there were 5,750,100 shares of Class B common stock issued and outstanding, of which an aggregate of up to 750,000 shares of Class B common stock are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock will have one vote on all such matters.
Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of May 12, 2021, there were no shares of preferred stock issued or outstanding.
Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC and have an effective registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of the Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
The warrants have an exercise price of  $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.
Redemption of warrants when our Class A common stock equals or exceeds $18.00 per share:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:
➤
in whole and not in part;

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

➤
at a price of  $0.01 per warrant;

➤
upon a minimum of 30 days’ prior written notice of redemption; and

➤
if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If the Company calls the warrants for redemption for cash as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through July 29, 2021, the date that the consolidated financial statements were available to be issued. On July 20, 2021, the Company executed an unsecured promissory note with our Sponsor whereas the Sponsor has agreed to loan the Company up to $300,000 to be used for a portion of the expenses related to the Proposed Public Offering. This note is non-interest bearing and matures on the earlier of June 30, 2022 or the consummation date of the Proposed Public Offering. As of July 29, 2021, we had borrowed $100,000 under the note.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED BALANCE SHEET
	September 30, 2021	May 12, 2021
ASSETS
Current assets
Cash	$26,000	$26,000
Deferred offering costs associated with proposed public offering	577,873	261,078
Total current assets	$603,873	$287,078
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Promissory note payable to related party	$277,057	$7,983
Accrued expenses	652,116	405,955
Total current liabilities	929,173	413,938
Commitments and contingencies (Note 5)
Stockholder’s equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 2,500 shares issued and outstanding(1)	—	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,750,100 shares issued and outstanding(1)	575	575
Additional paid-in capital	24,425	24,425
Accumulated deficit	(337,789)	(146,981)
Total Kimbell Tiger Acquisition Corporation equity	(312,789)	(121,981)
Non-controlling interest in subsidiary	(12,511)	(4,879)
Total stockholder’s equity	(325,300)	(126,860)
Total liabilities and stockholder’s equity	$603,873	$287,078
The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
For the period from May 13, 2021 through September 30, 2021
General and administrative expenses	$198,440
Net loss	(198,440)
Net loss attributable to non-controlling interest in subsidiary	7,632
Net loss attributable to Kimbell Tiger Acquisition Corporation	$(190,808)
Weighted average shares outstanding of Class A common stock	2,500
Basic and diluted net income per share, Class A	(76)
Weighted average shares outstanding of Class B common stock(1)	5,750,100
Basic and diluted net loss per share, Class B	(0)
The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
For the period from May 13, 2021 through September 30, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interest	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount
Balance—May 12, 2021	2,500	$—	5,750,100	$575	$24,425	$(146,981)	$(4,879)	$(126,860)
Issuance of Class A and Class B common stock to Sponsor(1)	—	—	—	—	—	—	—	—
Issuance of Units in Opco to Sponsor	—		—	—	—	—	—	—
Net loss	—	—	—	—		(190,808)	(7,632)	(198,440)
Balance September 30, 2021	2,500	$—	5,750,100	$575	$24,425	$(337,789)	$(12,511)	$(325,300)
The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from Ma y 13, 2021 through September 30, 2021
Cash Flows from Operating Activities
Net loss	$(198,440)
Changes in operating assets and liabilities:
Deferred offering costs associated with proposed public offering	(316,795)
Promissory note payable to related party and accrued expenses	515,235
Net cash used in operating activities	—
Cash Flows from Financing Activities
Contributions from Class A and Class B stockholder	—
Contributions from non-controlling interest owner	—
Net cash provided by financing activities	—
Net change in cash	—
Cash—beginning of the period	26,000
Cash—end of the period	$26,000
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$577,873
The accompanying notes are an integral part of these financial statements.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements
Note 1—Description of Organization, Business Operations and Basis of Presentation
Kimbell Tiger Acquisition Corporation is a blank check company incorporated in Delaware on April 9, 2021. As used herein, “the Company” or “TGR” refer to Kimbell Tiger Acquisition Corporation and its majority-owned and controlled operating subsidiary, Kimbell Tiger Operating Company, LLC (the “Opco”), unless the context indicates otherwise. The Company is formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from May 13, 2021 through September 30, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Kimbell Tiger Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit, and the sale of warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of  $1.00 per Private Placement Warrant in private placements to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one share of TGR’s Class A common stock or, in certain circumstances, one Class A Unit of Opco together with a corresponding number of shares of TGR’s non-economic Class B common stock.
Following the Proposed Public Offering, the Public Stockholders (as defined below) will hold a direct economic equity ownership interest in TGR in the form of shares of Class A common stock, and an indirect ownership interest in Opco through TGR’s ownership of Class A Units of Opco. By contrast, the Initial Stockholders of the Company (as defined below) will own direct economic interests in Opco in the form of Class B Units and a corresponding non-economic voting equity interest in TGR in the form of shares of Class B common stock.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in Trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-business combination company controls 50% or more of the voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount initially equal to at least $10.20 per Unit sold in the Proposed Public Offering, including a portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. Unless otherwise stated herein, the term “Public Shares” includes the 2,500 shares of Class A common stock, par value $0.0001 per share, of the Company held by the Sponsor. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Amended and Restated Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
If the Company is unable to complete a Business Combination within 18 months from the closing of the Proposed Public Offering (or up to 24 months, if the sponsor exercises its extension options) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and Class A Units of Opco (other than those held by Kimbell Tiger Acquisition Corporation), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed (i) that any Founder Shares and Sponsor Shares held by them will not be entitled to redemption rights, and they

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

will waive any such redemption rights for any Public Shares held by them, in connection with the completion of the initial Business Combination, (ii) that any Founder Shares and Sponsor Shares held by them will not be entitled to redemption rights, and they will waive any such redemption rights for any Public Shares held by them, in connection with a stockholder vote to amend our amended and restated certificate of incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company have not consummated the initial Business Combination within the Combination Period, (iii) that any Founder Shares held by them are subject to forfeiture, and thus will not be entitled to liquidating distributions from the Trust Account, and they will waive any such rights to liquidating distributions for any Founder Shares, if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period), and (iv) in certain limited circumstances the Class B Units of Opco will have more limited rights to current or liquidating distributions from the Company.
The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and subsequently liquidates and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.20 per Public Share or Class A Unit of Opco not held by TGR and (ii) the actual amount per Public Share or Class A Unit of Opco not held by TGR held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share or Class A Unit of Opco not held by TGR due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At September 30, 2021, the Company had cash of  $26,000 and a working capital deficit of  $325,300. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a planned public offering. There is no assurance that the Company’s plans to raise capital will be successful. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis of Presentation
The accompanying consolidated financial statements are unaudited and do not include all the information and disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for complete financial statements. All adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

notes for the period ended May 12, 2021. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2—Summary of Significant Accounting Policies
Principles of Consolidation and Financial Statement Presentation
The consolidated financial statements include the accounts of the Company and its majority-owned and controlled operating subsidiary after elimination of all intercompany transactions and balances as of September 30, 2021. The ownership interest of noncontrolling participants in the operating subsidiary is included as a separate component of stockholder’s deficit. The noncontrolling participants’ share of the net loss is included as “Net loss attributable to noncontrolling interest in subsidiary” on the accompanying consolidated statement of operations.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash
Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have any cash equivalents as of September 30, 2021.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Stock Compensation Expense
The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation—Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.
The Company’s Class B ordinary shares and Class B units of Opco were granted subject to a performance condition, namely the occurrence of a Business Combination. This market condition is considered in determining the grant date fair value of these instruments using a closed form barrier option model. Compensation expense related to the Class B common stock of the Company and units of Opco is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized during the period from May 13, 2021 to September 30, 2021.
Net Loss Per Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares at September 30, 2021 were reduced for the effect of an aggregate of 750,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). At September 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
As of September 30, 2021, there was a deferred tax asset of  $70,936 related to the net operating loss generated, offset by a valuation allowance of  $70,936 as a result of the uncertainty of the realization of the tax benefit of the net operating loss carryforward prior to expiration. The effective tax rate used to calculate the deferred tax asset was 21%.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale a number of Units at a purchase price of  $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of TGR’s Class A common stock at a price of  $11.50 per share, subject to adjustment (see Note 6).
The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to a specified number of additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
The Company will use the proceeds it receives from the Proposed Public Offering to purchase Class A Units and warrants in Opco. Opco will deposit the proceeds into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee and will use a specified amount of such proceeds to pay expenses in connection with the closing of the Proposed Public Offering and for working capital following the Proposed Public Offering. The proceeds to be placed in the trust account include a specified amount in deferred underwriting discounts and commissions.
Note 4—Related Party Transactions
Founder Shares
In May 2021, the Sponsor paid $25,000 to cover certain expenses of the Company in exchange for issuance of  (i) 5,750,100 shares of TGR’s Class B common stock, par value $0.0001 per share, and (ii) 2,500 shares of TGR’s Class A common stock, par value $0.0001 per share. Upon a liquidation of Opco, distributions generally will be made to the holders of Opco Units on a pro rata basis, subject to certain limitations with respect to the Class B Units of Opco, including that, prior to the completion of the initial business combination, such Class B Units will not be entitled to participate in a liquidating distribution.
Also in May 2021, TGR paid $25,000 to Opco in exchange for issuance of 2,500 Class A Units of Opco. In May 2021, the Sponsor received 100 Class A Units of Opco in exchange for $1,000 and 5,750,000 Class B Units of Opco (which are profits interest units only) (up to 750,000 of which (together with a corresponding number of TGR's Class B Common Stock held by the Sponsor) are subject to forfeiture, depending on the extent to which the underwriters' over-allotment option is exercised) for no consideration.
The Company refers to the 5,750,000 shares of Class B common stock and corresponding number of Class B Units of Opco (or the Class A Units of Opco into which such Class B Units will convert) collectively as the “Founder Shares”. The Founder Shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of Class B

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

common stock, which together will be exchangeable for shares of TGR’s Class A common stock after the time of the initial Business Combination on a one-for-one basis, subject to adjustment as provided herein.
The Initial Stockholders have agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s stockholders prior to the Proposed Public Offering at 20.0% of the Company’s total outstanding equity upon the consummation of the Proposed Public Offering (excluding the shares of Class A common stock issuable upon exercise of the warrants).
The Class B Units of Opco will convert into Class A Units of Opco in connection with the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. The Founder Shares consist of Class B Units of Opco (and any Class A Units of Opco into which such Class B Units are converted) and a corresponding number of shares of Class B common stock, which together will be exchangeable for shares of Class A common stock after the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to the closing of the Business Combination, the number of Class A Units of Opco into which the Class B Units of Opco will convert may be adjusted (unless the holders of a majority of the outstanding Founder Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon exchange of all Founder Shares will equal, in the aggregate, on an as-exchanged basis, 20% of the sum of the total outstanding shares of TGR’s common stock upon completion of the Proposed Public Offering, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination). In addition, the number of outstanding shares of Class B common stock will be adjusted through a stock split or stock dividend so that the total number of outstanding shares of Class B common stock corresponds to the total number of Class A Units of Opco outstanding (other than those held by TGR) plus the total number of Class A Units Opco into which the Class B Units of Opco are entitled to convert.
The Initial Stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares held by them (and any shares of Class A common stock acquired upon exchange of Founder Shares) until one year after the date of the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
The Sponsor expects to purchase Private Placement Warrants at a price of  $1.00 per Private Placement Warrant in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for a price of  $11.50 to purchase one share of TGR’s Class A common stock or, in certain circumstances, one Class A Unit of Opco together with a corresponding number of shares of TGR’s non-economic Class B common stock. A portion of the proceeds from the sale of the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

With certain limited exceptions, the Private Placement Warrants and the securities underlying such warrants will not be transferable, assignable or saleable until 30 days after the completion of the initial Business Combination.
Related Party Loans
On July 20, 2021, the Company executed an unsecured promissory note with our Sponsor whereas the Sponsor has agreed to loan the Company up to $300,000 to be used for a portion of the expenses related to the Proposed Public Offering. This note is non-interest bearing and matures on the earlier of June 30, 2022 or the consummation date of the Proposed Public Offering. As of September 30, 2021, we had borrowed approximately $277,000 on this note.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, a portion of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of  $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
The Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or their affiliates.
Note 5—Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the registration of such securities.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to a specified amount of additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. The underwriters will be entitled to an underwriting discount of  $0.20 per Unit, payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of  $0.35 per Unit. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6—Stockholder’s Deficit
Class A Common Stock—The Company is authorized to issue 225,000,000 shares of Class A common stock with a par value of  $0.0001 per share. As of September 30, 2021, there were 2,500 shares of Class A common stock issued or outstanding.
Class B Common Stock—The Company is authorized to issue 25,000,000 shares of Class B common stock with a par value of  $0.0001 per share. As of September 30, 2021, there were 5,750,100 shares of Class B common stock issued and outstanding, of which an aggregate of up to 750,000 shares of Class B common stock are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock will have one vote on all such matters.
Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, there were no shares of preferred stock issued or outstanding.
Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC and have an effective registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of the Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
The warrants have an exercise price of  $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

KIMBELL TIGER ACQUISITION CORPORATION
Notes to the consolidated financial statements

Redemption of warrants when our Class A common stock equals or exceeds $18.00 per share:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:
➤
in whole and not in part;

➤
at a price of  $0.01 per warrant;

➤
upon a minimum of 30 days’ prior written notice of redemption; and

➤
if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If the Company calls the warrants for redemption for cash as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through January 28, 2022, the date that the consolidated financial statements were available to be issued.
On January 28, 2022, the Company amended the terms of the Proposed Public Offering to: (i) increase the amount of Private Placement Warrants to be sold in the Proposed Public Offering; (ii) increase the amount of proceeds from the Proposed Public Offering and the sale of the Private Placement Warrants that would be held in the Trust Account from $10.20 per Public Share to $10.30 per Public Share; and (iii) change the period during which the Company must complete an initial Business Combination such that the Company will have 15 months from the closing of the Proposed Public Offering to complete an initial Business Combination unless the Sponsor exercises its extension options (as described in the prospectus relating to the Proposed Public Offering).

20,000,000 Units
KIMBELL TIGER ACQUISITION CORPORATION

PROSPECTUS
February 3, 2022

UBS Investment Bank
Until February 28, 2022 (25 days after the date of this prospectus), all dealers that buy, sell, or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.